Exhibit 10.3

Intercept Pharmaceuticals, Inc.

3.50% Convertible Senior Secured Notes due 2026

FORM OF SUBSCRIPTION AGREEMENT
Dated as of August 10, 2021

The undersigned (the “Purchaser”), for itself and on behalf of the accounts (if any) listed on Exhibit B-1 hereto (“Accounts”) for whom the Purchaser holds contractual and investment authority (each, including the Purchaser if it is the party purchasing new Notes (as defined below) a “Subscriber”) hereby confirms its agreement as follows:

This Subscription Agreement and the Terms and Conditions for the Subscription of Securities, dated August 10, 2021, attached hereto as Exhibit A (the “Terms and Conditions” and, together with this Subscription Agreement, the “Agreement” or the “Subscription Agreement”) is made between Intercept Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the Purchaser.

The Company is proposing (1) a separate exchange (the “Exchange”) by the beneficial owners of certain of the Company’s convertible senior notes (the “Old Notes”) for a newly-issued series of the Company’s convertible senior secured notes due 2026 (the “New Notes”) (such New Notes issued in the Exchange, the “Exchange Consideration” and the agreements governing such Exchange, the “Exchange Agreements”) and (2) that certain of the Exchanging Holders and/or other qualified investors subscribe for and purchase from the Company up to $117,552,000 aggregate principal amount of its New Notes for cash (the “Subscription”, together with the Exchange, the “Transactions”). The New Notes will be convertible into cash, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or a combination thereof, at the Company’s election. This Agreement and the exchange or subscription agreements executed by any other exchanging holders or any other purchasers (such other exchanging or purchasing holders, “Transaction Participants”) are hereinafter sometimes collectively referred to as the “Transaction Agreements.”

The Company and the Purchaser agree that, upon the terms and subject to the conditions set forth herein, the Purchaser agrees to purchase and to cause the Subscribers to purchase the aggregate principal amount of New Notes set forth on Exhibit B-1 for an aggregate purchase price for such New Notes set forth on Exhibit B-1 (the “Cash Purchase Price” and, together with the Exchange Consideration, the “Transaction Consideration”).

At or prior to the time set forth in the Subscription Procedures set forth in Exhibit B.3 (the “Subscription Procedures”), the Purchaser shall transfer the Cash Purchase Price by wire of immediately available funds to the account of the Company designated in the Subscription Procedures. The New Notes purchased by the Purchaser will be delivered by electronic book-entry through the facilities of The Depository Trust Company (“DTC”), to an account specified by the Purchaser in Exhibit B.2 and in accordance with the terms set forth in Section 4 of these Terms and Conditions, and will be released by U.S. Bank, National Association (the “Trustee”), at the written request of the Company, to such Purchaser at the Settlement (as defined below).

All questions as to the form of all documents and the validity of the New Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

The New Notes are being offered only to institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), that are also qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act, pursuant to a private placement exemption from registration under Section 4(a)(2) of the Securities Act.

Each of the provisions of the Terms and Conditions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations, warranties, and agreements set forth therein shall be deemed to have been made at and as of the date of this Agreement. Unless otherwise defined herein, terms defined in the Terms and Conditions are used herein as therein defined.

The Agreement constitutes the entire agreement among the parties with respect to the subject matters hereof. The Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all parties hereto. This Agreement may be executed in counterparts, and delivered by email or facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed signature page of this Subscription Agreement by e-mail, facsimile or other transmission (e.g., “pdf” format) shall be effective as delivery of a manually executed counterpart hereof. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and the New York State Electronic Signatures and Records Act.

If the foregoing correctly sets forth your understanding as to the matters set forth herein, please indicate your acceptance thereof in the space provided below for that purpose and deliver a copy to the Purchaser, whereupon this Subscription Agreement shall constitute a binding agreement between the Company and the Purchaser.

2

Very truly yours,

INTERCEPT PHARMACEUTICALS, INC.

By:
Name:
Title:

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Purchaser by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:	Purchaser:

By:

Print Name:

Title:

[Signature Page to Subscription Agreement]

EXHIBIT A TO THE SUBSCRIPTION AGREEMENT

TERMS AND CONDITIONS FOR THE SUBSCRIPTION OF SECURITIES

August 10, 2021

Each of Intercept Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and the undersigned (the “Purchaser”), for itself and on behalf of the accounts (if any) listed on Exhibit B-1 hereto (“Accounts”) for whom the Purchaser holds contractual and investment authority (together with the Purchaser, the “Subscribers”) hereby confirms its agreement pursuant to that certain subscription agreement dated as of the date hereof (the “Subscription Agreement”) to which these Terms and Conditions for the Subscription of Securities (the “Terms and Conditions”) are attached as Exhibit A, as set forth in these Terms and Conditions (together, this “Agreement”) relating to the purchase of New Notes as set forth in this Agreement. Capitalized terms used but not defined in the Terms and Conditions have the meanings set forth in the Subscription Agreement.

1.         Agreement to Sell and Purchase; The New Notes; Placement Agent. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Purchaser agrees to purchase, and to cause the Subscribers to purchase, the New Notes for the Cash Purchase Price. The Company intends to enter into separately negotiated agreements similar to this Agreement with certain other Transaction Participants to complete the Transactions.

The New Notes are to be issued under a base indenture (the “Base Indenture”) and supplemental indenture (the “Supplemental Indenture”, together with the Base Indenture, the “New Notes Indenture”) in substantially the forms attached hereto as Exhibit C.1 and Exhibit C.2, respectively, each to be dated as of the Settlement Date (as defined below), by and between the Company and U.S. Bank National Association, as trustee (in the case of the Base Indenture and Supplemental Indenture) and as collateral agent (in the case of the Supplemental Indenture) (in such capacity, the “Collateral Agent”). The New Notes will be secured pursuant to the terms of the New Notes Indenture and the Security Agreement (the “Security Agreement”) in substantially the form attached hereto as Exhibit D, to be dated as of the Settlement Date, between the Company and the Collateral Agent. The New Notes will be convertible into cash, shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (the shares of Common Stock underlying the New Notes, the “Conversion Shares”) or a combination thereof, at the Company’s election, on the terms and conditions set forth in the New Notes Indenture. The New Notes will be issued to the Transaction Participants in the Transactions. The description of the New Notes is qualified in its entirety by reference to the terms of the New Notes Indenture.

The Holder acknowledges that, pursuant to an agreement between the Company and J. Wood Capital Advisors LLC (the “Placement Agent”) dated as of July 13, 2021, (the “Letter Agreement”), the Company intends to pay the Placement Agent a fee in respect of the Transactions.

2.         Representations and Warranties of the Company. The Company represents and warrants to the Subscribers that, as of the date hereof and as of the Settlement Date, other than as disclosed in any reports, schedules, forms, proxy statements, statements and other documents required to be filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or timely filed notifications of late filings for any of the foregoing (all of the foregoing filed or furnished prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, the “SEC Documents”):

(a)       The Company and each of its subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Securities Act have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, (i) have a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) prevent or materially interfere with consummation of the transactions contemplated by this Agreement, the New Notes Indenture or the New Notes or (iii) result in the delisting of shares of Common Stock from The Nasdaq Global Select Market (the “Nasdaq”).

(b)       The Company has full right, power and authority to execute and deliver this Agreement, the New Notes Indenture, the New Notes and the Security Agreement (collectively, the “Transaction Documents”) and issue and deliver the New Notes and any Common Stock issuable upon conversion of the New Notes; and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby has been duly and validly taken.

(c)       Each of the Base Indenture and the Supplemental Indenture has been duly authorized by the Company and, when executed and delivered by the Company and U.S. Bank National Association, will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

(d)       The Agreement has been duly authorized, executed and delivered by the Company.

(e)       The New Notes to be issued and delivered by the Company pursuant to the Transaction Agreements have been duly authorized by the Company and, when executed and delivered by the Company and duly authenticated in accordance with the terms of the New Notes Indenture and delivered in exchange for the Transaction Consideration as provided in the Transaction Agreements, will be duly and validly issued and outstanding and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the New Notes Indenture; the Conversion Shares have been duly authorized and validly reserved for issuance upon conversion of the New Notes, and, upon conversion of the New Notes in accordance with their terms and the terms of the New Notes Indenture, will be issued free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and free of any voting restrictions (and will be free of any restriction, pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party, upon the transfer thereof), and will be validly issued, fully paid and nonassessable.

(f)        Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents (except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect); (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority (including, without limitation, the rules and regulations of the Nasdaq), in each case, applicable to the Company, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(g)       The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated thereby, the issuance of the New Notes and any issuance of the Common Stock issuable upon conversion of the New Notes, do not (i) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (ii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority (including, without limitation, the rules and regulations of the Nasdaq), in each case, applicable to the Company, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(h)       No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Nasdaq), or approval of the stockholders of the Company, is required in connection with the issuance of the New Notes, any issuance of Common Stock upon conversion of the New Notes or the consummation of the transactions as contemplated by this Agreement, the New Notes Indenture or the New Notes, other than (i) as may be required under the securities or blue sky laws of the various jurisdictions in which the New Notes and the Common Stock are being offered or (ii) has already been obtained, or, in the case of the Nasdaq, will be completed on or prior to the Settlement Date.

(i)        There is no action, suit, proceeding, inquiry or investigation before or brought by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the SEC Documents, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(j)        The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations and applications, service mark registrations and applications, domain names, all goodwill associated with the foregoing, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other similar intellectual property rights (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as described in (and subject to the litigation described in) the SEC Documents, except (subject to the litigation described in the SEC Documents) where the failure to own or possess such rights would not reasonably be expected to have a Material Adverse Effect. Subject to the litigation described in the SEC Documents, the Company and its subsidiaries have not received any notice of any claim or infringement, misappropriation or other violation of any Intellectual Property rights of others that would reasonably be expected to have a Material Adverse Effect. Except as described in the SEC Documents: (A) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property that would reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned by or licensed to the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (C) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property rights of others that would reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim.

(k)       The Company is not and, after giving effect to the Transactions, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(l)        The Company and its subsidiaries maintain effective internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(m)      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(n)       None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is an individual or entity currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions.

(o)       Neither the Company nor any of its subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the consummation of the transactions contemplated hereby other than the Letter Agreement.

(p)       None of the Company and its subsidiaries has or will distribute prior to the later of (i) the Settlement Date (as defined below) and (ii) completion of the Transactions, any offering material (including, without limitation, content on its website, if any, that may be deemed to be offering material) in connection with the Transactions other than materials, if any, permitted or required by the Securities Act or the Exchange Act, including filings on Form 8-K or associated press releases, neither of which will be deemed to be offering material.

(q)       The New Notes, when issued, will not be of the same class (within the meaning of Rule 144A) as securities that are listed on a national securities exchange registered pursuant to Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(r)        Assuming the accuracy of the representations and warranties of each Holder executing a Transaction Agreement and their compliance with their agreements set forth therein, it is not necessary, in connection with the Transactions, in the manner contemplated by this Agreement, to register the New Notes under the Securities Act or to qualify the New Notes Indenture under the Trust Indenture Act of 1939, as amended.

(s)       The Company will reserve and keep available at all times, free of pre-emptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue any shares of Common Stock issuable upon conversion of the New Notes.

3.         Representations and Warranties of the Purchaser. The Purchaser represents, warrants and covenants to the Company as follows:

(a)       The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms hereof and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies. If the Purchaser is executing this Agreement on behalf of an Account, (i) the Purchaser has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and, bind, each Account, and (ii) Exhibit B.1 hereto is a true, correct and complete list of (A) the name of each Account and (B) the relevant aggregate principal amount of New Notes to be purchased with respect to such Account.

(b)       The execution, delivery and performance of this Agreement by the Purchaser and compliance by the Purchaser with all provisions hereof and the consummation of the transactions contemplated hereby, will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except as may be required under the securities or Blue Sky laws of the various states), (ii) constitute a breach or violation of any of the terms or provisions of, or result in a default under, (x) the organizational documents of any of the Subscribers or (y) any material indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of the Subscribers is a party or by which it is bound, or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, decision, order or decree of any court or any governmental body or agency having jurisdiction over any of the Subscribers.

(c)       The Purchaser understands that the New Notes (and the Conversion Shares) acquired by the Subscribers under this Agreement have not been registered under the Securities Act or qualified under applicable state securities laws (the “Securities Laws”). The Purchaser also understands that the New Notes (and the Conversion Shares) are being offered pursuant to exemptions from registration and qualification contained in the Securities Act and the Securities Laws based in part upon the Purchaser’s representations contained in this Agreement.

(d)       The Purchaser understands and agrees, and each subsequent holder of the New Notes issued to the Subscribers pursuant to the Transactions (and any Conversion Shares issuable upon conversion thereof) by its acceptance thereof will be deemed to agree, that the New Notes (and Conversion Shares) are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the New Notes (and Conversion Shares) have not been, and will not be, registered under the Securities Act and that (a) if it decides to offer, resell, pledge or otherwise transfer any of the New Notes or Conversion Shares, such New Notes (and Conversion Shares) may be offered, resold, pledged or otherwise transferred only (i) to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) pursuant to any other exemption from the registration requirements of the Securities Act, including Rule 144 under the Securities Act (if available), (iii) pursuant to an effective registration statement under the Securities Act (which the Company has no obligation to effect), or (iv) to the Company, or one of its subsidiaries, in each of cases (i) through (iv) in accordance with any applicable Securities Laws, and that (b) the Purchaser will, and each subsequent holder is required to, notify any subsequent purchaser of the New Notes or Conversion Shares from it of the resale restrictions referred to in (a) above and will provide the Company and the transfer agent such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions, if applicable. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available to permit a Subscriber to transfer or dispose of the New Notes (and the Conversion Shares) and that, even if available, such exemption may not allow a Subscriber to transfer all or any portion of the New Notes (and the Conversion Shares) under the circumstances, in the amounts or at the times a Subscriber might propose.

(e)       The Purchaser understands that the New Notes (and Conversion Shares) will, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144, bear a legend as set forth in the New Notes Indenture.

(f)        Each Subscriber is acquiring the New Notes in the Transactions for its own account (or the accounts listed on Exhibit B.1 hereto) for investment purposes only and not with a view to, or for resale in connection with, any distribution or public offering of the New Notes within the meaning of the Securities Act.

(g)       Each Subscriber is an institutional “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act as well as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Purchaser agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to assure compliance with U.S. federal and state securities laws in connection with the Transactions.

(h)       The Purchaser has not been apprised of the offering of the New Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(i)        The Purchaser acknowledges that the terms of the Subscription pursuant to this Agreement have been mutually negotiated between the Purchaser and the Company. The Purchaser was given a meaningful opportunity to negotiate the terms of its subscription for New Notes for the Cash Purchase Price.

(j)        The Purchaser acknowledges and agrees that it has been provided with no material regarding the Company or the New Notes other than the forms of the Base Indenture and the Supplemental Indenture, the forms of which are attached to the Subscription Agreement as Exhibit C.1 and Exhibit C.2, respectively, the Security Agreement, the form of which is attached to the Subscription Agreement as Exhibit D, and the summary of indicative terms provided to the Purchaser (which, for the avoidance of doubt, is non-binding and superseded in all respects by the New Notes Indenture and the Security Agreement), and the Purchaser has relied solely on information it deems sufficient in connection with its decision to invest in the New Notes. The Purchaser acknowledges that the Placement Agent does not take any responsibility for, and can provide no assurance as to the reliability of, any information in the SEC Documents or otherwise provided to the Purchaser regarding the Company or the New Notes. The Purchaser has requested that it not receive or otherwise be made aware of non-public information regarding the Company that may restrict its ability to trade in the Company’s securities. The Purchaser represents that it has access to all information that it believes is necessary, sufficient or appropriate in connection with its decision to participate in the Subscription and has made an independent decision to acquire the New Notes from the Company.

(k)       The Purchaser acknowledges that it and each Subscriber had a sufficient amount of time to consider whether to participate in the Transactions and that neither the Company nor the Placement Agent has placed any pressure on the Purchaser or any Subscriber to respond to the opportunity to participate in the Transactions.

(l)        No later than one (1) business day after the date hereof, the Purchaser agrees to deliver to the Company settlement instructions substantially in the form of Exhibit B.2 hereto.

(m)      The Purchaser has conducted its own investigation of the Company and the terms of the New Notes and, in conducting its examination, (a) it has not relied on the Placement Agent or on any statements or other information, written or oral, provided by the Placement Agent concerning the Company, the New Notes or the terms of the Subscription, (b) it has had access to, and has had an adequate opportunity to review, all information as it deems necessary to make its decision to participate in the Subscription and to acquire the New Notes, and (c) it has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with the decision to participate in the Subscription and to acquire the New Notes.

(n)       Each of the Subscribers:

(i)        is able to fend for itself in the transactions contemplated hereby;

(ii)       has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the New Notes;

(iii)      has considered the suitability of the New Notes as an investment in light of its own circumstances and financial condition, and each of the Subscribers is able to bear the risks associated with an investment in the New Notes; and

(iv)      has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(o)       The Purchaser acknowledges and agrees that it and each Subscriber has not disclosed, and will not disclose, to any third party any information regarding the Company or the Transactions, and that it has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Purchaser was first contacted by the Company or the Placement Agent with respect to the Transactions until after the confidential information (as described in the confirmatory email received by the Purchaser from the Placement Agent (the “Wall Cross Email”)) is made public.

(p)       Except as provided in Section 3(d) above, the Purchaser understands, covenants and agrees that the New Notes (and the Conversion Shares) may not be sold, transferred or otherwise disposed of without registration under the Securities Act, unless and until the Purchaser has furnished written evidence satisfactory to the Company to the effect that such sale, transfer or other disposition will not require registration under the Securities Act and is permissible under the Securities Laws and other applicable securities laws and regulations or that appropriate action necessary for compliance with the Securities Act, the Securities Laws and other applicable securities laws and regulations has been taken.

(q)       The Purchaser acknowledges and agrees that the Company may issue appropriate stop-transfer instructions to its transfer agent, if any, and may make appropriate notations to the same effect in its books and records to ensure compliance with the provisions of this Section.

(r)        The Purchaser understands that the Company, the Placement Agent and others will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements and agrees that if any of the representations and acknowledgements deemed to have been made by it by its participation in the Subscription and acquisition of the New Notes are no longer accurate, the Purchaser shall promptly notify the Company and the Placement Agent. The Purchaser understands that, unless the Purchaser notifies the Company in writing to the contrary before the Settlement, each of the Purchaser’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Settlement Date (as defined below), taking into account all information received by the Purchaser. If the Purchaser is acquiring the New Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

(s)       The Purchaser acknowledges and agrees that the Placement Agent has not acted as its financial advisor or fiduciary and that the Placement Agent and its respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the SEC Documents and make no representation or warranty to the Purchaser, express or implied, with respect to the Company or the New Notes or the accuracy, completeness or adequacy of the information provided to the Purchaser, the SEC Documents or any other publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Purchaser.

(t)        The Purchaser acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the New Notes, or possession or distribution of offering materials in connection with the Subscription or the issue of the New Notes (including any filing of a registration statement), in any jurisdiction outside the United States where action for that purpose is required. To the extent that any of the Subscribers is outside the United States, the Purchaser will comply with all applicable laws and regulations in each foreign jurisdiction in which it acquires New Notes or has in its possession or distributes any offering material, in all cases at its own expense.

(u)       The Purchaser confirms that it and each other Subscriber is not relying on any communication (written or oral) of the Company, the Placement Agent or any of their respective affiliates or representatives as investment advice or as a recommendation to acquire New Notes for the Cash Purchase Price. The Purchaser understands that nothing in this Agreement, information the Company has filed with and furnished to the Commission or any other materials communicated (whether oral or written) or otherwise presented to the Purchaser by the Company, the Placement Agent or any of their respective affiliates and representatives in connection with the Subscription constitutes legal, business, financial or tax advice. The Purchaser has consulted such legal, business, financial and tax advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its participation in the Subscription and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its participation in the Subscription and investment in the New Notes.

(v)       The operations of each Subscriber have been conducted in material compliance with the rules and regulations administered or conducted by OFAC applicable to such Subscriber. The Purchaser has performed due diligence necessary to reasonably determine that its beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of Sanctions, or otherwise the subject of Sanctions.

(w)      None of the Subscribers is an affiliate of the Company, nor, during the three months preceding the date of this Subscription Agreement, has any of the Subscribers been an affiliate of the Company, within the meaning of Rule 144 under the Securities Act. In that connection, the such Subscriber has no ability, directly or indirectly, individually or together with any other person, to influence, direct or cause the direction of the management or policies of the Company or any of its subsidiaries in any respect, nor has such Subscriber in fact influenced, directed or caused the direction of the management or policies of the Company or any of its subsidiaries in any respect; neither such Subscriber nor any of its affiliates or representatives serves as an officer or director of the Company in any similar capacity; such Subscriber has no agreement or other understanding, written or oral, direct or indirect, with the Company, any of its directors, officers or employees or any other stockholder of the Company with respect to its investment in, or any aspect of the business or management of, the Company; no contracts or understanding between or among the Company or any stockholders of the Company confer on such Subscriber the power to approve or disapprove any corporate action or to exercise any other similar power with respect to corporate affairs; such Subscriber is not otherwise, directly, or indirectly through one or more intermediaries, in control, controlled by, or under common control with, the Company. The Purchaser understands that the New Notes (and Conversion Shares) will, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144, bear a legend substantially to the following effect:

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF INTERCEPT PHARMACEUTICALS, INC. (THE “COMPANY”) OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

(x)       The Purchaser and each Subscriber agrees that it will, upon request, execute and deliver any additional documents deemed by the Company, U.S. Bank National Association, or the transfer agent for the Common Stock to be reasonably necessary to complete the Subscription.

4.         Settlement of the Subscription.

(a)       The settlement of the Subscription (the “Settlement”) shall be made at the offices of Skadden, Arps, Meagher, Slate & Flom LLP, 1 Manhattan West, New York, New York 10001 at 10:00 A.M., New York City time, on August 17, 2021, or at such other place, time or date as the Purchaser, on the one hand, and the Company, on the other hand, may agree upon, such time and date of Settlement being herein referred to as the “Settlement Date.”

(b)       At the Settlement, (i) the Company shall cause the Trustee to deliver to each Subscriber the principal amount of New Notes to the DTC account specified on Exhibit B.2 and (ii) the Cash Purchase Price shall be delivered by or on behalf of each Subscriber to the Company’s account specified on Exhibit B.3, such settlement to be effected pursuant to the procedures set forth on Exhibit B.3.

5.         Agreements of the Company. The Company agrees with the Purchaser that:

(a)       The Company will reserve and keep available at all times, free of pre-emptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue any shares of Common Stock issuable upon conversion of the New Notes.

(b)       The Company will use commercially reasonable efforts to list, subject to notice of issuance, and maintain the listing of, the Conversion Shares on the Nasdaq.

(c)       If, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, any of the New Notes (or Conversion Shares) are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will furnish, upon request and at the Company’s expense, for the benefit of the holders from time to time of the New Notes, to holders and beneficial owners of New Notes and prospective purchasers of New Notes, information satisfying the requirements of Rule 144A(d)(4) under the Securities Act.

(d)       At or prior to 9:00 a.m., New York City time, on the first business day after the date hereof, the Company shall file with the Commission a current report on Form 8-K announcing the Transactions, which current report the Company acknowledges and agrees will disclose all confidential information (as described in the Wall Cross Email) to the extent the Company believes such confidential information constitutes material non-public information, if any, with respect to the Transactions or otherwise communicated by the Company to the Purchaser in connection with the Transactions.

6.         Conditions. (a) The obligation of the Purchaser to purchase, and to cause the Subscribers to purchase, the New Notes pursuant to this Agreement shall be subject to the satisfaction or waiver of the following conditions on or prior to the Settlement Date:

(i)        Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects on the date hereof and on and as of the Settlement Date, as the case may be.

(ii)       No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Settlement Date, prevent the Transactions; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Settlement Date, prevent the Transactions, including the issuance of the New Notes pursuant thereto.

(b)       The obligation of the Company to deliver the New Notes to be issued by it on the Settlement Date pursuant to Section 4 hereof shall be subject to the satisfaction or waiver of the following conditions on or prior to such Settlement Date:

(i)        The representations and warranties of the Purchaser contained in the Agreements shall be true and correct in all material respects on and as of the date hereof and on and as of the Settlement Date as if made on and as of the Settlement Date; and the Purchaser shall have performed all applicable covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Settlement Date.

(ii)       No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Settlement Date, prevent the Transactions; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Settlement Date, prevent the Transactions, including the issuance of the New Notes pursuant thereto (including under this Agreement).

(iii)      The Settlement (as defined in the Exchange Agreements) shall have occurred or shall occur substantially concurrently with respect to at least $300,000,000 principal amount of New Notes pursuant to the Exchange Agreements.

7.         Taxation. The Purchaser acknowledges that if a Subscriber is a United States person for U.S. federal income tax purposes, either (i) the Company must be provided with a correct taxpayer identification number (generally a person’s social security or federal employer identification number) and certain other information on a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 stating that the Subscriber is not subject to backup withholding and that the Subscriber is a United States person, or (ii) another basis for exemption from backup withholding must be established. The Purchaser further acknowledges that, if a Subscriber is not a United States person for U.S. federal income tax purposes, the Company must be provided with a properly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY (and all required attachments) or other applicable IRS Form W-8, attesting to that non-U.S. Subscriber’s foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended. The Purchaser further acknowledges that any Subscriber may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments made to such Subscriber unless such Subscriber properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding. The Company and its agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as are required to be deducted or withheld under applicable law. To the extent any such amounts are withheld and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the Subscriber to whom such amounts otherwise would have been paid.

8.         Survival Clause. The respective representations, warranties, agreements and other statements of the Company and the Purchaser set forth in this Agreement or made by or on behalf of the Subscribers pursuant to this Agreement shall remain in full force and effect, regardless of delivery of and payment for the New Notes, provided that representations and warranties made as of the date hereof, as of the Settlement Date, and/or other specific dates shall speak solely as of those date(s).

9.         Notices. All communications hereunder shall be in writing and, if sent to the Purchaser, shall be mailed or delivered to its address set forth in Exhibit B.2 of this Agreement as the same may be updated by the Purchaser from time to time by notice to the Company in accordance with this Section 9; if sent to the Company, shall be mailed or delivered to the Company at 10 Hudson Yards, 37th Floor, New York, New York 10001, Attention: General Counsel.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

10.      Successors and Third Parties. Subject to Section 12 hereof, this Agreement shall inure to the benefit of and be binding upon the Purchaser, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. No purchasers or transferees of New Notes from the Purchaser will be deemed a successor because of such purchase or transfer.

11.      APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE NEW NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

12.      Third Party Beneficiary. The Purchaser and the Company acknowledge that the Placement Agent is a third party beneficiary entitled to rely on this Agreement and receive the benefits of the representations, warranties and covenants made by, and the responsibilities of, the Purchaser and the Company under this Agreement, with the same force and effect as if such representation or warranty were made directly to the Placement Agent.

EXHIBIT B-1 TO THE SUBSCRIPTION AGREEMENT

Aggregate Purchase Price Formula

Cash Purchase Price = Principal Amount of New Notes x Purchase Price / $1,000

Name of Subscriber	Aggregate Principal Amount of New Notes the Subscriber Agrees to Purchase	Purchase Price	Cash Purchase Price

EXHIBIT B.2 TO THE SUBSCRIPTION AGREEMENT

Name of Purchaser:

Purchaser Address:

Telephone:

Country of Residence:

Taxpayer Identification Number:

Settlement Contact Name:

Telephone:

Email Address:

Jurisdiction of Organization:

DTC Participant Information for Delivery of New Notes

DTC Participant Number:
DTC Participant Name:

DTC Participant Phone Number:
DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

EXHIBIT B.3 TO THE SUBSCRIPTION AGREEMENT

NOTICE OF PURCHASER SUBSCRIPTION PROCEDURES

Attached are Subscription Procedures for the settlement of the subscription of newly issued 3.50% convertible senior secured notes due 2026 (the “New Notes”) of Intercept Pharmaceuticals, Inc. (the “Company”) pursuant to the Subscription Agreement, dated as of August 10, 2021, between you and the Company which is expected to occur on or about August 17, 2021. To ensure timely settlement, please follow the instructions for subscribing for New Notes as set forth on the following page.

These instructions supersede any prior instructions you received. Your failure to comply with the attached instructions may delay your receipt of the New Notes.

If you have any questions, please contact Alton Lo of J. Wood Capital Advisors LLC at (415) 728-2222.

Thank you.

SUBSCRIBING FOR NEW NOTES

To receive New Notes

You must BOTH direct your eligible DTC participant through which you wish to hold a beneficial interest in the New Notes to post and accept on August 17, 2021, no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC for the aggregate principal amount1 of New Notes (CUSIP 45845P AD0]) set forth next to the caption “Aggregate Principal Amount of New Notes the Subscriber Agrees to Purchase” on Exhibit B-1 of your Subscription Agreement. It is important that this instruction be submitted and the one-sided DWAC deposit instructions posted by 9:00 a.m., New York City time, on August 17, 2021.

AND

No later than 9:00 a.m. New York City time, on August 17, 2021, you must pay the “Cash Purchase Price”2 by wire transfer of immediately available funds to the following account of the Company:

ABA Routing Number:

Beneficiary Account Name:

SWIFT Code:

Beneficiary Account Number:

1 Note that the DWAC instruction should specify the principal amount, not the number, of New Notes.

2 The Cash Purchase Price is the amount of cash that you must wire to the Company in connection with your purchase of New Notes. The Cash Purchase Price is set forth in Exhibit B.1 to your Subscription Agreement.

SETTLEMENT

On August 17, 2021, after the Company receives your Cash Purchase Price and your delivery instructions as set forth above, and subject to the satisfaction of the conditions to closing as set forth in your Subscription Agreement, the Company will deliver your New Notes in accordance with the delivery instructions set forth above

Exhibit C.1 TO THE Subscription AGREEMENT

Form of Base Indenture

INTERCEPT PHARMACEUTICALS, INC.

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of August 17, 2021

SENIOR DEBT SECURITIES

TABLE OF CONTENTS

PAGE

Article 1

DEFINITIONS

Section 1.01	Certain Terms Defined	1

Article 2

SECURITIES

Article 3

COVENANTS OF THE ISSUER

Section 3.01	Payment of Principal and Interest	14
Section 3.02	Offices for Payments, Etc.	14
Section 3.03	Appointment to Fill a Vacancy in Office of Trustee	14
Section 3.04	Paying Agents	14
Section 3.05	Written Statement to Trustee	15

Article 4

SECURITYHOLDERS LISTS AND REPORTS BY THE ISSUER AND THE TRUSTEE

Section 4.01	List of Holders	16
Section 4.02	The Issuer initially appoints the Trustee as Security Registrar for the Securities	16
Section 4.03	[RESERVED]	16
Section 4.04	[RESERVED]	16
Section 4.05	Preservation of Information; Communication with Securityholders	16

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Article 5

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

Article 6

CONCERNING THE TRUSTEE

Article 7

CONCERNING THE SECURITYHOLDERS

Section 7.01	Evidence of Action Taken by Securityholders	30
Section 7.02	Proof of Execution of Instruments and of Holding of Securities	30
Section 7.03	Holders to Be Treated as Owners	31
Section 7.04	Securities Owned by Issuer Deemed Not Outstanding	31
Section 7.05	Right of Revocation of Action Taken	31

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Article 8

SUPPLEMENTAL INDENTURES

Article 9

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 9.01	Issuer May Consolidate, Etc., on Certain Terms	35
Section 9.02	Successor Issuer Substituted	36

Article 10

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE; UNCLAIMED MONEYS

Section 10.01	Satisfaction and Discharge of Indenture; Defeasance	36
Section 10.02	Application by Trustee of Funds Deposited for Payment of Securities	40
Section 10.03	Repayment of Moneys Held by Paying Agent	40
Section 10.04	Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years	40
Section 10.05	Indemnity for U.S. Government Obligations	40

Article 11

MISCELLANEOUS PROVISIONS

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Article 12

REDEMPTION OF SECURITIES AND SINKING FUNDS

Section 12.01	Applicability of Article	43
Section 12.02	Notice of Redemption; Partial Redemptions	43
Section 12.03	Payment of Securities Called for Redemption	44
Section 12.04	Exclusion of Certain Securities from Eligibility for Selection for Redemption	44
Section 12.05	Mandatory and Optional Sinking Funds	44

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THIS INDENTURE, dated as of August 17, 2021 between Intercept Pharmaceuticals, Inc., a Delaware corporation (the “Issuer”), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States (the “Trustee”),

WITNESSETH:

WHEREAS, the Issuer may from time to time duly authorize the issue of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done; NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

Article 1

DEFINITIONS

Section 1.01               Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted in the United States at the time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Board of Directors” means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act on its behalf.

“Board Resolution” means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

“Business Day” means, with respect to any Security, a day that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, is not a day on which banking institutions are authorized or required by law or regulation to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934.

“Common Stock” means shares of common stock, par value $0.001 per share, of the Issuer as the same exists at the date of execution and delivery of this Indenture or as such stock may be reconstituted from time to time.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at U.S. Bank National Association, Global Corporate Trust Services, CityPlace I, 185 Asylum Street, 27th Floor, Hartford, Connecticut 06103, Attention: J. Taylor (Intercept Pharmaceuticals, Inc.).

“Debt” of any Person means any debt for money borrowed which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is otherwise responsible or liable, and shall expressly include any such guaranty thereof by such Person. For the purpose of computing the amount of the Debt of any Person there shall be excluded all Debt of such Person for the payment or redemption or satisfaction of which money or securities (or evidences of such Debt, if permitted under the terms of the instrument creating such Debt) in the necessary amount shall have been deposited in trust with the proper depositary, whether upon or prior to the maturity or the date fixed for redemption of such Debt; and, in any instance where Debt is so excluded, for the purpose of computing the assets of such Person there shall be excluded the money, securities or evidences of Debt deposited by such Person in trust for the purpose of paying or satisfying such Debt.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Global Securities, the Person designated as Depositary by the Issuer pursuant to Section 2.04 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Global Securities of that series.

“Dollar” means the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default” means any event or condition specified as such in Section 5.01.

“Foreign Currency” means a currency issued by the government of a country other than the United States.

“Global Security”, means a Security evidencing all or a part of a series of Securities, issued to the Depositary for such series in accordance with Section 2.04, and bearing the legend prescribed in Section 2.04.

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“Holder”, “holder”, “holder of Securities”, “Securityholder” or other similar terms mean the Person in whose name such Security is registered in the Security register kept by the Issuer for that purpose in accordance with the terms hereof.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

“interest”, unless the context otherwise requires, refers to interest, and when used with respect to non-interest bearing Securities, refers to interest payable after maturity, if any.

“Issuer” means Intercept Pharmaceuticals, Inc., a Delaware corporation, and, subject to Article 9, its successors and assigns.

“Issuer Order” means a written statement, request or order of the Issuer signed in its name by an Officer of the Issuer.

“Notice of Default” shall have the meaning set forth in Section 5.01(c).

“Officer’s Certificate” means a certificate signed by the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Controller, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) of the Issuer and delivered to the Trustee. Each such certificate, except to the extent provided herein, shall include the statements provided for in Section 11.05.

“Opinion of Counsel” means an opinion in writing signed by the general corporate counsel or such other legal counsel who may be an employee of or counsel to the Issuer and who shall be satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 11.05, if and to the extent required hereby.

“original issue date” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.

“Outstanding”, when used with reference to Securities, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

(a)               Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)               Securities, or portions thereof, for the payment or redemption of which cash or U.S. Government Obligations (as provided for in Section 10.01 (a) and Section 10.01(b)) in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Securities (if the Issuer shall act as its own paying agent); provided, that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

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(c)               Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.09 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuer), Securities converted into Common Stock pursuant hereto and Securities not deemed outstanding pursuant to Section 12.02.

In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any”.

“record date” shall have the meaning set forth in Section 2.07.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Security Registrar” means the registrar of a Security.

“Subsidiary” means a corporation of which stock having a majority of the voting power under ordinary circumstances is owned, directly or indirectly, by the Issuer or by one or more subsidiaries of the Issuer, or by the Issuer and one or more subsidiaries of the Issuer.

4

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article 6, shall also include any successor trustee. “Trustee” shall also mean or include each Person who is then a trustee hereunder and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the trustee with respect to the Securities of such series.

“U.S. Government Obligation” means (a) a direct obligation of the United States of America, backed by its full faith and credit, or (b) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

“vice president”, when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president”.

“Yield to Maturity” means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

Article 2

SECURITIES

Section 2.01               Forms Generally. The Securities of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions (as set forth in a Board Resolution or, to the extent established pursuant to (rather than set forth in) a Board Resolution, an Officer’s Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities as evidenced by their execution of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities as evidenced by their execution of such Securities.

Section 2.02               Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

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as Trustee

By:
Authorized Officer

Section 2.03               Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. The terms of a series of Securities shall be established prior to the initial issuance thereof in or pursuant to one or more Board Resolutions, or, to the extent established pursuant to (rather than set forth in) a Board Resolution, in an Officer’s Certificate detailing such establishment and/or established in one or more indentures supplemental hereto. The terms of such series reflected in such Board Resolution, Officer’s Certificate, or supplemental indenture may include the following or any additional or different terms:

(a)               the designation of the Securities of the series (which may be part of a series of Securities previously issued);

(b)               the terms and conditions, if applicable, upon which conversion or exchange of the Securities into Common Stock will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other provisions in addition to or in lieu of those described herein;

(c)               any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.11, 8.05 or 12.03);

(d)               if other than Dollars, the Foreign Currency in which the Securities of that series are denominated;

(e)               any date on which the principal of the Securities of the series is payable and the right, if any, to extend such date or dates;

(f)                the rate or rates at which the Securities of the series shall bear interest, if any, the record date or dates for the determination of holders to whom interest is payable, the date or dates from which such interest shall accrue and on which such interest shall be payable and/or the method by which such rate or rates or date or dates shall be determined, and the right, if any, to extend the interest payment periods and the duration of that extension;

(g)               the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 3.02);

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(h)               the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, pursuant to any sinking fund or otherwise;

(i)                 the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(j)                 if other than minimum denominations of $1,000 and any integral multiple in excess thereof, the denominations in which Securities of the series shall be issuable;

(k)               if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(l)                 if other than the currency in which the Securities of that series are denominated, the currency in which payment of the principal of or interest on the Securities of such series shall be payable;

(m)             if the principal of or interest on the Securities of the series is to be payable, at the election of the Issuer or a Holder thereof, in a currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(n)               if the amount of payments of principal of and interest on the Securities of the series may be determined with reference to an index based on a currency other than that in which the Securities of the series are denominated, or by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices, the manner in which such amounts shall be determined;

(o)               if Sections 10.01(b) or 10.01(c) are inapplicable to Securities of such series;

(p)               whether and under what circumstances the Issuer will pay additional amounts on the Securities of any series in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts;

(q)               if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(r)                any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

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(s)                any other events of default or covenants with respect to the Securities of such series in addition to or in lieu of those contained in this Indenture;

(t)                 if the Securities of the series may be issued in exchange for surrendered Securities of another series, or for other securities of the Issuer, pursuant to the terms of such Securities or securities or of any agreement entered into by the Issuer, the ratio of the principal amount of the Securities of the series to be issued to the principal amount of the Securities or securities to be surrendered in exchange, and any other material terms of the exchange; and

(u)               any other terms of the series.

The Issuer may from time to time, without notice to or the consent of the holders of any series of Securities, create and issue further Securities of any such series ranking equally with the Securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further Securities or (2) the first payment of interest following the issue date of such further Securities). Such further Securities may be consolidated and form a single series with the Securities of such series and have the same terms as to status, redemption or otherwise as the Securities of such series.

Section 2.04               Authentication and Delivery of Securities. The Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the order of the Issuer (contained in the Issuer Order referred to below in this Section). The maturity date, original issue date, interest rate and any other terms of the Securities of such series shall be determined by or pursuant to such Issuer Order. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon:

(a)               an Issuer Order requesting such authentication and setting forth delivery instructions if the Securities are not to be delivered to the Issuer;

(b)               any Board Resolution, Officer’s Certificate and/or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Securities were established;

(c)               an Officer’s Certificate setting forth the form or forms and terms of the Securities stating that the form or forms and terms of the Securities have been established pursuant to Sections 2.01 and 2.03 and comply with this Indenture, and covering such other matters as the Trustee may reasonably request; and

(d)               an Opinion of Counsel to the effect that:

(i)                 the form or forms of such Securities have been established pursuant to Sections 2.01 and 2.03 and comply with this Indenture,

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(ii)              the authentication and delivery of such Securities by the Trustee are authorized under the provisions of this Indenture, and

(iii)            such Securities when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer, and covering such other matters as the Trustee may reasonably request.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability or would affect the Trustee’s own rights, duties or immunities under the Securities, this Indenture or otherwise.

The Issuer shall execute and the Trustee shall, in accordance with this Section with respect to the Securities of a series, authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Each Depositary designated pursuant to this Section must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

Section 2.05               Execution of Securities. The Securities shall be signed on behalf of the Issuer by the chairman of its Board of Directors, any vice chairman of its Board of Directors, its chief executive officer, its principal financial officer, its president, any vice president or its treasurer. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

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Section 2.06               Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. The execution of such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 2.07               Denomination and Date of Securities; Payments of Interest. The Securities of each series shall be issuable in minimum denominations established as contemplated by Section 2.03 or, if not so established, in minimum denominations of $1,000 and any integral multiple in excess thereof. The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof. Unless otherwise indicated in a Board Resolution, Officer’s Certificate or supplemental indenture for a particular series, interest will be calculated on the basis of a 360-day year of twelve 30-day months.

Each Security shall be dated the date of its authentication. The Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.03.

The Person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer, exchange or conversion of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of Securities not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Securities of such series established as contemplated by Section 2.03, or, if no such date is so established, if such interest payment date is the first day of a calendar month, the 15th day of the immediately preceding calendar month or, if such interest payment date is the 15th day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

Section 2.08               Registration, Transfer and Exchange. The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section 3.02 for each series of Securities a register or registers in which, subject to such reasonable regulations as it may prescribe, it will provide for the registration of Securities of such series and the registration of transfer of Securities of such series. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

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Upon due presentation for registration of transfer of any Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series, maturity date, interest rate and original issue date in authorized denominations for a like aggregate principal amount.

At the option of the Holder thereof, Securities of any series (except a Global Security) may be exchanged for a Security or Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.02 and upon payment, if the Issuer shall so require, of the charges hereinafter provided. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. All Securities surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled and disposed of by the Trustee in accordance with the Trustee’s customary procedures and the record retention requirements of applicable securities laws. Upon request, the Trustee shall certify to the Issuer as to such cancellation.

All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his or her attorney duly authorized in writing.

The Issuer may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

The Issuer shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days immediately preceding the first mailing of notice of redemption of Securities of such series to be redeemed or (b) any Securities selected, called or being called for redemption, in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed.

Notwithstanding any other provision of this Section 2.08, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for the Securities of a series notifies the Issuer that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of a series shall no longer be eligible under Section 2.04, the Issuer shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer’s determination pursuant to Section 2.03 that the Securities of such series be represented by a Global Security shall no longer be effective and the Issuer will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing the Securities of such series, in exchange for such Global Security or Securities.

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The Issuer may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities. In such event the Issuer will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series, in exchange for such Global Security or Securities.

The Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Securities of the same series in definitive registered form in accordance with the two preceding paragraphs or on such other terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge,

(i)                 to the Person specified by such Depositary a new Security or Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(ii)              to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to clause (i) above.

Upon the exchange of a Global Security for Securities in definitive registered form, in authorized denominations, such Global Security shall be cancelled by the Trustee. Securities in definitive registered form issued in exchange for a Global Security pursuant to this Section 2.08 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

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All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Section 2.09               Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver a new Security of the same series, maturity date, interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof and in the case of mutilation or defacement shall surrender the Security to the Trustee.

Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full, or is being surrendered for conversion in full, shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security (with the Holder’s consent, in the case of convertible Securities), pay or authorize the payment of the same or convert, or authorize conversion of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as each of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to its satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10               Cancellation of Securities; Destruction Thereof. All Securities surrendered for exchange for Securities of the same series or for payment, redemption, registration of transfer, conversion or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Securities held by it in accordance with its customary procedures and the record retention requirements of applicable securities laws. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Debt represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

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Section 2.11               Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable in any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee as evidenced by the execution and authentication thereof. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.02 and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series an equal aggregate principal amount of definitive Securities of the same series having authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series, unless the benefits of the temporary Securities are limited pursuant to Section 2.03.

Article 3

COVENANTS OF THE ISSUER

Section 3.01               Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series (together with any additional amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities and in this Indenture. The interest on Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and at the option of the Issuer may be paid by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Security register of the Issuer.

Section 3.02               Offices for Payments, Etc. The Issuer will maintain (i) in the contiguous United States, an agency where the Securities of each series may be presented for payment, an agency where the Securities of each series may be presented for exchange and conversion, if applicable, as provided in this Indenture and an agency where the Securities of each series may be presented for registration of transfer as in this Indenture provided and (ii) such further agencies in such places as may be determined for the Securities of such series pursuant to Section 2.03.

The Issuer will maintain in the contiguous United States, an agency where notices and demands to or upon the Issuer in respect of the Securities of any series or this Indenture may be served.

The Issuer will give to the Trustee written notice of the location of each such agency and of any change of location thereof. In case the Issuer shall fail to maintain any agency required by this Section to be located in the contiguous United States, or shall fail to give such notice of the location or of any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee; provided that the Corporate Trust Office of the Trustee shall not be an office or agency of the Issuer for the purposes of service of legal process on the Issuer.

The Issuer may from time to time designate one or more additional agencies where the Securities of a series may be presented for payment, where the Securities of that series may be presented for exchange or conversion, if applicable, as provided in this Indenture and pursuant to Section 2.03 and where the Securities of that series may be presented for registration of transfer as in this Indenture provided, and the Issuer may from time to time rescind any such designation, as the Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in this Section. The Issuer will give to the Trustee prompt written notice of any such designation or rescission thereof.

Section 3.03               Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

Section 3.04               Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(a)               that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series or of the Trustee,

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(b)               that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable, and

(c)               that at any time during the continuance of any such failure, upon the written request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust by such paying agent.

The Issuer will, on or prior to each due date of the principal of or interest on the Securities of such series, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

If the Issuer shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

Anything in this Section to the contrary notwithstanding, but subject to Section 10.01, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.03 and 10.04.

The Issuer initially appoints the Trustee as paying agent for the Securities. The Issuer may change the paying agent without prior notice to the Holders.

Section 3.05               Written Statement to Trustee. So long as any Securities are Outstanding hereunder, the Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer ending after the date hereof, a written statement covering the previous fiscal year, signed by two of its officers (which need not comply with Section 11.05), stating that in the course of the performance of their duties as officers of the Issuer they would normally have knowledge of any default by the Issuer in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.

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Article 4

SECURITYHOLDERS LISTS AND REPORTS BY THE ISSUER AND THE TRUSTEE

Section 4.01               List of Holders. If the Trustee is not the Securities Registrar, the Issuer covenants and agrees upon request it will furnish to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities.

Section 4.02               The Issuer initially appoints the Trustee as Security Registrar for the Securities. The Issuer initially appoints the Trustee as Security Registrar for the Securities. The Issuer may change the Security Registrar without prior notice to the Holders.

Section 4.03               [RESERVED]

Section 4.04               [RESERVED]

Section 4.05               Preservation of Information; Communication with Securityholders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities contained in the most recent list furnished to it and as to the names and addresses of holders of Securities received by the Trustee in its capacity as Security Registrar (if acting in such capacity).

(b)               The Trustee may destroy any list furnished to it upon receipt of a new list so furnished.

Article 5

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

Section 5.01               Event of Default Defined; Acceleration of Maturity; Waiver of Default. “Event of Default”, with respect to Securities of any series wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)               default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 90 days (or such other period as may be established for the Securities of such series as contemplated by Section 2.03); or

(b)               default in the payment of all or any part of the principal on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise (and, if established for the Securities of such series as contemplated by Section 2.03, the continuance of such default for a specified period); or

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(c)               default in the performance, or breach, of any covenant or agreement of the Issuer in respect of the Securities of such series (other than a covenant or agreement in respect of the Securities of such series a default in the performance or breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of all series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(d)               a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for all or substantially all of its property and assets or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(e)               the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property and assets, or make any general assignment for the benefit of creditors; or

(f)                any other Event of Default provided for in such series of Securities.

If an Event of Default described in clauses (a), (b), (c) or (f) occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder (each such series voting as a separate class) by notice in writing to the Issuer (and also to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clauses (d) or (e) occurs and is continuing, then and in each and every such case, the entire principal (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities then Outstanding and interest accrued thereon, if any, shall become immediately due and payable.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Securities of any series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series and the principal of any and all Securities of such series which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities of such series to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of gross negligence or bad faith, and if any and all Events of Default under the Indenture with respect to such series, other than the non-payment of the principal of Securities of such series which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein—then and in every such case the Holders of a majority in aggregate principal amount of all the Securities of such series then Outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults with respect to such series and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

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Unless otherwise indicated in the Board Resolution, Officer’s Certificate or supplemental indenture for a series of Original Issue Discount Securities, for all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 5.02               Collection of Debt by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise—then, upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee except as a result of its gross negligence or bad faith.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

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In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or its property, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i)                 to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee, except as a result of gross negligence, bad faith or willful misconduct) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor,

(ii)              unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

(iii)            to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee except as a result of gross negligence or bad faith and all other amounts due to the Trustee or any predecessor trustee pursuant to Section 6.06.

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Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities of such series or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 5.03               Application of Proceeds. Any moneys or property collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys or property on account of principal or interest, upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee or any predecessor trustee pursuant to Section 6.06;

SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest, to the extent permitted by applicable law, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

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THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, to the extent permitted by applicable law, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 5.04               Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 5.05               Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case (subject to any determination in such proceeding) the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

Section 5.06               Limitations on Suits by Securityholders. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.09; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder and the Trustee, that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

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Section 5.07               Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security in accordance with the terms hereof and thereof, or to institute suit for the enforcement of any such payment on or after such respective dates, or for the enforcement of such conversion right, shall not be impaired or affected without the consent of such Holder; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder and the Trustee, that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 5.08               Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 5.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder of Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.06, every power and remedy given by this Indenture or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Securities.

Section 5.09               Control by Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities of each series affected (with each series voting as a separate class) at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided, further, that (subject to the provisions of Section 6.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 6.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

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Section 5.10               Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Securities of any series as provided in Section 5.01, the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding, by written notice to the Trustee, may on behalf of the Holders of all the Securities of such series waive any existing default in the performance of any of the covenants contained herein or established pursuant to Section 2.03 with respect to such series and its consequences, except a default in the payment of the principal of, or interest on, any of the Securities of that series as and when the same shall become due by the terms of such Securities. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.11               Trustee to Give Notice of Default. The Trustee shall, within 90 days after the occurrence of a default with respect to the Securities of any series, give notice of all defaults with respect to that series known to a Responsible Officer of the Trustee to all Holders of Securities of such series, unless in each case such defaults shall have been cured before the mailing or publication of such notice (the term “defaults” for the purpose of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided, that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, or in the payment of any sinking fund installment on such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

Section 5.12               Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security of such series, on or after the respective due dates expressed in such Security or established pursuant to this Indenture.

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Article 6

CONCERNING THE TRUSTEE

Section 6.01               Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct.

Section 6.02               Certain Rights of the Trustee. Subject to Section 6.01:

(a)               in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b)               the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

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(c)               the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)               none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the Trustee, in its sole discretion, believes that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it;

(e)               the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, Opinion of Counsel, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(f)                any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

(g)               the Trustee may, at the Issuer’s expense, consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(h)               the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee such security or indemnity satisfactory to the Trustee, against the costs, expenses, losses and liabilities which might be incurred therein or thereby;

(i)                 the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(j)                 the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; provided, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it, against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand;

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(k)               the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(l)                 the permissive rights of the Trustee hereunder shall not be construed as duties;

(m)             the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each Paying Agent or Securities Registrar;

(n)               the Trustee shall not be deemed to have knowledge or notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Issuer or Holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify the Trustee thereof by written notice of such event sent to the Trustee at the Corporate Trust Office in accordance with Section 11.04, and such notice references the Securities and this Indenture; and

(o)               In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.03               Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

Section 6.04               Trustee and Agents May Hold Securities; Collections, Etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

Section 6.05               Moneys Held by Trustee. Subject to the provisions of Section 10.04 hereof, all moneys or property received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds or property except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

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Section 6.06               Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as the Issuer and the Trustee may from time to time agree in writing and, except as otherwise expressly provided herein, the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Issuer also covenants to indemnify the Trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(d) or (e) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any bankruptcy code. The Issuer’s obligations set forth in this Section 6.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee hereunder.

Section 6.07               Right of Trustee to Rely on Officer’s Certificate, Etc. Subject to Sections 6.01 and 6.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of gross negligence, bad faith or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 6.08               [RESERVED]

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Section 6.09               Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 6.10               Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and by mailing notice of such resignation to the Holders of then Outstanding Securities of each series affected at their addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)               In case at any time any of the following shall occur:

(i)                 [RESERVED]

(ii)              [RESERVED]

(iii)            the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, (B) any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

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(c)               The Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding may at any time remove the Trustee with respect to Securities of such series and, with the consent of the Issuer, appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 7.01 of the action in that regard taken by the Securityholders.

(d)               Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

Section 6.11               Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.04, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.

If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Issuer shall mail notice thereof to the Holders of Securities of each series affected, by mailing such notice to such Holders at their addresses as they shall appear on the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Issuer.

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Section 6.12               Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder.

In case, at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Securities of any series in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Article 7

CONCERNING THE SECURITYHOLDERS

Section 7.01               Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.01 and 6.02) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

Section 7.02               Proof of Execution of Instruments and of Holding of Securities. Subject to Sections 6.01 and 6.02, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of Holders of any series entitled to vote or consent to any action referred to in Section 7.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent. Notice of such record date may be given before or after any request for any action referred to in Section 7.01 is made by the Issuer.

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Section 7.03               Holders to Be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or of the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, and, subject to the provisions of this Indenture, interest on, such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his or her order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable.

Section 7.04               Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice.

Section 7.05               Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

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Article 8

SUPPLEMENTAL INDENTURES

Section 8.01               Supplemental Indentures Without Consent of Securityholders. The Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time, without the consent of any of the Securityholders, enter into an indenture or indentures supplemental hereto in form satisfactory to the Trustee for one or more of the following purposes:

(a)               to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;

(b)               to evidence the succession of a corporation, limited liability company, partnership or trust to the Issuer, or successive successions, and the assumption by such successor of the covenants, agreements and obligations of the Issuer pursuant to Article 9;

(c)               to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

(d)               to cure any ambiguity, defect or inconsistency, or to conform this Indenture or any supplemental indenture to the description of the Securities set forth in any prospectus or prospectus supplement related to such series of Securities;

(e)               to provide for or add guarantors for the Securities of one or more series;

(f)                to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.03;

(g)               to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11;

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(h)               to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of Securities, as herein set forth;

(i)                 to make any change to the Securities of any series so long as no Securities of such series are Outstanding; and

(j)                 to make any other change that does not adversely affect the interests of the Holders of the Securities in any material respect.

The Trustee shall join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.02.

Section 8.02               Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article 7) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of one or more series affected by such supplemental indenture (voting as separate series), the Issuer, when authorized by a resolution of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such consenting series; provided, that no such supplemental indenture shall, without the consent of the Holder of each Security so affected, (a) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or make the principal thereof (including any amount in respect of original issue discount) or interest thereon payable in any currency other than that provided in the Securities or in accordance with the terms thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.01 or the amount thereof provable in bankruptcy pursuant to Section 5.02, or waive a default in the payment of principal of any Security or interest thereon or change a provision related to the waiver of past defaults or changes or impair the right of any Securityholder to institute suit for the payment or conversion thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, or (b) modify any of the provisions of this section except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the Holder of each Security so affected, or (c) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture or the consent of Holders of which is required for any modification, amendment or waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture.

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A supplemental indenture which changes or eliminates any covenant, Event of Default or other provision of this Indenture (1) that has been expressly included solely for the benefit of one or more particular series of Securities, if any, or (2) which modifies the rights of Holders of Securities of one or more series with respect to any covenant, Event of Default or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series with respect to which such covenant, Event of Default or other provision has not be modified.

Upon the request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 7.01, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall prepare a notice thereof and deliver it to the Trustee for delivery to the Holders of then Outstanding Securities of each series affected thereby, by mailing a notice thereof by first-class mail to such Holders at their addresses as they shall appear on the Security register (or for Securities held by the Depositary, pursuant to its applicable procedures), and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Issuer or the Trustee to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.03               Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 8.04               Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 8 complies with the applicable provisions of this Indenture.

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Section 8.05               Notation on Securities in Respect of Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

Article 9

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 9.01               Issuer May Consolidate, Etc., on Certain Terms. The Issuer shall not consolidate with or merge into any other Person (in a transaction in which the Issuer is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (a) the Person formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Issuer substantially as an entirety (i) shall be a corporation, limited liability company, partnership or trust, (ii) shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (iii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Issuer to be performed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person formed by such consolidation or into which the Issuer shall have been merged or by the Person which shall have acquired the Issuer’s assets; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Issuer or any Subsidiary as a result of such transaction as having been incurred by the Issuer or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

The conditions of (a)(ii) above shall not apply in the case of a corporation or entity not organized under the laws of the United States of America, any State thereof or the District of Columbia which shall agree, in form satisfactory to the Trustee, (i) to subject itself to the jurisdiction of the United States district court for the Southern District of New York and (ii) to indemnify and hold harmless the holders of all Securities against (A) any tax, assessment or governmental charge imposed on such holders by a jurisdiction other than the United States or any political subdivision or taxing authority thereof or therein with respect to, and withheld on the making of, any payment of principal or interest on such Securities and which would not have been so imposed and withheld had such consolidation, merger, sale or conveyance not been made and (B) any tax, assessment or governmental charge imposed on or relating to, and any costs or expenses involved in, such consolidation, merger, sale or conveyance.

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The restrictions in this Section 9.01 shall not apply to (i) the merger or consolidation of the Issuer with one of its affiliates, if the Board of Directors determines in good faith that the purpose of such transaction is principally to change the Issuer’s State of incorporation or convert the Issuer’s form of organization to another form, or (ii) the merger of the Issuer with or into a single direct or indirect wholly owned Subsidiary.

Nothing contained in this Article shall apply to, limit or impose any requirements upon the consolidation or merger of any Person into the Issuer where the Issuer is the survivor of such transaction, or the acquisition by the Issuer, by purchase or otherwise, of all or any part of the property of any other Person (whether or not affiliated with the Issuer).

Section 9.02               Successor Issuer Substituted. Upon any consolidation of the Issuer with, or merger of the Issuer into, any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety in accordance with Section 9.01, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Article 10

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE; UNCLAIMED MONEYS

Section 10.01           Satisfaction and Discharge of Indenture; Defeasance. (a) If at any time

(i)                 the Issuer shall have paid or caused to be paid the principal of and interest on all the Securities of any series Outstanding hereunder (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09) as and when the same shall have become due and payable, or

(ii)              the Issuer shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) or

(iii)            in the case of any series of Securities the exact amount (including the currency of payment) of principal of and interest due on which on the dates referred to in clause (B) below can be determined at the time of making the deposit referred to in such clause,

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(A)             all the Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and

(B)              the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 10.04) or, in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient to pay on any subsequent interest payment date all interest due on such interest payment date on the Securities of such series and to pay at maturity or upon redemption all Securities of such series (in each case other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity, as the case may be, and if, in any such case (i), (ii) or (iii), the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, including amounts due the Trustee pursuant to Section 6.06, with respect to Securities of such series, then this Indenture shall cease to be of further effect with respect to Securities of such series (except as to (1) rights of registration of transfer, conversion and exchange of Securities of such series and the Issuer’s right of optional redemption, (2) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (3) rights of Holders of Securities to receive, solely from the trust fund described in Section 10.01(a)(iii)(B), payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the Holders to receive, solely from the trust fund described in Section 10.01(a)(iii)(B), sinking fund payments, if any, (4) the rights (including the Trustee’s rights under Sections 6.06 and 10.05) and immunities of the Trustee hereunder and the Trustee’s obligations under Sections 10.02 and 10.04 and (5) the obligations of the Issuer under Section 3.02), and the Trustee, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel which complies with Section 11.05 and at the cost and expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging such satisfaction of and discharging this Indenture with respect to such series. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

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(b)               The following subsection shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officer’s Certificate or indenture supplemental hereto provided pursuant to Section 2.03. In addition to the right to discharge of the Indenture pursuant to subsection (a)(a) above, the Issuer, at its option and at any time, by written notice by an officer delivered to the Trustee, may elect to have all of its obligations discharged with all Outstanding Securities of a series (“Legal Defeasance”), such discharge to be effective on the date that the conditions set forth in clauses (i) through (iv) and (vi) of Section 10.01(d) are satisfied, and thereafter the Issuer shall be deemed to have paid and discharged the entire Debt on all the Securities of such a series, and satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned and this Indenture shall cease to be of further effect with respect to Securities of such series (except as to (1) rights of registration of transfer, conversion and exchange of Securities of such series, (2) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (3) rights of Holders of Securities to receive, solely from the trust fund described in Section 10.01(d)(i), payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the Holders to receive, solely from the trust fund described in Section 10.01(d)(i), sinking fund payments, if any, (4) the rights (including the Trustee’s rights under Sections 6.06 and 10.05) and immunities of the Trustee hereunder and the Trustee’s obligations with respect to the Securities of such series under Sections 10.02 and 10.04 and (5) the obligations of the Issuer under Section 3.02).

(c)               The following subsection shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officer’s Certificate or indenture supplemental hereto provided pursuant to Section 2.03. In addition to the right to discharge of the Indenture pursuant to subsection (a) and to Legal Defeasance pursuant to subsection (b), above, the Issuer, at its option and at any time, by written notice executed by an officer delivered to the Trustee, may elect to have its obligations under any covenant contained in this Indenture or in the Board Resolution or supplemental indenture relating to such series pursuant to Section 2.03 discharged with respect to all Outstanding Securities of a series, this Indenture and any indentures supplemental to this Indenture with respect to such series (“Covenant Defeasance”), such discharge to be effective on the date the conditions set forth in clauses (i) through (iii) and (v) through (vi) of Section 10.01(d) are satisfied, and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration of Securityholders (and the consequences of any thereof) in connection with such covenants, but shall continue to be “Outstanding” for all other purposes under this Indenture. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Securities of a series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 5.01(c) or otherwise, but except as specified in this Section 10.01(c), the remainder of the Issuer’s obligations under the Securities of such series, this Indenture, and any indentures supplemental to this Indenture with respect to such series shall be unaffected thereby.

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(d)               The following shall be the conditions to the application of Legal Defeasance under subsection (b) or Covenant Defeasance under subsection (c) to the Securities of the applicable series:

(i)                 the Issuer irrevocably deposits or causes to be deposited in trust with the Trustee or, at the option of the Trustee, with a trustee satisfactory to the Trustee and the Issuer, cash or U.S. Government Obligations that will generate cash sufficient to pay principal of and interest on the Outstanding Securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it hereunder, provided that (A) the trustee of the irrevocable trust, if any, shall have been irrevocably instructed to pay such funds or the proceeds of such U.S. Government Obligations to the Trustee and (B) the Trustee shall have been irrevocably instructed to apply such funds or the proceeds of such U.S. Government Obligations to (x) the principal and interest on all Securities of such series on the date that such principal or interest is due and payable and (y) any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series, and the Issuer shall also pay or cause to be paid all other amounts payable hereunder with respect to such series;

(ii)              the Issuer delivers to the Trustee an Officer’s Certificate stating that all conditions precedent specified herein relating to Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with, and an Opinion of Counsel to the same effect;

(iii)            no Event of Default under subsection (a), (b), (d) or (e) of Section 5.01 shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing, on the date of such deposit;

(iv)             in the event of an election for Legal Defeasance under subsection (b), the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(v)               in the event of an election for Covenant Defeasance under subsection (c), the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur; and

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(vi)             notwithstanding any other provisions of this subsection (d), such defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Issuer pursuant to Section 2.03.

After such irrevocable deposit made pursuant to this Section 10.01(d) and satisfaction of the other conditions set forth in this subsection (d), the Trustee upon the Issuer’s written request shall execute such instruments reasonably requested by the Issuer acknowledging the discharge of the Issuer’s obligations pursuant to this Section 10.01.

Section 10.02           Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 10.04, all moneys deposited with the Trustee (or other trustee) pursuant to Section 10.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

Section 10.03           Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 10.04           Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of, interest on or additional amounts in respect of any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal, interest or additional amount shall have become due and payable, shall, subject to applicable escheat law, be repaid to the Issuer by the Trustee for such series or such paying agent, and the Holder of the Securities of such series shall thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

Section 10.05           Indemnity for U.S. Government Obligations. The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 10.01 or the principal or interest received in respect of such obligations.

Article 11

MISCELLANEOUS PROVISIONS

Section 11.01           No Recourse. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Issuer or of any predecessor or successor corporation, either directly or through the Issuer or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Issuer or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.

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Section 11.02           Provisions of Indenture for the Sole Benefit of Parties and Holders of Securities. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 11.03           Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements contained in this Indenture by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 11.04           Notices and Demands on Issuer, Trustee and Holders of Securities. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Intercept Pharmaceuticals, Inc., 10 Hudson Yards, 37th Floor, New York, New York 10001, Attn: Chief Financial Officer. Any notice, direction, request or demand by the Issuer or any Holder of Securities to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at U.S. Bank National Association, Global Corporate Trust Services, CityPlace I, 185 Asylum Street, 27th Floor, Hartford, Connecticut 06103, Attn: J. Taylor (Intercept Pharmaceuticals, Inc.).

Where this Indenture provides for notice to Holders of Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his or her last address as it appears in the Security register. In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice of any event to Holders of Securities when said notice is required to be given pursuant to any provision of this Indenture or of the Securities, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Neither the failure to give notice, nor any defect in any notice so given, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities given as provided above.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with the Depositary’s operational arrangements or other applicable Depositary requirements.

Section 11.05           Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

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Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

Section 11.06           Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities of any series or the date fixed for redemption or repayment of any such Security, or the last day on which a Holder has the right to convert any Security, shall not be a Business Day, then payment of interest or principal, or any conversion, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or on such last day for conversion, and no interest shall accrue for the period after such date.

Section 11.07           [RESERVED]

Section 11.08           New York Law to Govern. This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction, except as may otherwise be required by mandatory provisions of law.

Section 11.09           Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

Section 11.10           Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.11           Actions by Successor. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board of directors or its equivalent, committee or officer of the Issuer shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful successor of the Issuer.

Section 11.12          Severability. In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

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Section 11.13           USA PATRIOT Act. The Issuer acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Issuer agrees that it will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Article 12

REDEMPTION OF SECURITIES AND SINKING FUNDS

Section 12.01           Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series, except as otherwise specified, as contemplated by Section 2.03 for Securities of such series.

Section 12.02           Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing (or if the Securities are held in the name of a Depositary, sent in accordance with its applicable procedures) notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the Security register. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series. Unless otherwise indicated in a Board Resolution, Officer’s Certificate or supplemental indenture for a particular series, a notice of redemption shall not be conditional.

The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and shall also specify, if applicable, the conversion price then in effect and the date on which the right to convert such Securities or the portions thereof to be redeemed will expire. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s written direction, by the Trustee in the name and at the expense of the Issuer.

On or before the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption (other than those Securities theretofore surrendered for conversion into Common Stock in accordance with their terms) at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If any Security called for redemption is converted pursuant hereto and in accordance with the terms thereof, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Security shall be paid to the Issuer upon the Issuer’s request, or, if then held by the Issuer, shall be discharged from such trust. The Issuer will deliver to the Trustee at least 10 days prior to the date the notice required to be delivered to the Holders is to be sent (unless a shorter time period shall be acceptable to the Trustee) an Officer’s Certificate (which need not comply with Section 11.05) stating the aggregate principal amount of Securities to be redeemed and attaching the draft notice of redemption to Holders. In case of a redemption at the election of the Issuer prior to the expiration of any restriction on such redemption, the Issuer shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officer’s Certificate stating that such restriction has been complied with.

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If less than all the Securities of a series are to be redeemed, the Trustee shall select, by lot or in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed in whole or in part; provided that Securities held in the name of a Depositary shall be selected in accordance with its applicable procedures. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Trustee shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed. If any Security selected for partial redemption is surrendered for conversion after such selection, the converted portion of such Security shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 12.03           Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and such Securities shall cease from and after the date fixed for redemption to be convertible into Common Stock (to the extent otherwise convertible in accordance with their terms), if applicable, and cease to be entitled to any benefit or security under this Indenture, and except as provided in the paragraph below, the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided, that payment of interest becoming due on or prior to the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.03 and 2.07 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security and, if applicable, such Security shall remain convertible into Common Stock until the principal of such Security shall have been paid or duly provided for.

Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 12.04           Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

Section 12.05           Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an “optional sinking fund payment”. The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date”.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Trustee for cancellation pursuant to Section 2.10 and, if applicable, receive credit for Securities (not previously so credited) converted into Common Stock and so delivered to the Trustee for cancellation, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

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On or before the 60th day next preceding each sinking fund payment date for any series, the Issuer will deliver to the Trustee an Officer’s Certificate (which need not contain the statements required by Section 11.05) (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series and the basis for such credit, (b) stating that none of the Securities of such series for which credit will be taken has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Issuer intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such Officer’s Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officer’s Certificate shall be irrevocable and upon its receipt by the Trustee the Issuer shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Issuer, on or before any such 60th day, to deliver such Officer’s Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Issuer shall so request) with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 or less and the Issuer makes no such request then it shall be carried over until a sum in excess of $50,000 is available, which delay in accordance with this paragraph shall not be a default or breach of the obligation to make such payment. The Trustee shall select, in the manner provided in Section 12.02, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to which such cash may be applied, as nearly as may be, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such series (or portions thereof) so selected. The Trustee, in the name and at the expense of the Issuer (or the Issuer, if it shall so request the Trustee in writing), shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 12.02 (and with the effect provided in Section 12.03) for the redemption of Securities of such series in part at the option of the Issuer. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series, shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity. The Issuer’s obligation to make a mandatory or optional sinking fund payment shall automatically be reduced by an amount equal to the sinking fund redemption price allocable to any Securities or portions thereof called for redemption pursuant to the preceding paragraph on any sinking fund payment date and converted into Common Stock in accordance with the terms of such Securities; provided that, if the Trustee is not the conversion agent for the Securities, the Issuer or such conversion agent shall give the Trustee written notice on or prior to the date fixed for redemption of the principal amount of Securities or portions thereof so converted.

On or before each sinking fund payment date, the Issuer shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on such sinking fund payment date.

The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or give any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article 5 and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.10, or the default cured on or before the 60th day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on such sinking fund payment date in accordance with this Section to the redemption of such Securities.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

INTERCEPT PHARMACEUTICALS, INC.

By:
Name: Andrew Saik
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, Trustee

By:
Name:
Title:

[Signature Page to Indenture]

Exhibit C.2 TO THE SUBSCRIPTION AGREEMENT

Form of Supplemental Indenture

INTERCEPT PHARMACEUTICALS, INC.

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 17, 2021

to Indenture for Senior Debt Securities

Dated as of August 17, 2021

3.50% Convertible Senior Secured Notes due 2026

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ARTICLE 13 [INTENTIONALLY OMITTED] ARTICLE 14 CONVERSION OF NOTES

Section 14.01.	Conversion Privilege	74
Section 14.02.	Conversion Procedure; Settlement Upon Conversion	78
Section 14.03.	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes, Optional Redemptions and Stock Price Condition	82
Section 14.04.	Adjustment of Conversion Rate	85
Section 14.05.	Adjustments of Prices	95
Section 14.06.	Shares to Be Fully Paid	95
Section 14.07.	Effect of Recapitalizations, Reclassifications and Changes of the Common Stock	95
Section 14.08.	Certain Covenants	97
Section 14.09.	Responsibility of Trustee	97
Section 14.10.	Notice to Holders Prior to Certain Actions	98
Section 14.11.	Stockholder Rights Plans	99
Section 14.12.	Exchange in Lieu of Conversion	99

ARTICLE 15 REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01.	Intentionally Omitted	100
Section 15.02.	Repurchase at Option of Holders Upon a Fundamental Change	100
Section 15.03.	Withdrawal of Fundamental Change Repurchase Notice	103
Section 15.04.	Deposit of Fundamental Change Repurchase Price	103
Section 15.05.	Covenant to Comply with Applicable Laws Upon Repurchase of Notes	104

ARTICLE 16 OPTIONAL REDEMPTION

Section 16.01.	Applicability of Article 12 of the Base Indenture	104
Section 16.02.	Optional Redemption	104
Section 16.03.	Notice of Optional Redemption; Selection of Notes	104
Section 16.04.	Payment of Notes Called for Redemption	106
Section 16.05.	Restrictions on Redemption	106

EXHIBIT A

Form of Note	A-1

Form of Supplemental Indenture to be Delivered by Subsequent Guarantors	B-1

Form of Restricted Note Legend	C-1

Form of Restricted Common Stock Legend	D-1

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FIRST SUPPLEMENTAL INDENTURE dated as of August 17, 2021 (this “Supplemental Indenture”) between INTERCEPT PHARMACEUTICALS, INC., a Delaware corporation, as issuer (the “Issuer,” as more fully set forth in Section 1.01) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee,” as more fully set forth in Section 1.01) and collateral agent (in such capacity, the “Collateral Agent”, as more fully set forth in Section 1.01), supplementing the Indenture for Senior Debt Securities dated as of August 17, 2021 between the Issuer and the Trustee (the “Base Indenture” and the Base Indenture, as amended and supplemented by this Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”).

W I T N E S S E T H :

WHEREAS, the Issuer executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Issuer’s Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Issuer under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Sections 2.01, 2.02 and 2.03 of the Base Indenture provide for the Issuer to issue Securities thereunder in the form and on the terms set forth in one or more Board Resolutions and Officer’s Certificates or indentures supplemental thereto;

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the issuance of $500,000,000 of a single series of Securities designated as its 3.50% Convertible Senior Secured Notes due 2026 (the “Notes”) and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Supplemental Indenture provided, the valid, binding and legal obligations of the Issuer, and this Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Supplemental Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Issuer covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.                  Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)               the terms defined in this Article 1 shall have the respective meanings assigned to them in this Article 1 and include the plural as well as the singular and, to the extent applicable, supersede the definitions thereof in the Base Indenture;

(b)               all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture; and

(c)               the words “herein,” “hereof” and “hereunder” and other words of similar import (i) when used with regard to any specified Article, Section or sub-division, refer to such Article, Section or sub-division of this Supplemental Indenture and (ii) otherwise, refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

(d)               Section 1.01 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by inserting the following additional defined terms in their appropriate alphabetical positions and deleting any defined terms therein that are also defined in this Section 1.01:

“2023 Convertible Notes” means the Issuer’s 3.25% Convertible Senior Notes due 2023, issued pursuant to the Indenture, dated as of July 6, 2016, as supplemented by the First Supplemental Indenture, dated as of July 6, 2016, between the Issuer and U.S. Bank National Association, as trustee.

“Accepted Form” shall have the meaning specified in Section 8.03(b).

“Additional Amounts” shall have the meaning specified in Section 4.07(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.10(d), Section 4.10(e) and Section 6.04, as applicable.

“Additional Notes” means any additional Notes issued subsequent to the date of this Indenture.

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“ADRs” means American Depositary Receipts or American Depositary Shares representing Common Stock.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of the Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Agent Member” shall have the meaning specified in Section 2.10(a).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for relief of debtors.

“Base Indenture” shall have the meaning specified in the first paragraph of this Supplemental Indenture.

“Bid Solicitation Agent” means the Issuer or the Person appointed by the Issuer to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i).

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law, regulation or executive order to close or be closed, notwithstanding anything in the Base Indenture to the contrary.

“Capital Lease” means any lease (or other arrangement conveying the right to use real or personal Property) that is required to be capitalized for financial reporting purposes in accordance with GAAP (with the amount of any Indebtedness in respect of a Capital Lease being the capitalized amount of the obligations under such Capital Lease determined in accordance with GAAP as in effect prior to the adoption of Accounting Standards Codification 842, Lease Accounting or any successor or similar accounting standard or guidance).

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Equivalents” means the following:

(a)               readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States rated A-2 (or the equivalent thereof) or better by S&P (or the equivalent thereof) or better by Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another “nationally-recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), having average maturities of not more than 12 months from the date of acquisition thereof, provided that the full faith and credit of the United States is pledged in support thereof;

(b)               time deposit accounts, certificates of deposit and money market deposits maturing within 12 months of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof whose long-term debt is rated “A-3” or “A-“ or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally-recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(c)               repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

(i)               a bank meeting the qualifications described in clause (b) above; or

(ii)              any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d)               commercial paper, maturing not more than 12 months after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally-recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(e)               securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)); and

(f)                any instruments similar to the foregoing or otherwise determined by the Issuer to be equivalent to cash based on past practice or its internal accounting or investing policies and/or guidelines.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“Cash Trigger Date” shall have the meaning specified in Section 4.08(b).

“CERCLA” shall have the meaning specified in Section 8.02(j).

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the Security Agreement Collateral, the Mortgaged Property (if any) and all other Property of whatever kind and nature, whether now existing or hereafter acquired, pledged or purported to be pledged as collateral or otherwise subject to a security interest or purported to be subject to a security interest under any Collateral Document, excluding in all events Excluded Assets.

“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Supplemental Indenture until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Collateral Agent” shall mean or include each Person who is then a Collateral Agent hereunder.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages and each other security agreement or pledge agreement executed and delivered pursuant to Section 4.08 to secure any of the Obligations.

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Issuer, par value $0.001 per share, at the date of this Supplemental Indenture, subject to Section 14.07, notwithstanding anything in the Base Indenture to the contrary.“Conversion Agent” means the office or agency maintained in the contiguous United States of America where the Notes may be surrendered for conversion in accordance with Section 3.02 of the Base Indenture.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Corporate Event” shall have the meaning specified in Section 14.01(b)(iii).

“Corporate Event Notice” shall have the meaning specified in Section 14.01(b)(iii).

“Covenant Termination” shall have the meaning specified in Section 3.03.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, one-fortieth (1/40th) of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the Observation Period, shall consist of:

(a)               cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b)               if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ICPT <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Deliverable Intercompany Notes” shall have the meaning specified in the Security Agreement.

“Deposit Account” shall have the meaning specified in the Security Agreement.

“Depositary” means, with respect to each Global Note and notwithstanding anything to the contrary in the Base Indenture, the Person specified in Section 2.05(d) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

“Effective Date” shall mean (i) with respect to a Make-Whole Fundamental Change, the date on which the Make-Whole Fundamental Change occurs or becomes effective, (ii) with respect to a conversion in connection with an Optional Redemption, the date on which the related Redemption Notice is provided to Holders by the Issuer, (iii) with respect to Stock Price Condition Conversion, the first Trading Day of the Stock Price Condition Conversion Quarter, and (iv) as used in Section 14.04, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for purposes of this definition.

“Event of Default” shall have the meaning specified in Section 6.02, notwithstanding anything to the contrary in the Base Indenture.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Issuer or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for purposes of this definition.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” shall have the meaning specified in the Security Agreement.

“Excluded Capital Stock” shall have the meaning specified in the Security Agreement.

“Exclusively License” means granting an exclusive license to the Material Intellectual Property for use in the Field.

“Fair Market Value” means, with respect to any Property at the time of determination, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, by an Officer of the Issuer or such Officer’s designee, in such Officer’s or such Officer’s designee’s sole discretion.

“FATCA” shall have the meaning specified in Section 4.07(a)(E).

“FDA” means the U.S. Food and Drug Administration.

“Field” means the development and commercialization of the Products for therapeutic use in primary biliary cholangistis (PBC) in the Territory.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

A “Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)               a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Issuer, its Wholly Owned Subsidiaries and the employee benefit plans of the Issuer and its Wholly Owned Subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Issuer’s Common Equity representing more than 50% of the voting power of the Issuer’s Common Equity;

(b)               the consummation of (1) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (2) any share exchange, consolidation or merger of the Issuer pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (3) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than one of the Issuer’s Wholly Owned Subsidiaries; provided, however, that neither (x) a transaction of the type described in clause (2) in which the holders of all classes of the Issuer’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction nor (y) any merger or consolidation of the Issuer solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of all outstanding shares of Common Stock solely into shares of common stock of the successor corporation shall be a Fundamental Change pursuant to this clause (b);

(c)               the stockholders of the Issuer approve any plan or proposal for the liquidation or dissolution of the Issuer; or

(d)               the Common Stock (or ADRs or other common stock, Common Equity interests or ordinary shares into which the Notes are then convertible) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) for more than one Trading Day;

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Issuer, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock, ordinary shares, Common Equity interests or ADRs that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)). If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following the effective date of such transaction, references to the Issuer in this definition shall instead be references to such other entity. For purposes of this definition, any transaction that constitutes a Fundamental Change pursuant to both clause (a) and clause (b) of such definition shall be deemed a Fundamental Change solely under clause (b) of such definition.

“Fundamental Change Issuer Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is made.

“Global Note” shall have the meaning specified in Section 2.05(d) and shall constitute a Global Security for purposes of the Base Indenture.

“Guaranteed Obligations” shall have the meaning specified in Section 12.01.

“Guarantor” means each Subsidiary of the Issuer that is or becomes a party to this Indenture and the Collateral Documents pursuant to Section 4.08.

“Guarantor Cash Threshold” means an amount of cash and Cash Equivalents held in Deposit Accounts or Securities Accounts of the Subsidiaries of the Issuer not exceeding (a) $4,000,000 for any Subsidiary or (b) $40,000,000 in the aggregate for all Subsidiaries of the Issuer.

“Immaterial Foreign Subsidiary” shall have the meaning specified in the Security Agreement.

“Indebtedness” means, with respect to any specified Person, (a) any indebtedness of such Person (excluding, for the avoidance of doubt, accrued expenses, trade payables and hedging obligations) in respect of borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP, (c) all obligations described in clauses (a), (b) and (d) of others secured by any Lien on any asset owned or held by such Person regardless of whether the obligations secured thereby have been assumed by such Person or is non-recourse to the credit of such Person and (d) any guarantee by such Person of obligations of obligations described in clauses (a) and (b) of another.

“Indenture” shall have the meaning specified in the first paragraph of this Supplemental Indenture.

“Intellectual Property” shall have the meaning specified in the Security Agreement.

“Intercompany License” means the exclusive license of Intellectual Property as granted pursuant to that certain License Agreement, dated and effective as of May 22, 2015, by and between the Issuer and Intercept Pharma Europe Ltd.

“Interest Payment Date” means each February 15 and August 15 of each year, beginning on February 15, 2022.

“Issuer” shall have the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article 11 hereof, shall include its successors and assigns.

“Last Reported Sale Price” of the Common Stock on any date means, as determined by the Issuer, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. The “Last Reported Sale Price” shall be determined without reference to after-hours trading or extended market trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock on the relevant date the Issuer obtains from one or more nationally recognized independent investment banking firms selected by the Issuer for this purpose.

“Lien” means, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, encumbrance, charge, assignment, hypothecation, security interest or encumbrance of any kind, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that in no event shall an operating lease, sublease, license or sublicense (other than an exclusive license securing Indebtedness) be deemed to constitute a Lien.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in subclause (x) of clause (b) of the definition thereof).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion, (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Material Intellectual Property” means any Intellectual Property that is material to the operation of the business of the Issuer and its Subsidiaries, taken as a whole; provided, that the parties hereto acknowledge that, as of the date hereof, no Intellectual Property other than the issued patents that are listed in the FDA’s Orange Book List of Approved Drug Products With Therapeutic Equivalence Evaluations for OCALIVA (NDA 207999) and the trademarks for OCALIVA and the design mark associated therewith shall be considered to be material to the business of Issuer and its Subsidiaries, taken as a whole; provided, however, that (i) any licenses or rights in Intellectual Property granted by the Issuer to any Subsidiary or licenses or rights between, or among, any Subsidiaries in existence on the date of the Indenture, including, without limitation, the licenses and rights in Intellectual Property granted pursuant to the Intercompany License, and (ii) any non-exclusive licenses or licenses that are exclusive only in respect of immaterial rights, fields or territories, shall, in each case, not constitute ownership of Material Intellectual Property (or a transfer or disposition of Material Intellectual Property).

“Maturity Date” means February 15, 2026.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“Moody’s” means Moody’s Investor Services, Inc. or any successor by merger or consolidation to its business.

“Mortgage” means an agreement, including a mortgage, deed of trust or any other document, creating and evidencing a valid first priority Lien (subject, as to priority, to Permitted Liens) in favor of the Collateral Agent on Mortgaged Property, with such schedules and including such provisions as shall be necessary, in the good faith determination of the Issuer, to conform such document to applicable local law or as shall be customary under applicable local law.

“Mortgaged Property” means each fee owned Real Property, if any, which shall be subject to a Mortgage delivered after the date of this Indenture pursuant to Section 4.08(c).

“Note” or “Notes” shall have the meaning specified in the third paragraph of the recitals of this Supplemental Indenture.

“Note Guarantee” means the guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Note Party” means, collectively, the Issuer and the Guarantors.

“Notes Documents” means this Indenture, the Notes, the Note Guarantees and the Collateral Documents.

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Issuer arising under this Indenture or the Collateral Documents or otherwise with respect to any Note, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Issuer of any proceeding under any Debtor Relief Laws naming the Issuer as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Issuer under the Indenture or the Collateral Documents include any obligations to pay principal, interest, reimbursement obligations, charges, expenses, fees, disbursements, attorney costs, indemnities and other amounts, in each case, payable by Issuer under the Indenture or the Collateral Documents.

“Observation Period” with respect to any Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior to November 15, 2025 and the Issuer has not issued a Redemption Notice with respect to the Notes, the 40 consecutive Trading Days beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after November 15, 2025 and the Issuer has not issued a Redemption Notice with respect to the Notes, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date; and (iii) if the relevant Conversion Date occurs on or after the date on which the Issuer issues a Redemption Notice with respect to the Notes and prior to the relevant Redemption Date (even if the relevant Conversion Date occurs on or after November 15, 2025), the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding such Redemption Date.

“Officer” means, with respect to the Issuer, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Controller, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“open of business” means 9:00 a.m. (New York City time).

“Optional Redemption” shall have the meaning specified in Section 16.02.

“Original Issue Date” shall mean August 17, 2021.

“Outstanding” means, with respect to any Note, that such Note is considered “Outstanding” under the definition thereof in the Base Indenture; provided that all references to “U.S. Government Obligations” in such definition shall be disregarded with respect to the Notes (solely with respect to obligations described in clause (b) therein); and provided, further, that the following Notes shall be deemed to not be “Outstanding” for purposes of this Supplemental Indenture:

(a)               Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)               Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside and segregated in trust by the Issuer (if the Issuer shall act as its own paying agent);

(c)               Notes that have been paid pursuant to Section 2.09 of the Base Indenture or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.09 of the Base Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by “protected purchasers” in due course;

(d)               Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.07;

(e)               Notes redeemed pursuant to Article 16;

(f)                Notes repurchased by the Issuer pursuant to the penultimate sentence of Section 2.09; and

(g)               Notes repurchased by the Issuer pursuant to Article 15.

“Paying Agent” means the office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase in accordance with Section 3.02 of the Base Indenture.

“Permitted Commercialization Arrangement” means any bona fide, arm’s-length commercialization, research and development, manufacturing and other collaborative arrangements entered into in the good faith business judgment of the Issuer where such arrangements provide for licenses to (or options to license) the Property of the Issuer or any Guarantor with Persons (or Affiliates of Persons) with a primary line of business in the development, commercialization or manufacture of pharmaceutical products or devices.

“Permitted Lien” means any:

(a)               Liens existing on the date hereof (other than Liens securing the Notes (including the Additional Notes));

(b)               Liens in favor of the Issuer or its Subsidiaries;

(c)               Liens on the Collateral which are junior in priority to the Lien securing the Notes;

(d)               Liens on assets acquired, constructed, altered, improved or repaired by the Issuer or any of its Subsidiaries and created prior to, at the time of, or within 360 days (or thereafter if such Lien is created pursuant to a binding commitment entered into prior to, at the time of or within 360 days) after such acquisition (including, without limitation, acquisition through merger or consolidation), construction, alteration, improvement or repair (or the completion of such construction, alteration, improvement or repair or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the price thereof so long as such Liens are no greater than the payment or price, as the case may be, for the assets acquired, constructed, altered, improved or repaired (plus an amount equal to any fees ,expenses or other costs payable in connection therewith);

(e)               Liens securing Indebtedness which is owed to the Issuer or a Subsidiary of the Issuer;

(f)                (x) Liens for Taxes not yet due and payable and Taxes that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles in the United States, (y) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and (z) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law;

(g)               (x) Liens securing obligations with respect to Capital Leases and Purchase Money Debt and (y) any interest or title of a lessor under leases entered into by the Issuer or any Subsidiary of the Issuer in the ordinary course of business;

(h)               Liens incurred (x) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) and (y) pursuant to pledges and deposits of cash or Cash Equivalents in the ordinary course of business securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clause (x);

(i)                Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(j)                Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(k)               Liens on cash or Cash Equivalents (or the accounts in which such cash or Cash Equivalents are held) arising in connection with the defeasance, discharge or redemption of Indebtedness;

(l)                 in connection with the sale or transfer of any Capital Stock or other assets in a transaction not prohibited hereby, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(m)              Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(n)               Liens securing or otherwise arising from judgments not constituting an Event of Default;

(o)               Liens at any one time outstanding securing obligations in a principal amount not to exceed $5,000,000; and

(p)               Liens securing the Notes (other than Additional Notes).

“Permitted Refinancing Indebtedness” means with respect to any Indebtedness of any Person, any refinancing, refunding, renewal, replacement, defeasance, discharge or extension of such Indebtedness (each, a “refinancing”, with “refinanced” having a correlative meaning); provided, that (a) the aggregate principal amount (or accreted value, if applicable) does not exceed the then outstanding aggregate principal amount (or accreted value, if applicable) of the Indebtedness so refinanced, except by an amount equal to all unpaid accrued or capitalized interest thereon, any make-whole payments or premium (including tender premium) applicable thereto or paid in connection therewith, any swap breakage costs and other termination costs related to hedge agreements, plus upfront fees and original issue discount on such refinancing Indebtedness, plus other customary fees and expenses in connection with such refinancing, (b) such refinancing has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced, (c) the borrower/issuer under such refinancing is the same Person that is the borrower/issuer under the Indebtedness being so refinanced and the other Persons that are (or are required to be) obligors under such refinancing are not more expansive than the Persons that are (or are required to be) obligors under the Indebtedness being so refinanced, except that any Guarantor may be an obligor thereof if otherwise permitted by this Indenture, (d) in the event such Indebtedness being so refinanced is contractually subordinated in right of payment to the Obligations, such refinancing shall contain subordination provisions that are substantially the same (as determined in good faith by the Issuer) as those in effect prior to such refinancing or are not materially less favorable, taken as a whole (as determined in good faith by Issuer), to the Secured Parties than those contained in the Indebtedness being so refinanced or are otherwise reasonably acceptable to the Trustee and (e) such refinancing does not provide for the granting or obtaining of collateral security from, or obtaining any lien on any assets of, any Person, other than collateral security obtained from Persons that provided (or were required to provide) collateral security with respect to Indebtedness being so refinanced (so long as the assets subject to such liens were or would have been required to secure the Indebtedness so refinanced).

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and multiples of $1,000 in excess thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Pledged Securities” shall have the meaning specified in the Security Agreement.

“Pledgor” shall have the meaning specified in the Security Agreement.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.09 of the Base Indenture in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Private Placement Legend” has the meaning provided in Exhibit C to this Supplemental Indenture.

“Products” means (i) the commercially marketed OCALIVA product (NDA 207999) and (ii) the fixed dose combination product of obeticholic acid and bezafibrate under development by the Issuer and its Subsidiaries.

“Property” means, with respect to any Person, an interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including intellectual property rights and Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Purchase Money Debt” means Indebtedness:

(a)               incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Stock) of such Person or any Subsidiary; or

(b)               that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed (including additions and improvements thereto, and any casualty insurance proceeds with respect thereto); provided, however, that individual financings of assets provided by one lender may be cross collateralized to other financings of assets provided by such lender;

and in either case that does not exceed 100% of the cost of such assets (including the installation, delivery and construction costs and additions and improvements thereto).

“QIB” or “Qualified Institutional Buyer” means a “qualified institutional buyer,” as that term is defined in Rule 144A.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other Property and rights incidental to the ownership, lease or operation thereof.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise). The definition of “record date” in the Base Indenture shall not apply to the Notes, and, solely for purposes of the Notes, references to “record date” in the Base Indenture (other than in Section 7.02 of the Base Indenture) shall be deemed instead to be references to “Regular Record Date” as such term is defined in this Supplemental Indenture.

“Redemption Date” shall have the meaning specified in Section 16.03(a).

“Redemption Notice” shall have the meaning specified in Section 16.03(a).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.02, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date shall be paid to Holders of record of such Notes on such Regular Record Date, and the Redemption Price shall be equal to 100% of the principal amount of such Notes).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date” or “regular record date,” with respect to any Interest Payment Date, shall mean the February 1 or August 1 (whether or not such day is a Business Day) immediately preceding the applicable February 15 or August 15 Interest Payment Date, respectively.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.07(a).

“Reporting Obligations” shall have the meaning specified in Section 6.04.

“Resale Restriction Termination Date” has the meaning provided in Exhibit C to this Supplemental Indenture.

“Restricted Common Stock Legend” has the meaning provided in Exhibit D to this Supplemental Indenture.

“Restricted Debt” means (x) any unsecured Indebtedness with an aggregate principal amount of $75,000,000 or greater or (y) any Indebtedness that is subordinated in right of payment to the Notes. For the avoidance of doubt, the Notes shall not constitute Restricted Debt.

“Restricted Debt Payment” means any payment in cash in respect of the principal of (including any paid-in-kind principal) any Restricted Debt, including, without limitation, any payment at stated maturity, the principal portion of any amortization payment, any purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt, and any sinking fund or similar deposit in respect of such Restricted Debt.

“Restricted Global Note” shall have the meaning specified in Section 2.03(b).

“Restricted Payment” means any (a) declaration or payment of any cash dividend or making of any cash payment or distribution on account of the Common Stock or any preferred stock of the Issuer or (b) purchase, redemption, defeasance or other acquisition or retirement for value of any Common Stock or preferred stock of the Issuer.

“Restricted Security” means any Note except for (a) a Note from which the Private Placement Legend has been removed in accordance with the terms of the Notes and (b) a Note issued upon registration of transfer of, or in exchange for, Notes which are not Restricted Securities.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or such other market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Secured Parties” shall have the meaning specified in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Account” shall have the meaning specified in the Security Agreement.

“Security Agreement” means that certain Security Agreement, dated the date hereof, between the Issuer and the Collateral Agent for the benefit of the Secured Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time by one or more Security Joinder Agreements or otherwise.

“Security Agreement Collateral” means all Property pledged or granted as collateral pursuant to the Security Agreement delivered on the date of this Indenture or thereafter pursuant to the Indenture or the Collateral Documents.

“Security Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 1 to the Security Agreement.

“Settlement Amount” shall have the meaning specified in Section 14.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Issuer.

“Settlement Notice” shall have the meaning specified in Section 14.02(a)(iii).

“Share Exchange Event” shall have the meaning specified in Section 14.07(a).

“Significant Subsidiary” means a Subsidiary of the Issuer that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified (or deemed specified) in the Settlement Notice related to any converted Notes.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” means (i) with respect to any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change where the holders of Common Stock receive solely cash in exchange for the Common Stock, the cash amount paid per share in such Make-Whole Fundamental Change, (ii) with respect to any other Make-Whole Fundamental Change, the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change, (iii) with respect to any conversion in connection with an Optional Redemption, the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the related Redemption Notice is provided to Holders by the Issuer and (iv) with respect to any Stock Price Condition Conversion, the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the last Trading Day of the quarter immediately preceding the Stock Price Condition Conversion Quarter.

“Stock Price Condition” shall have the meaning specified in Section 14.01(b)(iv).

“Stock Price Condition Conversion” shall have the meaning specified in Section 14.01(b)(iv).

“Stock Price Condition Conversion Quarter” shall have the meaning specified in Section 14.01(b)(iv).

“Subsidiary” means, notwithstanding anything in the Base Indenture to the contrary, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.02(a).

“Supplemental Indenture” shall have the meaning specified in the first paragraph of this Supplemental Indenture.

“Survey” means either (1) an American Land Title Association/American Congress on Surveying and Mapping form survey, for which all necessary fees (where applicable) have been paid or reasonably satisfactory arrangements have been made for payment, certified to the Collateral Agent and the issuer of the Title Policies by a land surveyor duly registered and licensed in the States in which the Property described in such surveys is located, or (2) such documentation as is sufficient for the Title Company to remove the standard survey exception from the Title Policy for such Property and provide reasonably required survey coverage and survey-related endorsements.

“Surviving Entity” shall have the meaning specified in Section 4.07(a).

“Taxes” shall have the meaning specified in Section 4.07(a).

“Territory” shall mean the United States of America.

“Title Company” means any title insurance company as shall be retained by the Issuer.

“Title Policy” means, with respect to each Mortgage, a policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first priority mortgage Lien (subject to Permitted Liens) on the Mortgaged Property described therein in an amount equal to not less than the Fair Market Value of such Mortgaged Property, which policy (or such marked-up commitment) shall be issued by a Title Company, and contain customary endorsements (as determined in good faith by the Issuer) and no exceptions to title other than Permitted Liens.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if the Common Stock (or such other security) is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; provided further that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The Nasdaq Global Select Market or, if the Common Stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” per $1,000 principal amount of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $1,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Issuer selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“UCC” shall have the meaning specified in the Security Agreement.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal (excluding nominal amortization), including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%” and references to “shares” in the definition of Subsidiary shall exclude directors’ qualifying shares.

Section 1.02.                 References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 4.10(d), Section 4.10(e) or Section 6.04. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03.                  References to Principal. Unless the context otherwise requires, any reference to the principal of, or the principal amount of, any Security or Note in the Base Indenture or this Supplemental Indenture shall be deemed to include the Redemption Price and the Fundamental Change Repurchase Price, if, in such context, the Redemption Price and/or the Fundamental Change Repurchase Price (as applicable) is, was or would be payable in accordance with Article 15 or Article 16, as applicable. Unless the context otherwise requires, any express mention of the Redemption Price or the Fundamental Change Repurchase Price in any provision hereof shall not be construed as excluding the Redemption Price or the Fundamental Change Repurchase Price, as applicable, in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.                 Scope of Supplemental Indenture. This Supplemental Indenture amends and supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time in accordance herewith, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities, and with regard to any matter requiring the consent under the Base Indenture of holders of multiple series of Securities voting together as a single class, the consent of Holders of the Notes voting as a separate class shall also be required and the same threshold shall apply. The provisions of this Supplemental Indenture shall supersede, with respect to the Notes, any conflicting provisions in the Base Indenture.

Section 2.02.                 Designation and Amount. The Notes are hereby created and authorized as a single series of Securities under the Base Indenture. The Notes shall be designated as the “3.50% Convertible Senior Secured Notes due 2026.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $500,000,000, subject to Section 2.09 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 10.05, Section 14.02 or Section 15.04 hereof or Section 2.08, Section 2.09 or Section 2.11 of the Base Indenture.

Section 2.03.                 Form of Notes; Restricted Securities.

(a)               The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Issuer, the Trustee and the Collateral Agent, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Issuer in accordance with the Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

(b)               Notes offered and sold by the Issuer to QIBs in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof shall be issued initially in the form of one or more fully registered Global Notes, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear the Private Placement Legend (the “Restricted Global Note”).

(c)               Notes issued after the Original Issue Date shall be issued initially in the form of one or more fully registered Global Notes, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law.

(d)               If a beneficial interest in the Restricted Global Note is to be transferred after the relevant Resale Restriction Termination Date with respect to such Note, the Security Register shall reflect on its books and records the date and (A) a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred and (B) an increase in the principal amount of a Global Note that does not bear the Private Placement Legend in an amount equal to the principal amount of the beneficial interest being so transferred, unless definitive notes shall have been issued in accordance with paragraph (e) of this Section 2.03, in which case the beneficial interest to be transferred shall be issued in the form of one or more fully registered definitive Notes in accordance with the terms hereof.

(e)               The Global Notes may not be transferred except by the Depositary, in whole and not in part, to another nominee of the Depositary or to a successor of the Depositary or its nominee. If at any time (i) the Depositary notifies the Issuer that the Depositary is unwilling to continue as the Depositary for the Global Notes or ceases to be a clearing agency, and the Issuer fails to appoint a successor Depositary within ninety (90) days, or (ii) if the Issuer so elects, or if there is an Event of Default under the Notes and the Issuer, the Trustee or the Security Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more definitive notes, then the Issuer shall execute, and the Trustee shall, upon receipt of an Issuer Order for authentication, authenticate and deliver, definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes, which the Depositary will distribute to its participants.

(f)                Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note bearing the Private Placement Legend shall bear the Restricted Common Stock Legend (unless the Note or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Issuer with written notice thereof to the Trustee and any transfer agent for the Common Stock). Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the Restricted Common Stock Legend.

(g)               Without limiting the generality of any other provision of this Indenture (including Section 4.10(d) and Section 4.10(e)), the Private Placement Legend affixed to any Note will be deemed, pursuant to this Section 2.03 and the footnote to such Private Placement Legend, to be removed therefrom upon the Issuer’s delivery to the Trustee of notice, signed on behalf of the Issuer by one of its Officers, to such effect (and, for the avoidance of doubt, such notice need not be accompanied by an Officer’s Certificate or an Opinion of Counsel in order to be effective to cause such Private Placement Legend to be deemed to be removed from such Note). If such Note bears a “restricted” CUSIP number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.03 and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP number identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP number in the facilities of such Depositary, then (i) the Company will effect such exchange or procedure as soon as reasonably practicable; and (ii) for purposes of Section 2.03 and 4.10(e), such Global Note will not be deemed to be identified by “unrestricted” CUSIP number until such time as such exchange or procedure is effected.

Section 2.04.                 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Notwithstanding the first paragraph of Section 2.07 of the Base Indenture, accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b)               The Person in whose name any Note (or its Predecessor Note) is registered on the Security Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Principal on any Physical Note shall be payable at the office or agency of the Issuer maintained by the Issuer for such purposes in the contiguous United States of America, which shall initially be the Corporate Trust Office. Principal on any Global Note shall be paid by wire transfer of immediately available funds to the account of the Depositary or its nominee, in accordance with the procedures of the Depositary. The Issuer shall pay, or cause the Paying Agent to pay, interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Security Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $2,000,000, either by check mailed to each such Holder or, upon written application by such a Holder to the Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, if such Holder has provided the Issuer, the Trustee or the Paying Agent with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee, in accordance with the procedures of the Depositary. The third paragraph of Section 2.07 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.04(b) and Section 2.04(c), and any reference in the Base Indenture to such paragraph of Section 2.07 shall, with respect to the Notes, be deemed to refer instead to this Section 2.04(b) and Section 2.04(c), as the context may require.

(c)               Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:

(i)                        The Issuer may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Issuer shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.04(c).

(ii)                        The Issuer may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.05.                  Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The third paragraph of Section 2.08 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.05(a), and any reference in the Base Indenture to such paragraph of Section 2.08 shall, with respect to the Notes, be deemed to refer instead to this Section 2.05(a), as the context may require. Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Issuer pursuant to Section 3.02 of the Base Indenture. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding. All Notes surrendered upon any exchange or transfer provided for in the Indenture shall be promptly cancelled and disposed of by the Trustee in accordance with the Trustee’s customary procedures and the record retention requirements of applicable securities laws. Upon request, the Trustee shall certify to the Issuer as to such cancellation.

(b)               The fifth paragraph of Section 2.08 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.05(b), and any reference in the Base Indenture to such paragraph of Section 2.08 shall, with respect to the Notes, be deemed to refer instead to this Section 2.05(b), as the context may require. No service charge shall be imposed by the Issuer, the Trustee, the Security Registrar, any co-Security Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Issuer may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

(c)               The sixth paragraph of Section 2.08 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.05(c), and any reference in the Base Indenture to such paragraph of Section 2.08 shall, with respect to the Notes, be deemed to refer instead to this Section 2.05(c), as the context may require. None of the Issuer, the Trustee or the Security Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion; or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for redemption in accordance with Article 16, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with the Indenture shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under the Indenture as the Notes surrendered upon such registration of transfer or exchange.

(d)               So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the second paragraph of Section 2.05(e) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with the Indenture and the procedures of the Depositary therefor and shall be settled in same-day funds.

The Depositary shall be a clearing agency registered under the Exchange Act. The Issuer initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

The ninth and tenth paragraphs of Section 2.08 of the Base Indenture shall be superseded by this paragraph of Section 2.05(d), and any reference in the Base Indenture to such paragraphs of such Section 2.08 thereof shall be deemed to refer instead to this paragraph of Section 2.05(d). At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(e)               The eighth paragraph of Section 2.08 of the Base Indenture shall be superseded by this Section 2.05(e), and any reference in the Base Indenture to such paragraph of such Section 2.08 thereof shall be deemed to refer instead to this Section 2.05(e).

If (i) the Depositary notifies the Issuer at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days, (iii) a beneficial owner of any Global Note requests that its beneficial interest therein be issued as a Physical Note and the Issuer, in its sole discretion, so permits or (iv) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Global Note requests that its beneficial interest therein be issued as a Physical Note, the Issuer shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Issuer Order and an Opinion of Counsel for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii) or (iv), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Global Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(e) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

(f)                Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Issuer (or any Person who was an Affiliate of the Issuer at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144). The Issuer shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.07.

Section 2.06.                  Mutilated, Destroyed, Lost or Stolen Notes. The first sentence of the second paragraph of Section 2.09 of the Base Indenture shall be superseded by this Section 2.06, and any reference in the Base Indenture to such sentence of such Section 2.09 thereof shall be deemed to refer instead to this Section 2.06. No service charge shall be imposed by the Issuer, the Trustee, the Security Registrar, any co-Security Registrar or the Paying Agent upon the issuance of any substitute Note, but the Issuer may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen.

Section 2.07.                  Cancellation of Notes Paid, Converted, Etc. Section 2.10 of the Base Indenture shall be superseded by this Section 2.07, and any reference in the Base Indenture to such Section 2.10 thereof shall be deemed to refer instead to this Section 2.07. The Issuer shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion (for the avoidance of doubt, other than pursuant to Section 14.12), if surrendered to any Person other than the Trustee (including any of the Issuer’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and except for Notes surrendered for registration of transfer or exchange, no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of the Indenture. The Trustee shall dispose of cancelled Notes in accordance with its customary procedures and the record retention requirements of applicable securities laws. Upon request, the Trustee shall certify to the Issuer as to such cancellation.

Section 2.08.                  CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.09.                  Additional Notes; Repurchases. The last paragraph of Section 2.03 of the Base Indenture shall be superseded by this Section 2.09, and any reference in the Base Indenture to such paragraph thereof shall be deemed to refer instead to this Section 2.09. The Issuer may, without the consent of the Holders and notwithstanding Section 2.02, reopen the Indenture and issue additional Notes under the Indenture with the same terms and with the same CUSIP number as the Notes initially issued hereunder (other than differences in the issue price, issue date and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal securities law or federal income tax purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Issuer shall deliver to the Trustee an Issuer Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 11.05 of the Base Indenture, as the Trustee shall reasonably request. In addition, the Issuer may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Issuer), repurchase Notes in the open market or otherwise, with or without notice to Holders, whether by the Issuer or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Issuer shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.07 and such Notes shall no longer be considered Outstanding under the Indenture upon their repurchase.

Section 2.10.                  Special Transfer Restrictions.

(a)               Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons): The Security Register shall register such transfer if it complies with all other applicable requirements of the Indenture and,

(i)                        if (x) such transfer is after the relevant Resale Restriction Termination Date with respect to such Note or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Security Register, the Issuer and the Trustee in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Note stating, or has otherwise certified to the Security Register, the Issuer and the Trustee in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion, and that each of it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)                        if the proposed transferor is or is acting through a member of, or participant in, the Depositary (“Agent Member”) holding a beneficial interest in a Global Note, upon receipt by the Security Register, the Issuer and the Trustee of (x) the forms, certifications and other information, if any, required by clause (b)(i)(y) above and (y) written instructions given in accordance with the procedures of the Security Register and of the Depositary, whereupon (A) the Security Register shall reflect on its books and records the date and a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (B) if the proposed transferee is or is acting through an Agent Member, the Security Register shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the beneficial interest being so transferred.

(b)               Private Placement Legend. Unless otherwise required by applicable law, upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Security Register shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, then unless (i) the requested transfer is after the relevant Resale Restriction Termination Date with respect to such Notes, (ii) upon written request of the Issuer after there is delivered to the Security Register and the Issuer an opinion of counsel (which opinion of counsel is satisfactory to the Issuer) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, or (iii) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act, the Security Register shall deliver only Notes that bear the Private Placement Legend.

(c)               Other Transfers. The Security Register shall effect and register, upon receipt of a written request from the Issuer to do so, a transfer not otherwise permitted by this Section 2.10, such registration to be done in accordance with the otherwise applicable provisions of this Section 2.10, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion of counsel is satisfactory to the Issuer) to the effect that, and such other certifications or information as the Issuer or the Trustee may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

A Note that is a Restricted Security may not be transferred other than as provided in this Section 2.10. A beneficial interest in a Global Note that is a Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this Section 2.10.

(d)               General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Supplemental Indenture and in the Private Placement Legend, as applicable, and agrees that it will transfer such Note only as provided in this Supplemental Indenture.

The Security Register shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.10 for so long as the Notes remain outstanding. The Issuer shall have the right to require the Security Register to deliver to the Issuer, at the Issuer’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Register.

In connection with any transfer of any Note, the Trustee, the Security Register and the Issuer shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in conclusively relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder or beneficial owner, and any transferee of any Note, regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01.                  Applicability of Article 10 of the Base Indenture.

(a)               Section 10.01 of the Base Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 3 shall, with respect to the Notes, supersede in their entirety Section 10.01 of the Base Indenture, and all references in the Base Indenture to Section 10.01 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 3 or the applicable provisions set forth in this Article 3, respectively.

Section 3.02.                  Satisfaction and Discharge. The Indenture shall upon request of the Issuer contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging satisfaction and discharge of the Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.09 of the Base Indenture) have been delivered to the Trustee for cancellation; or (ii) the Issuer has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or cash, shares of Common Stock or a combination thereof, as applicable, solely to satisfy the Issuer’s Conversion Obligation, sufficient to pay all of the Outstanding Notes and all other sums due and payable under the Indenture by the Issuer; and (b) the Issuer has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with. Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Issuer to the Trustee under Section 6.06 of the Base Indenture shall survive.

Section 3.03.                  Covenant Termination.

(a)               Notwithstanding anything to the contrary herein, at the time that less than fifteen percent (15%) of the original principal amount of the Notes issued on the date of this Indenture remain outstanding, the Issuer and any Guarantor will, subject to the satisfaction of the conditions set forth in this Section 3.03, automatically be released from each of their obligations under the Collateral Documents and the covenants contained in Sections 4.08 through 4.15 with respect to the outstanding Notes (hereinafter, “Covenant Termination”), and such covenants shall no longer have any effect. For this purpose, Covenant Termination means that, with respect to the outstanding Notes and the Note Guarantees, the Issuer and any Guarantor may omit to comply with and shall have no liability in respect of any terms, condition or limitation set forth in any such Collateral Document or covenant, whether directly or indirectly, by reason of any reference elsewhere herein or therein to any such Collateral Document or covenant or by reason of any reference in any such Collateral Document or covenant to any other provision herein or therein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.02, but, except as specified in this Section 3.03, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby.

(b)               In order to exercise Covenant Termination under clause (a) above, the Issuer shall have delivered an Officer’s Certificate to the Trustee and the Collateral Agent stating that less than fifteen percent (15%) of the original principal amount of the Notes issued on the date of this Indenture remains outstanding.

ARTICLE 4

PARTICULAR COVENANTS OF THE ISSUER

Section 4.01.                  Paying Agent and Conversion Agent. The Issuer hereby initially designates the Trustee as the Paying Agent, Security Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the contiguous United States of America where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served. The rights, privileges and immunities of the Trustee set forth in the Base Indenture shall be applicable to each of the Paying Agent, Security Registrar, Conversion Agent and Custodian.

Section 4.02.                  Provisions as to Paying Agent. (a) Section 10.04 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 4.02, and any reference in the Base Indenture to such Section 10.04 shall, with respect to the Notes, be deemed to refer instead to this Section 4.02, as the context may require. Notwithstanding anything in the Base Indenture to the contrary, any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall, subject to applicable escheat law, be paid to the Issuer on request of the Issuer contained in an Officer’s Certificate, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Issuer shall, at its sole expense, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and shares of Common Stock remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Issuer.

Section 4.03.                  Annual Compliance Certificate. Within 120 days after the end of each fiscal year of the Issuer ending after the date hereof, the Issuer will deliver to the Trustee a written statement covering the previous fiscal year, signed by two of its officers, stating whether they have knowledge of any default by the Issuer in the performance or fulfillment of any covenant, agreement or condition contained in the Indenture that occurred during such fiscal year and is still continuing as of the date of such certificate. Section 3.05 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 4.03, and any reference in the Base Indenture to such Section 3.05 shall, with respect to the Notes, be deemed to refer instead to this Section 4.03.

Section 4.04.                  [RESERVED].

Section 4.05.                  Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.06.                  Further Instruments and Acts. Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

Section 4.07.                  Additional Amounts.

(a)               If the Issuer amalgamates, consolidates with, merges with or into, or sells, conveys, transfers or leases its property and assets substantially as an entirety to, any Person and the resulting, surviving or transferee Person is not organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (such Person or any successor thereto, the “Surviving Entity”), then all payments and deliveries made by, or on behalf of, the Surviving Entity under or with respect to the Notes, including, but not limited to, payments of principal (including, if applicable, the Fundamental Change Repurchase Price and the Redemption Price), payments of interest and deliveries of cash, Common Stock or other Reference Property (together with payment of cash in lieu of any fractional shares of Common Stock) upon conversion, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or within the jurisdiction, excluding the United States, in which the Surviving Entity is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made by or on behalf of the Surviving Entity for purposes of the tax law of that jurisdiction (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Surviving Entity shall pay to the Holder of each Note such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owners after such withholding or deduction (and after deducting any Taxes imposed or levied by a Relevant Taxing Jurisdiction on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owners had no such withholding or deduction been required; provided that no Additional Amounts will be payable for or on account of:

(A)          any Taxes to the extent such Taxes would not have been imposed but for:

(1)               the existence of any present or former connection between the Holder or such beneficial owners of such Note and the Relevant Taxing Jurisdiction, including, without limitation, being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein, but excluding the mere holding or enforcement of such Note or the receipt of payments thereunder;

(2)               the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) and interest on such Note or the delivery of cash, Common Stock and other Reference Property (together with payment of cash in lieu of any fractional shares of Common Stock) upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for; or

(3)               the failure of the Holder or such beneficial owners, to the extent they were legally entitled to do so, to comply with a timely request from the Surviving Entity to provide certification, information, documents or other evidence concerning such Holder’s or such beneficial owners’ nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation, treaty or administrative practice of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owners;

(B)           any estate, inheritance, gift, sale, transfer, excise, personal property or similar Taxes;

(C)              any Taxes to the extent such Taxes result from the presentation of any Note for payment (where presentation is required for payment) and the payment can be made without such withholding or deduction by the presentation of the Note for payment to at least one other Paying Agent in a member state of the European Union;

(D)             any Taxes that are payable otherwise than by withholding from payments under or with respect to the Notes;

(E)              any Taxes required by sections 1471 through 1474 of the Code (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(F)              any combination of Taxes referred to in the preceding clauses (A) through (E).

Furthermore, Additional Amounts shall not be paid for any Taxes with respect to any payment of the principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) and interest on such Note or the delivery of cash, Common Stock or other Reference Property (together with payment of cash in lieu of any fractional shares of Common Stock) upon conversion of such Note to a Holder, if the Holder is a fiduciary, partnership or Person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

(b)               Any reference in the Indenture or the Notes in any context to the delivery of cash, Common Stock or other Reference Property (together with payment of cash in lieu of any fractional shares of Common Stock) upon conversion of any Note or the payment of principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) and interest on, any Note or any other amount payable with respect to such Note, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Section 4.07.

(c)               As a condition to receiving any Additional Amounts, each Holder entitled to any Additional Amounts shall cooperate with the Surviving Entity and the Trustee in complying with any timely request from the Surviving Entity to provide any certification, information, documents or other evidence to confirm such Holder’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction (or to make any declaration or satisfy any other reporting requirement relating to such matters), if and to the extent that due and timely compliance with such request is required by statute, regulation, treaty or administrative practice of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder. Each Holder entitled to any Additional Amounts shall cooperate with the Surviving Entity and the Trustee in determining the applicable withholding tax rate and the amount of Additional Amounts payable in respect thereof to assist the Surviving Entity or Trustee in determining the applicable withholding tax rate and the amount of Additional Amounts payable in respect thereof. The Issuer shall furnish to the Trustee documentation reasonably satisfactory to the Trustee evidencing payment of any Taxes so deducted or withheld and the amount of any Additional Amounts payable thereon. Copies of such documentation will be made available by the Trustee to the relevant Holders upon written request to the Trustee.

(d)               The obligations under this Section 4.07 shall survive any termination or discharge of the Indenture and any transfer by a Holder or beneficial owner of its Notes.

Section 4.08.      Covenant to Guarantee Obligations and Give Security. The Issuer will:

(a)               With respect to any Person that is or becomes a Subsidiary (other than an Immaterial Foreign Subsidiary) of the Issuer or any Guarantor after the date of this Indenture, promptly (and in any event within 60 days after such Person becomes a Subsidiary) deliver to the Collateral Agent the certificates, if any, representing all of the certificated Capital Stock (other than any Excluded Capital Stock) of such Subsidiary held by the Issuer or such Guarantor, as applicable, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Capital Stock; provided that, during any period in which delivery is not practicable, impossible or otherwise restricted as a result of a force majeure (including, without limitation, a pandemic, outbreak or similar health issue), no certificates or instruments representing any Pledged Securities or Deliverable Intercompany Notes shall be required to be delivered to the Collateral Agent but shall be required to be delivered promptly after the expiration of any such period. If any Capital Stock of a Subsidiary of the Issuer or any Guarantor ceases to constitute Excluded Capital Stock but remains Capital Stock of a Subsidiary of the Issuer that is a Guarantor, then such Capital Stock shall be delivered pursuant to this Section 4.08 (within the time periods specified herein).

(b)               With respect to any Subsidiary of the Issuer that (i) owns any Material Intellectual Property or (ii) for any period exceeding 30 consecutive days (the last day of such period, the “Cash Trigger Date”), has cash and Cash Equivalents with an average daily balance in excess of the Guarantor Cash Threshold, such Subsidiary shall promptly (and in any event within 60 days after such Subsidiary comes to own such Material Intellectual Property or the Cash Trigger Date, as applicable), and the Issuer may at its option cause any Subsidiary to, (i) execute (x) a supplemental indenture substantially in the form of Exhibit B hereto to become a Guarantor, (y) a Security Joinder Agreement to cause such Subsidiary to become a Pledgor, and (z) appropriate joinder documentation with respect to the other Notes Documents (to the extent required under such other Notes Documents) and (ii) take all actions reasonably necessary to cause the Lien created by the applicable Collateral Document to be duly perfected to the extent required by such Collateral Document in accordance with all applicable law (as determined in good faith by the Issuer), including the filing of financing statements in the jurisdiction of incorporation or organization or such Person (or equivalent registrations); provided, that if Subsidiaries of the Issuer have cash and Cash Equivalents in excess of clause (b) of the Guarantor Cash Threshold for any period exceeding 30 consecutive days, then the Issuer shall designate which of such Subsidiaries shall become guarantors under this Section 4.08(b) to the extent necessary to cause such excess to be eliminated.

(c)               Promptly grant to the Collateral Agent (and in any event within 90 days of the acquisition thereof) a security interest in and Mortgage on each Real Property owned in fee by the Issuer and located in the United States as is acquired by the Issuer after the date of this Indenture and that, together with any improvements thereon, individually has a Fair Market Value of at least $10,000,000 as of the date of acquisition thereof (unless the subject Property is already mortgaged to a third party or is otherwise not required to constitute Collateral as of the date of the acquisition thereof). Such Mortgages shall be granted pursuant to the documentation reasonably necessary (as determined in good faith by the Issuer) to properly grant and perfect the Collateral Agent’s Liens in such Mortgaged Property and, upon recording or filing in the applicable land records, shall constitute valid and perfected first priority Liens granted to the Collateral Agent, subject only to Permitted Liens. The Collateral Agent is hereby authorized (but shall not be obligated) to ensure such Mortgages are duly recorded or filed in such manner and in such places as are required by applicable legal requirements to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages, provided that it is acknowledged and agreed that if, in connection with the recording of any Mortgage, a mortgage or other similar tax would be owed in respect of the entire amount of the Obligations, the amount secured by the applicable Mortgage shall be limited to an amount not in excess of the Fair Market Value of the Real Property and improvements secured by such Mortgage). Issuer shall (i) deliver to the Collateral Agent a “Standard Flood Determination Form” in a form approved by the Federal Emergency Management Agency (or any successor agency) which such form shall, to the extent required by applicable law, indicate whether such property is located in an area designated as a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency); and if any building on such property is located in an area designated to be a “flood hazard area,” evidence of flood insurance on such property obtained by the Issuer in accordance with Section 4.09; and (ii) otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as are reasonably necessary to confirm the validity, enforceability, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including Title Policy, a Survey and local counsel opinion in respect of such Mortgage) required to be subject to a Mortgage and shall take such actions relating to insurance and respect to such after-acquired Real Property and execute and/or deliver to the Collateral Agent such insurance certificates and other documentation (including with respect to title and flood insurance) as are reasonably necessary. In connection with the delivery of any Mortgage, the Issuer shall deliver to the Trustee and the Collateral Agent an Officer’s Certificate stating that the Issuer has complied with the requirements of this paragraph. Notwithstanding any other provision of this Indenture or any Collateral Document, no action will be required with respect to any Real Property located outside the United States.

(d)               If the Issuer determines in good faith that it is required by any applicable law to have appraisals prepared in respect of any Mortgaged Property, if any, the Issuer shall provide appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.

(e)               Notwithstanding anything to the contrary herein or in the Collateral Documents, it is understood and agreed that the Issuer shall not be required to take any action outside the United States to grant, maintain or perfect any security interest in the Collateral (including the execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the United States, any State thereof or the District of Columbia); provided that the execution of documents by individuals outside of the United States and actions taken in connection therewith shall not, in and of themselves, constitute actions taken outside of the United States for purposes of the foregoing; provided, further, that with respect to the Issuer, if it becomes a non-U.S. Successor Company, or any Guarantor that is a Foreign Subsidiary, the Issuer or such Guarantor shall execute and deliver substantially equivalent documents, deliveries and filings to those that are described in Section 4.08(b) as determined in the good faith judgment of the Issuer to cause the Lien on the Collateral to be duly perfected in accordance with applicable law of the jurisdiction of the Issuer or such Guarantor (in each case, to the extent practicable in such jurisdiction).

Section 4.09.                  Maintenance of Insurance. The Issuer will maintain, with insurance companies that the Issuer believes (in the good faith judgment of the management of the Issuer) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance with respect to its insurable Property in at least such amounts (after giving effect to any self-insurance which the Issuer believes (in the good faith judgment of management of the Issuer) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Issuer believes (in the good faith judgment of the management of the Issuer) are reasonable and prudent in light of the size and nature of its business.

Section 4.10.                  Rule 144A Information Requirements and Annual Reports. (a) At any time the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A.

(b)               The Issuer shall file with the Trustee, within 15 days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of any documents or reports that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment or for which the Issuer is seeking to receive confidential treatment by the Commission, any correspondence with the Commission and any redacted material). Any such document or report that the Issuer files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.10(b) at the time such documents are filed via the EDGAR system. Section 4.02 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 4.10(b), and any reference in the Base Indenture to such Section 4.02 shall, with respect to the Notes, be deemed to refer instead to this Section 4.10(b).

(c)               Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

(d)               If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Issuer fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Issuer’s Affiliates or Holders that were the Issuer’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Issuer shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Issuer’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Issuer’s Affiliates (or Holders that were the Issuer’s Affiliates at any time during the three months immediately preceding) as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes. As used in this Section 4.10(d), documents or reports that the Issuer is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Issuer furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e)               If, and for so long as, the Private Placement Legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Issuer’s Affiliates or Holders that were the Issuer’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 385th day after the last date of original issuance of the Notes, the Issuer shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the Private Placement Legend on the Notes has been removed or deemed removed in accordance with the terms of this Indenture, the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable pursuant to Rule 144 by Holders other than the Issuer’s Affiliates (or Holders that were the Issuer’s Affiliates at any time during the three months immediately preceding) (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes).

(f)                Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(g)               The Additional Interest that is payable in accordance with Section 4.10(d) or Section 4.10(e) shall be in addition to any Additional Interest that may accrue on the Notes as a result of the Issuer’s election pursuant to Section 6.04. In no event shall Additional Interest payable pursuant to Section 4.10(d), Section 4.10(e) and Section 6.04, in the aggregate, exceed 0.50% per annum of the principal amount of the Notes Outstanding.

(h)               If Additional Interest is payable by the Issuer pursuant to Section 4.10(d) or Section 4.10(e), the Issuer shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Issuer has paid Additional Interest directly to the Persons entitled to it, the Issuer shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 4.11.                  Impairment of Security Interest. The Issuer shall not, and shall not permit any of its Subsidiaries to, knowingly take or omit to take any action that would have the result of impairing the security interest with respect to the Collateral for the benefit of the Secured Parties; provided that the foregoing shall not prohibit the incurrence of Permitted Liens, the disposition of assets otherwise permitted or not prohibited under this Indenture or any other action or inaction that is otherwise permitted or not prohibited by this Indenture.

Section 4.12.                  Limitations on Specified Subsidiary Debt. The Issuer will not permit (i) Intercept Pharma Europe Ltd. (or any other Subsidiary of the Issuer that subsequently is granted the Intercompany License, including by assignment of the Intercompany License from Intercept Pharma Europe Ltd.), or (ii) any direct or indirect parent of Intercept Pharma Europe Ltd. (or any direct or indirect parent of such other Subsidiary of the Issuer that subsequently is granted the Intercompany License) to incur, assume or guarantee any unsecured Indebtedness (other than the Notes) unless such Person is or becomes a Note Party; provided that this limitation shall not apply to Indebtedness between or among the Issuer and its Subsidiaries or Indebtedness incurred in the ordinary course of business.

Section 4.13.                  Limitations on Secured Debt. The Issuer will not, and will not permit any Subsidiary that is not an Immaterial Foreign Subsidiary to, directly or indirectly, incur, assume or guarantee any Indebtedness (including any Additional Notes) secured by a Lien (other than any Permitted Lien) on the assets of the Issuer and its Subsidiaries.

Section 4.14.                  Limitation on Restricted Payments and Restricted Debt Payments.

(a)               The Issuer will not make any Restricted Payment other than:

(i)            payments made or expected to be made by the Issuer or any of its Subsidiaries in respect of withholding or similar taxes payable upon exercise or vesting of equity or equity-linked securities referencing Common Stock by any future, present or former employee, director, officer, member of management or consultant of the Issuer or any Subsidiary or any direct or indirect parent company of the Issuer and any repurchases of such equity-linked securities or of Common Stock deemed to occur upon exercise or vesting of such Common Stock, stock options, warrants or other equity-based awards if Common Stock represents a portion of the exercise price or vesting of such options, warrants or awards;

(ii)           cash payments or payments in lieu of issuing fractional shares in connection with the exercise, vesting, conversion or grant of Common Stock or of warrants, options or other securities vesting as, convertible into or exchangeable for Common Stock of the Issuer or any direct or equity of indirect parent of the Issuer;

(iii)          payments in respect of Common Stock deemed to occur upon the redemption, purchase, conversion, discharge, defeasance or other repayment or acquisition of Indebtedness of the Issuer or any of its Subsidiaries that is convertible into, exchangeable for, or in reference to, Common Stock, including any Restricted Debt Payment made in compliance with Section 4.14(b);

(iv)         any Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of Common Stock of the Issuer or equity of any direct or indirect parent company of the Issuer held by any future, present or former employee, director, officer, member of management or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or arrangement, or any stock subscription or shareholder agreement; provided that the aggregate amount of Restricted Payments made under this clause (iv) do not exceed in any calendar year an amount equal to $2,000,000 (with unused amounts in any calendar year being carried over to succeeding calendar years), provided further that the repurchase of Common Stock deemed to occur upon the exercise of options, warrants or similar instruments if such Common Stock represent all or a portion of the exercise price thereof or payments or in lieu of the issuance of fractional shares of Common Stock or in respect of withholding to pay other taxes payable in connection therewith, will not be deemed to constitute a Restricted Payment;

(v)          the purchase by the Issuer of fractional shares arising out of stock dividends, splits, combinations, tenders or exchanges of Common Stock, stock options, other equity awards or business combinations and payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets;

(vi)          any Restricted Payment made in connection with the purchase by the Issuer of any of its Common Stock in connection with the issuance of the Notes or substantially concurrently with any other equity-linked securities;

(vii)         any Restricted Payment made by the Issuer to comply with the terms of the Indenture or the Collateral Documents; and

(viii)        other Restricted Payments in an aggregate amount not to exceed $5,000,000.

(b)               The Issuer will not make any Restricted Debt Payment other than:

(i)           any payments with respect to any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement thereof made by exchange for, or out of the proceeds of, Permitted Refinancing Indebtedness;

(ii)           any payments permitted by the applicable terms of subordination that are approved in accordance with Section 10.03 of this Indenture;

(iii)          (x) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Common Equity, and (y) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into, or by reference to, Common Equity (including, for the avoidance of doubt, settlement of such conversion in cash or a combination of cash and Common Equity);

(iv)         Restricted Debt Payments as part of applicable high-yield discount obligation catch-up payments;

(v)          any payments of principal pursuant to mandatory repurchase offers with respect to Restricted Debt (and related payments of interest) made in connection with any fundamental change repurchase offer (however characterized) (such offer, not including any payment for accrued but unpaid interest, not exceeding 101% of the outstanding principal balance of such Restricted Debt), provided that such Restricted Debt Payment may only be made concurrently with, or following, any payment of the Fundamental Change Repurchase Price hereunder in respect of the transaction giving rise to such fundamental change repurchase offer;

(vi)         with respect to the 2023 Convertible Notes or any Permitted Refinancing Indebtedness thereof, scheduled payments, including payment at maturity, and open market purchases, provided that the purchase price therefor shall not exceed 100% of the principal amount thereof; and

(vii)        any Restricted Debt Payment made by the Issuer or its Subsidiaries to comply with applicable laws or the terms of the Indenture or the Collateral Documents.

Section 4.15.                  Limitation on Transfers of Material Intellectual Property. No Note Party shall transfer any Material Intellectual Property to any Subsidiary of the Issuer, whether by way of Restricted Payment, investment, asset sale or other disposition or transfer, unless the transferee is, or such transferee becomes in accordance with Section 4.08, a Note Party hereunder and complies with all requirements under Section 4.08; provided, that any transfer or other disposition to a Subsidiary of (i) any licenses or rights in Intellectual Property granted by the Issuer to any Subsidiary or licenses or rights between, or among, any Subsidiaries in existence on the date of the Indenture, including, without limitation, the licenses and rights in Intellectual Property granted pursuant to the Intercompany License, and (ii) any non-exclusive licenses or licenses that are exclusive only in respect of immaterial rights, fields or territories, shall not be deemed a disposition or transfer under this Section 4.15, provided that neither the Issuer nor any Subsidiary of the Issuer may sell, Exclusively License or otherwise transfer title, ownership or exclusive rights to (excluding, for the avoidance of doubt, non-exclusive licenses or licenses that are exclusive only in respect of immaterial rights or fields or for outside of the Territory) any Material Intellectual Property for use in the Field to a Person that is not the Issuer or a Subsidiary of the Issuer.

ARTICLE 5

[INTENTIONALLY OMITTED]

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01.                  Applicability of Article 5 of the Base Indenture. Article 5 of the Base Indenture shall not apply to the Notes. Instead, the provisions set forth in this Article 6 shall, with respect to the Notes, supersede in its entirety Article 5 of the Base Indenture, and all references in the Base Indenture to Article 5 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 6 and the applicable provisions set forth in this Article 6, respectively.

Section 6.02.                 Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)               default in any payment of interest on any Note when due and payable, and the default continues for a period of thirty (30) days;

(b)               default in the payment of principal of any Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)               failure by the Issuer to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of five (5) Business Days;

(d)               failure by the Issuer to issue a Fundamental Change Issuer Notice in accordance with Section 15.02(c), notice of a specified corporate transaction or Corporate Event in accordance with Section 14.01(b)(ii) or Section 14.01(b)(iii), notice of a Make-Whole Fundamental Change in accordance with Section 14.03 or notice of a Share Exchange Event in accordance with Section 14.07(a), in each case, when due, and such failure continues for a period of four (4) Business Days after the due date;

(e)               failure by the Issuer to comply with its obligations under Article 11;

(f)                failure by the Issuer for 90 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding has been received by the Issuer to comply with any of its other agreements contained in the Notes or the Indenture;

(g)               default by the Issuer or any Significant Subsidiary of the Issuer with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed that has a principal amount in excess of $35,000,000 (or its foreign currency equivalent) in the aggregate of the Issuer and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable without such indebtedness having been discharged or the acceleration of payment of such indebtedness having been cured, rescinded, waived or annulled within 30 days after written notice of such acceleration having been received by the Issuer or such Significant Subsidiary or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable (after any applicable grace period) at its stated maturity (or, if later, at the expiration of any grace period provided in such indebtedness), upon required repurchase, upon declaration of acceleration or otherwise;

(h)               a final judgment for the payment of $35,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Issuer or any Subsidiary of the Issuer, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)                 the Issuer or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Issuer or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(j)                 an involuntary case or other proceeding shall be commenced against the Issuer or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Issuer or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days;

(k)               any security interest and Liens purported to be created by any Collateral Document on any material portion of the Collateral shall cease to be in full force and effect or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Collateral Documents (including a valid and perfected security interest in and Lien on all of the Collateral thereunder in favor of the Collateral Agent) with respect to a material portion of the Collateral, or shall be asserted by or on behalf of the Issuer not to be a valid and perfected security interest in or Lien on the Collateral covered thereby (in each case, except (i) the failure of the Collateral Agent to maintain possession of possessory Collateral received by it, which failure is not a direct result of any act, omission, advice or direction of the Issuer, (ii) in connection with a transaction expressly permitted under the Indenture or the Collateral Documents, in each case solely to the extent such termination or release is permitted under the Indenture or the Collateral Documents or (iii) as a result of the satisfaction and discharge of this Indenture in accordance with Section 3.02 or a Covenant Termination in accordance with Section 3.03); or

(l)                 any Note Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or any Guarantor denies or disaffirms its obligations under its Note Guarantee or gives notice to such effect.

Section 6.03.                  Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Issuer or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, determined in accordance with Section 7.04 of the Base Indenture, or the Trustee by notice in writing to the Issuer (and to the Trustee if given by Holders), may, subject to the provisions of the Indenture, declare 100% of the principal of, and accrued and unpaid interest, if any, on all the Outstanding Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable. If an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Issuer or any Significant Subsidiary occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Outstanding Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or deliver, as the case may be, or shall deposit with the Trustee, as applicable, an amount of cash and/or shares of Common Stock (or other Reference Property) sufficient to pay all installments of accrued and unpaid interest upon all Notes, all amounts of consideration due upon the conversion of any and all Notes that had been converted, and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest, to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time plus one percent) and amounts due to the Trustee pursuant to Section 6.06 of the Base Indenture, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under the Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.10, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Issuer and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.04.                 Additional Interest. Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Issuer elects, the sole remedy for an Event of Default relating to the Issuer’s failure to comply with its obligations as set forth in Section 4.10(b) (the “Reporting Obligations”) shall for the first 180 days after the occurrence of such an Event of Default (which, for the avoidance of doubt, shall not commence until the notice described in Section 6.02(f) has been given, and the related 90-day period described in Section 6.02(f) has passed) consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (x) 0.25% per annum of the principal amount of the Notes Outstanding for each day during the first 90-day period after the occurrence of such Event of Default and (y) 0.50% per annum of the principal amount of the Notes Outstanding for each day from the 91st day until the 180th day following the occurrence of such Event of Default, in each case, during which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs. Additional Interest payable pursuant to this Section 6.04 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.10(d) or Section 4.10(e). In no event shall Additional Interest payable pursuant to Section 4.10(d), Section 4.10(e) and this Section 6.04, in the aggregate, exceed 0.50% per annum of the principal amount of the Notes Outstanding.

If the Issuer so elects to pay Additional Interest, any such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such Event of Default (if the Event of Default relating to the Issuer’s failure to comply with the Reporting Obligations is not cured or waived prior to such 181st day), the Notes shall be immediately subject to acceleration as provided in Section 6.03. The provisions of this Section 6.04 will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Issuer’s failure to comply with its Reporting Obligations. In the event the Issuer does not elect to pay Additional Interest following an Event of Default relating to the Reporting Obligations in accordance with this Section 6.04 or the Issuer elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.03.

In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default relating to the failure by the Issuer to comply with the Reporting Obligations, in accordance with this Section 6.04, the Issuer must notify in writing all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period (which, for the avoidance of doubt, shall not commence until the notice described in Section 6.02(f) has been given, if applicable, and the 90-day time period described in Section 6.02(f) has passed). Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.03.

Section 6.05.                  Payments of Notes on Default; Suit Therefor. Subject to Section 6.03, if an Event of Default described in clause (a) or (b) of Section 6.02 shall have occurred, the Issuer shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time plus one percent, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 6.06 of the Base Indenture. If the Issuer shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, or the Collateral Agent may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Notes under the Bankruptcy Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or such other obligor, the property of the Issuer or such other obligor, or in the event of any other judicial proceedings relative to the Issuer or such other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.05, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 6.06 of the Base Indenture; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 6.06 of the Base Indenture, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.10 or any rescission and annulment pursuant to Section 6.03 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.06.                  Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee (in all of its capacities) under Section 6.06 of the Base Indenture and to the Collateral Agent for amounts due to it under this Indenture and the Collateral Documents;

Second, in case the principal of the Outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, plus one percent, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the Outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable, and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, plus one percent, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable, and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable, and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Issuer.

Section 6.07.                  Proceedings by Holders. Except to enforce the right to receive payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)               such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)               Holders of at least 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)               such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to the Trustee against any cost, loss, liability or expense (including fees and expenses of its counsel) to be incurred therein or thereby;

(d)               the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)               no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then Outstanding within such 60-day period pursuant to Section 6.10, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.07, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Issuer shall not be impaired or affected without the consent of such Holder.

Section 6.08.                  Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 6.09.                Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.09 of the Base Indenture and Section 6.04, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.07, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.10.                  Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time Outstanding determined in accordance with Section 7.04 of the Base Indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding determined in accordance with Section 7.04 of the Base Indenture may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.02, (ii) a failure by the Issuer to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an Outstanding Note affected. Upon any such waiver the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.10, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.11.                  Notice of Defaults. The Issuer shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Issuer is taking or proposing to take in respect thereof. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Holders as the names and addresses of such Holders appear upon the Security Register (in the case of Physical Notes) or deliver to all Holders in accordance with the procedures of the Depositary (in the case of Global Notes) notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders. This Section 6.11 shall supersede Section 5.11 of the Base Indenture and any reference in the Base Indenture to such Section 5.11 thereof shall be deemed to refer instead to this Section 6.11.

Section 6.12.                  Undertaking to Pay Costs. All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.12 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time Outstanding determined in accordance with Section 7.04 of the Base Indenture, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.

ARTICLE 7

[INTENTIONALLY OMITTED]

ARTICLE 8

Section 8.01.                  Collateral Documents. The payment of the principal, interest (including Additional Interest) and premium, if any, on the Notes and the Note Guarantees when due, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuer pursuant to the Notes or by any Guarantor pursuant to its Note Guarantees, the payment of all other Obligations of the Issuer and the Guarantors under this Indenture, the Notes, the Note Guarantees and the Collateral Documents and performance of all other obligations of the Issuer and any Guarantor to the Holders of the Notes or the Trustee under this Indenture and the Notes and any Note Guarantee, according to the terms hereunder or thereunder, are secured as provided in the Collateral Documents, which the Collateral Agent and the Issuer have entered into simultaneously with the execution of this Indenture, and will be secured by Collateral Documents delivered after the date of this Indenture as required or permitted by this Indenture.

Section 8.02.                  Collateral Agent.

(a)               The Collateral Agent agrees that it will hold the security interests in the Collateral created under the Collateral Documents to which it is a party as contemplated by this Indenture, and any and all proceeds thereof, for the benefit of, the Secured Parties, without limiting the Collateral Agent’s rights, including under this Section 8.02, to act in preservation of the security interest in the Collateral. The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate; provided, however, that no Collateral Agent hereunder shall be personally liable by reason of any act or omission of any other Collateral Agent hereunder.

(b)               Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness, or sufficiency of the Collateral Documents, for the creation, perfection, priority, sufficiency or protection of any Lien, including without limitation not being responsible for payment of any Taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Collateral Documents or any delay in doing so. Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for making any filings or recordings to perfect or maintain the perfection of the Collateral Agent’s Lien in the Collateral, including without limitation, the filing of any UCC financing statements, continuation statements, Mortgages or any filings with respect to the U.S. Patent and Trademark Office or U.S. Copyright Office.

(c)               The Collateral Agent will be subject to such directions as may be given to it by the Trustee from time to time (as required or permitted by this Indenture). Except as directed by the Trustee or any representatives of the Trustee as required or permitted by this Indenture, and only if indemnified to its satisfaction, the Collateral Agent will not be obligated:

(i)            to act upon direction purported to be delivered to it by any Person;

(ii)           to foreclose upon or otherwise enforce any Lien created under the Collateral Documents; or

(iii)          to take any other action whatsoever with regard to any or all of the Liens, Collateral Documents or Collateral.

(d)               The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Liens or Collateral Documents.

(e)               In acting as Collateral Agent hereunder and under the Collateral Documents, the Collateral Agent shall be entitled to conclusively rely upon and enforce each and all of the rights, privileges, immunities, indemnities and benefits of the Trustee under Article 6 of the Base Indenture; provided that in that context any references in such Article 6 of the Base Indenture to “Trustee” shall be references to “Collateral Agent” and references to “negligence” shall be references to “gross negligence”. Without limiting the immediately preceding sentence, the Collateral Agent shall be entitled to compensation, reimbursement and indemnity in the same manner as the Trustee as provided in Section 6.06 of the Base Indenture.

(f)                At all times when the Trustee is not itself the Collateral Agent, the Issuer will deliver to the Trustee copies of all Collateral Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents.

(g)               Notwithstanding any provision to the contrary contained elsewhere in the Indenture and the Collateral Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents, to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, or any other party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Indenture and the Collateral Documents, or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in the Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(h)               The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Issuer referring to the Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.”

(i)                 No provision of this Indenture or any Collateral Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders or the Trustee unless it shall have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under any Mortgage or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause (i) if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(j)                 The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of the Indenture, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under the Indenture and the Collateral Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause it to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause it to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent and reserves the right, instead of taking such action, to either resign or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to any person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment.

Section 8.03.                  Release of Collateral; Non-Disturbance.

(a)               Subject to Section 8.03(b) and (c) hereof, the Liens on the Collateral securing the Notes will be automatically released in whole or in part, as applicable, under one or more of the following circumstances:

(i)            in whole upon:

(A)             satisfaction and discharge of this Indenture as set forth under Section 3.02; or

(B)              a Covenant Termination under Section 3.03;

(ii)          in whole or in part, as applicable, with the consent of the requisite Holders of the Notes in accordance with Article 10 of the Indenture, including consents obtained in connection with a tender offer or exchange offer, or purchase of Notes; or

(iii)         in part, as to any asset constituting Collateral:

(A)             that is sold, transferred or otherwise disposed of by the Issuer or a Guarantor to any Person that is not the Issuer or a Guarantor in a transaction permitted by the Indenture or the Collateral Documents;

(B)              to the extent such asset ceases to be Collateral or is no longer required to be Collateral as a result of any transaction or any other event not prohibited by the Indenture; or

(C)              that is owned by a Guarantor that has been released from its Note Guarantee in accordance with Section 12.02, concurrently with the release of such Note Guarantee.

(b)               Upon the request of the Issuer, the Collateral Agent shall enter into a non-disturbance or similar agreement (which shall be customary and consistent with industry practice in the good faith judgment of the Issuer (“Accepted Forms”)) in connection with the licensing of the Collateral pursuant to a Permitted Commercialization Arrangement (other than ordinary course non-exclusive licenses subject to New York UCC Section 9-321), which requested agreement shall provide for the subordination of the Liens on the Collateral that is subject to such Permitted Commercialization Arrangement under the Indenture and the Collateral Documents to the rights of the licensee under the applicable Permitted Commercialization Arrangement; provided that the Issuer shall have certified to the Trustee and the Collateral Agent that such non-disturbance or other agreement is reasonably necessary to consummate the applicable licensing transaction. In connection with any such non-disturbance or similar agreement, the Issuer shall deliver to the Collateral Agent an Officer’s Certificate confirming that such agreement is on an Accepted Form.

(c)               With respect to any release of the Liens on the Collateral or the entry into a non-disturbance as provided in Section 8.03(b) above, upon receipt of an Officer’s Certificate and (solely with respect to Section 8.03(a)) an Opinion of Counsel each stating that all conditions precedent under this Indenture and the Collateral Documents, as applicable, to such release or the entry into such agreements have been met and that it is proper for the Trustee or the Collateral Agent to execute and deliver the documents requested by the Issuer in connection with such release or the entry into such agreements, and in the case of any release any appropriate instruments of termination, satisfaction, discharge or release prepared by the Issuer, the Trustee and the Collateral Agent shall execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release and discharge of any Collateral permitted to be released pursuant to this Indenture. Neither the Trustee nor the Collateral Agent shall be liable for any such release or the entry into any non-disturbance undertaken in reliance upon any such Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Collateral Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until such party receives such Officer’s Certificate (if applicable) and Opinion of Counsel.

(d)               At any time when an Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered notice of acceleration to the Collateral Agent, no release of the Liens on the Collateral pursuant to the provisions of this Indenture or the Collateral Documents shall be effective as against the Holders.

Section 8.04.                  Suits to Protect the Collateral. Subject to the provisions of the Collateral Documents, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings to protect or enforce the Liens securing the Notes or to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings to preserve or protect its interest and the interests of the Holders of the Notes in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens created under the Collateral Documents or be prejudicial to the interests of the Holders of the Notes).

Section 8.05.                  Authorization of Action to be Taken.

(a)               Each Holder of Notes consents and agrees to the terms of each Collateral Document, as originally in effect and as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Collateral Documents to which such party is a party, authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in the Collateral Documents to which either such party is party and to perform its respective obligations and exercise its respective rights and powers thereunder. Any request, demand, authorization, direction, notice, consent, waiver, approval, exercise of judgment or discretion, designation or other action provided or permitted by this Indenture to be given, taken or exercised by the Collateral Agent, shall be given, taken or exercised by the Collateral Agent at the direction of the Trustee who may seek directions from the Holders of a majority in principal amount of the Notes. Any notice, agreement, certificate or other document delivered to the Collateral Agent by the Issuer or any other Person in connection with any of the Indenture or the Collateral Documents, shall promptly be delivered by the Collateral Agent to the Trustee.

(b)               The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Collateral Documents to which the Collateral Agent or the Trustee is a party and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

(c)               Subject to the provisions of Section 6.01 of the Base Indenture and Section 6.02 of the Base Indenture, the Trustee may (but shall not be obligated to), in its sole discretion and without the consent of any Holders, during the continuance of an Event of Default, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(i)            foreclose upon or otherwise enforce any or all of the Liens created under the Collateral Documents;

(ii)           enforce any of the terms of the Collateral Documents to which the Collateral Agent or Trustee is a party; or

(iii)          collect and receive payment of any and all Obligations to the extent then due and payable.

Section 8.06.                  Purchaser Protection. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 8 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer to make any such sale or other transfer.

Section 8.07.                  Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 8 upon the Issuer with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or of any Responsible Officer or Responsible Officers thereof required by the provisions of this Article 8; and if the Trustee shall be in possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 8.08.                  Release Upon Termination of the Issuer’s Obligations. In the event that the Issuer delivers to the Trustee an Officer’s Certificate certifying that (i) payment in full of the principal of, together with any premium and accrued and unpaid interest on, the Notes and all other Obligations under this Indenture and the Collateral Documents that are due and payable at or prior to the time such principal, together with any premiums and accrued and unpaid interest, are paid or (ii) Covenant Termination has occurred in compliance with the provisions of Section 3.03, the Trustee shall deliver to the Issuer a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Collateral Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done (at the expense of the Issuer) all acts reasonably requested by the Issuer to release and discharge such Lien as soon as is reasonably practicable.

Section 8.09.                  Collateral Agent; Collateral Documents.

(a)               U.S. Bank National Association is hereby designated and appointed as the Collateral Agent of the Secured Parties under this Indenture and the Collateral Documents and U.S. Bank National Association hereby accepts such designation and appointment.

(b)               By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver any Collateral Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Collateral Documents executed after the date of this Indenture. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are (a) expressly authorized to make the representations attributed to the Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, any Collateral Documents, the Trustee and the Collateral Agent each shall have all the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

Section 8.10.                  Replacement of Collateral Agent.

(a)               The Collateral Agent may resign at any time by so notifying the Issuer in writing not less than 45 days prior to the effective date of such resignation. The Holders of a majority of the principal amount of the Notes then outstanding may remove the Collateral Agent by so notifying the removed Collateral Agent in writing not less than 30 days prior to the effective date of such removal and may appoint a successor Collateral Agent with the Issuer’s written consent. If:

(i)                        The Collateral Agent shall cease to be eligible in accordance with the provisions of Section 6.09 of the Base Indenture and shall fail to resign after written request therefor by the Issuer or by any Holder,

(ii)                        The Collateral Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Collateral Agent or of its property shall be appointed, or any public officer shall take charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(iii)                        the Collateral Agent otherwise becomes incapable of acting then, the Issuer may by a Board Resolution remove the Collateral Agent and appoint a successor collateral agent by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Collateral Agent so removed and one copy to the successor collateral agent, or, subject to the provisions of Section 6.12, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of itself and all others similarly situated, petition, at the Issuer’s expense, any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor Collateral Agent. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Collateral Agent and appoint a successor Collateral Agent.

(b)               If the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Collateral Agent.

Section 8.11.                  Acceptance by Collateral Agent. Any successor Collateral Agent appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Issuer and to its predecessor Collateral Agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Collateral Agent shall become effective and such successor Collateral Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Collateral Agent herein; but, nevertheless, on the written request of the Issuer or of the successor Collateral Agent, the Collateral Agent ceasing to act shall, at the expense of the Issuer and subject to payment of any amounts then due pursuant to the provisions of Section 6.06 of the Base Indenture, execute and deliver an instrument transferring to such successor Collateral Agent all the rights and powers of the Collateral Agent so ceasing to act. Upon request of any such Collateral Agent, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Collateral Agent all such rights and powers. Any Collateral Agent ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such Collateral Agent as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 6.06 of the Base Indenture.

No successor Collateral Agent shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor Collateral Agent shall be eligible under the provisions of Section 6.09 of the Base Indenture.

Upon acceptance of appointment by a successor Collateral Agent as provided in Section 8.11, each of the Issuer and the successor Collateral Agent, at the written direction and at the expense of the Issuer, shall give or cause to be given notice of the succession of such Collateral Agent hereunder to the Holders in accordance with Section 11.04 of the Base Indenture. If the Issuer fails to give such notice within ten days after acceptance of appointment by the successor Collateral Agent, the successor Collateral Agent shall cause such notice to be given at the expense of the Issuer.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01.                  Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)               to give any notice to the Issuer or to the Trustee or to give any directions to the Trustee permitted under the Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under the Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)               to remove the Trustee and nominate a successor trustee pursuant to the provisions of Section 6.10 of the Base Indenture;

(c)               to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.03; or

(d)               to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of the Indenture or under applicable law.

Section 9.02.                  Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 7.02 of the Base Indenture, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Security Register. Such notice shall also be mailed to the Issuer. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then Outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then Outstanding, and if the Issuer and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03.                  Call of Meetings by Issuer or Holders. In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then Outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Issuer or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

Section 9.04.                  Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

Section 9.05.                  Regulations. Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders as provided in Section 9.03, in which case the Issuer or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 7.04 of the Base Indenture, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06.                  Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the Outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07.                  No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of the Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01.              Applicability of Article 8 of the Base Indenture. Article 8 of the Base Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 10 shall, with respect to the Notes, supersede in their entirety Article 8 of the Base Indenture, and all references in the Base Indenture to Article 8 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 10 or the applicable provisions set forth in this Article 10, respectively.

Section 10.02.              Supplemental Indentures Without Consent of Holders. The Issuer or any Guarantor (with respect to its Note Guarantee), when authorized by the resolutions of the Board of Directors, the Trustee and the Collateral Agent, at the Issuer’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto or any amendment or supplement to any Notes Documents for one or more of the following purposes:

(a)               to cure any ambiguity, omission, defect or inconsistency;

(b)               to provide for the assumption by a Successor Company of the obligations of the Issuer under the Indenture and the Notes pursuant to Article 11 hereof;

(c)               to add guarantees with respect to the Notes, or to confirm and evidence the release, termination or discharge of any guarantee with respect to the Notes when such release, termination or discharge is provided for under this Indenture or the other Notes Documents, as applicable;

(d)               to provide for the release of Collateral from the Lien pursuant to this Indenture and the Collateral Documents when permitted or required by this Indenture;

(e)               to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Collateral Documents or otherwise;

(f)                to add to the covenants or Events of Default of the Issuer for the benefit of the Holders or surrender any right or power conferred upon the Issuer;

(g)               to provide for an adjustment to the Conversion Rate of the Notes as required or permitted by the Indenture;

(h)               to evidence any change in the Trustee as permitted by the Indenture;

(i)                 to reflect the issuance of additional Notes as permitted by the Indenture;

(j)                 to irrevocably elect a Settlement Method or a Specified Dollar Amount, or to eliminate the Issuer’s right to elect a Settlement Method;

(k)               to make any change that does not adversely affect the rights of any Holder in any material respect (as determined in good faith by the Issuer and evidenced by an Officer’s Certificate);

(l)                 in connection with any Share Exchange Event, to provide that the Notes are convertible into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07 (as determined in good faith by the Issuer and evidenced by an Officer’s Certificate);

(m)             to comply with the rules of the Depositary; or

(n)               to provide for the acceptance of appointment by a successor trustee pursuant to Section 6.10 of the Base Indenture or facilitate the administration of the trusts under the Indenture by more than one Trustee.

Upon the written request of the Issuer, the Trustee and the Collateral Agent are hereby authorized to join with the Issuer in the execution of any such supplemental indenture or any amendment or supplement to any Notes Document, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Agent shall not be obligated to, but may in their discretion, enter into any supplemental indenture or any amendment or supplement to any Notes Document that affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture or any amendment or supplement to any Notes Document authorized by the provisions of this Section 10.02 may be executed by the Issuer, the Trustee and the Collateral Agent without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 10.03.

Section 10.03.              Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 7 of the Base Indenture) of the Holders of at least a majority of the aggregate principal amount of the Notes then Outstanding (determined in accordance with Article 7 of the Base Indenture and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Issuer or the Guarantors (with respect to their Note Guarantee), when authorized by the resolutions of the Board of Directors and the Trustee and the Collateral Agent, at the Issuer’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto or amendments or supplements to the Notes Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any Notes Document or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an Outstanding Note affected, no such supplemental indenture shall:

(a)               reduce the amount of Notes whose Holders must consent to an amendment;

(b)               reduce the rate of or extend the stated time for payment of interest on any Note;

(c)               reduce the principal of or extend the Maturity Date of any Note;

(d)               make any change that adversely affects the conversion rights of any Notes;

(e)               reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Issuer’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)                make any Note payable in a currency other than that stated in the Note and in the Indenture or at a place of payment other than a place located in the contiguous United States;

(g)               change the ranking of the Notes or any Note Guarantee in any manner adverse to Holders;

(h)               impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(i)                 change the provisions of Section 4.07 in any manner adverse to Holders;

(j)                 make any change in the provisions of this Indenture or the Collateral Documents, in each case dealing with the application of proceeds of Collateral, that would adversely affect the Holders of the Notes in any material respect;

(k)               expressly subordinate the Notes or any Note Guarantee in right of payment to any other Indebtedness of the Issuer or any Guarantor or subordinate the Lien on the Collateral securing the Obligations or as otherwise provided for in the Collateral Documents to the Lien granted to secure any other Indebtedness (other than in accordance with the terms of this Indenture and the other Notes Documents);

(l)                 release all or substantially all of the value of the Note Guarantees of the Guarantors (except as expressly provided in the Notes Documents); or

(m)             make any change in any provision of this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.03 or Section 6.10, except to increase any such percentage or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the Holders of each Outstanding Note affected thereby.

In addition, notwithstanding the foregoing, any amendment to, or waiver of, the provisions of this Indenture or any Notes Document that has the effect of releasing all or substantially all of the Collateral shall require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding under this Indenture (including any consents obtained in connection with a tender offer or exchange for the Notes). If any amendment to, or waiver of, the provisions of this Indenture or any Notes Document to which it is a party affects the rights or obligations of the Collateral Agent, then in such case the consent of the Collateral Agent shall also be required.

Upon the written request of the Issuer, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.06, the Trustee and the Collateral Agent shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under the Indenture or otherwise, in which case they may in their discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.03 to approve the particular form of any proposed supplemental indenture or any amendment or supplement to any Notes Document. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Issuer shall mail to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.04.              Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Trustee, the Collateral Agent, the Issuer and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 10.05.              Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Issuer’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of the Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.08) and delivered in exchange for the Notes then Outstanding, upon surrender of such Notes then Outstanding.

Section 10.06.              Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 11.05 of the Base Indenture, the Trustee and the Collateral Agent shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture or any amendment or supplement to any Notes Document executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by the Indenture.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01.              Applicability of Article 9 of the Base Indenture.

(a)               Article 9 of the Base Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 11 shall, with respect to the Notes, supersede in their entirety Article 9 of the Base Indenture, and all references in the Base Indenture to Article 9 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 11 or the applicable provisions set forth in this Article 11, respectively.

Section 11.02.              Issuer May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.03, the Issuer shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a)               the resulting, surviving or transferee Person (the “Successor Company”), if not the Issuer, shall be (1) a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or (2) a corporation or entity treated as a corporation for U.S. federal income tax purposes organized and validly existing under the laws of the Islands of Bermuda, the Cayman Islands, Canada, Guernsey, Jersey, the Republic of Ireland, Luxembourg, the Netherlands, Switzerland, France, Germany or the United Kingdom, and the Successor Company (if not the Issuer) shall expressly assume, by supplemental indenture all of the obligations of the Issuer under the Notes and the Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts, as set forth in Section 4.07); and

(b)               immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.

For purposes of this Section 11.02, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer to another Person, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer to another Person.

Section 11.03.              Successor Company to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Issuer, such Successor Company (if not the Issuer) shall succeed to and, except in the case of a lease of all or substantially all of the Issuer’s properties and assets, shall be substituted for the Issuer, with the same effect as if it had been initially named herein as the party. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such Successor Company instead of the Issuer and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Issuer to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Issuer” in the first paragraph of this Supplemental Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.04.              Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

ARTICLE 12

GUARANTEE

Section 12.01.              Guarantee. Subject to the provisions of this Article 12, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes, the Trustee and the Collateral Agent the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest (including Additional Interest, if any) on the Notes, fees, expenses, indemnities and all other Obligations and liabilities of the Issuer under this Indenture (including without limitation interest (including Additional Interest, if any) accruing after the filing of any petition or application in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor agrees that the Guaranteed Obligations will rank equally in right of payment with other Indebtedness of such Guarantor, except to the extent such other Indebtedness is subordinate to the Guaranteed Obligations, in which case the obligations of the Guarantors under the Note Guarantees will rank senior in right of payment to such other Indebtedness.

To evidence its Note Guarantee set forth in this Section 12.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Note Guarantee set forth in this Section 12.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.

Each Guarantor further agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article 12 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.

Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.

Except as set forth in Section 12.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guaranteed Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of the Trustee or any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by the Collateral Agent or any Holder for the Guaranteed Obligations; (e) the failure of the Trustee, the Collateral Agent or any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Issuer; (g) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity (other than, in each case, payment in full of the Obligations (other than contingent obligations and expense reimbursement not yet due and payable)).

Each Guarantor agrees that its Note Guarantee herein shall remain in full force and effect until payment in full of all the Guaranteed Obligations or such Guarantor is released from its Note Guarantee in compliance with Section 12.02 or Article 3. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest (including Additional Interest, if any) on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy, insolvency or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations then due and owing and (ii) accrued and unpaid interest (including Additional Interest, if any) on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition or application in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any Guarantor whether or not a claim for post filing or post petition interest is allowed in such proceeding).

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Note Guarantee.

Each Guarantor also agrees to pay any and all fees, costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) incurred by the Collateral Agent, Trustee or the Holders in enforcing any rights under this Section 12.01.

Each Guarantor assumes all responsibility for being and keeping itself informed of the Issuer’s and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 12.02.              Limitation on Liability; Termination, Release and Discharge.

(a)               Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, not render the obligations of such Guarantor under its Note Guarantee subject to avoidance under applicable law as a fraudulent conveyance, fraudulent transfer or unjust preference, including under federal, foreign, or state law, or otherwise void or voidable under any similar laws affecting the rights of creditors generally.

(b)               Any Note Guarantee of a Guarantor (x) in the case of clause (i) below, at the election of the Issuer, may be released and discharged and such Guarantor and its obligations under this Indenture and the other Notes Documents shall be released and discharged and (y) in the case of clauses (ii), (iii), (iv) and (v) below, shall be automatically (and without any further action on the part of the Issuer or any Secured Party) be released and discharged and such Guarantor and its obligations under this Indenture and the other Notes Documents shall be released and discharged:

(i)                        if after the date of this Indenture, such Guarantor ceases to own any Material Intellectual Property in a transaction permitted under this Indenture;

(ii)                        in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation or amalgamation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Issuer;

(iii)                        in connection with any sale or other disposition of the Capital Stock of such Guarantor after which such Guarantor is no longer a Subsidiary of the Issuer;

(iv)                        in connection with the dissolution of such Guarantor under applicable law; provided that the Person who receives the assets of such dissolving Guarantor shall be or become a Note Party if such Person is a Subsidiary of the Issuer; or

(v)                        upon discharge of the Notes or Covenant Termination, as provided in Article 3.

(c)               With respect to any release of any Note Guarantee, upon receipt of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture and the other Notes Documents, as applicable, to such release have been met and that it is proper for the Trustee or the Collateral Agent to execute and deliver the documents requested by the Issuer in connection with such release, and any instruments of termination, satisfaction, discharge or release prepared by the Issuer, the Trustee and the Collateral Agent shall execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release and discharge of any Note Guarantee permitted to be released pursuant to this Indenture. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any other Notes Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.

Section 12.03.              Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Note Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Issuer or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 12.03 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee, the Collateral Agent and the Holders and each Guarantor shall remain liable to the Trustee, the Collateral Agent and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 12.04.              No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee, the Collateral Agent or any Holder against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee, the Collateral Agent or any Holder for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee, the Collateral Agent and the Holders by the Issuer on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee, the Collateral Agent and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.

Section 12.05.              Subordination.. Notwithstanding any provision of this Indenture to the contrary, all rights of the Guarantors under Section 12.04, and all other rights of indemnity, contribution or subrogation under applicable law or otherwise, shall be fully subordinated to the payment in full in cash of the Obligations. No failure on the part of the Issuer or any Guarantor to make the payments required by Section 12.04 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

ARTICLE 13

[INTENTIONALLY OMITTED]

ARTICLE 14

CONVERSION OF NOTES

Section 14.01.              Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding November 15, 2025 under the circumstances and during the periods set forth in Section 14.01(b), and (ii) regardless of the conditions described in Section 14.01(b), on or after November 15, 2025 and prior to the close of business on the Business Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 47.7612 shares of Common Stock (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”). Neither the Trustee nor the Conversion Agent (if other than the Trustee) shall have any duty to determine or verify the Issuer’s determination of whether any of the conditions described in Section 14.01(b) have been satisfied. If the Notes are held by a Depositary, the Issuer shall reasonably cooperate with the Conversion Agent in the preparation of forms for conversion required by the Depositary’s applicable procedures.

(b)               (i) Prior to the close of business on the Business Day immediately preceding November 15, 2025, a Holder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by Holders of at least $1,000,000 principal amount of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Supplemental Indenture. The Issuer shall provide written notice to the Bid Solicitation Agent (if other than the Issuer) of the three independent nationally recognized securities dealers selected by the Issuer pursuant to the definition of Trading Price, along with appropriate contact information for each, and shall direct such securities dealers to provide bids to the Bid Solicitation Agent (if other than the Issuer). The Bid Solicitation Agent (if other than the Issuer) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Issuer has requested such determination, and the Issuer shall have no obligation to make such request (or, if the Issuer is acting as Bid Solicitation Agent, the Issuer shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless Holders of at least $1,000,000 principal amount of Notes provide the Issuer with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for each Trading Day during the Measurement Period, at which time the Issuer shall instruct the Bid Solicitation Agent (if other than the Issuer) to determine, or if the Issuer is acting as Bid Solicitation Agent, the Issuer shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If (x) the Issuer is not acting as Bid Solicitation Agent, and the Issuer does not instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Issuer instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Issuer is acting as Bid Solicitation Agent and the Issuer fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Issuer shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Issuer shall so notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee).

(ii)                        If, prior to the close of business on the Business Day immediately preceding November 15, 2025, the Issuer elects to:

(A)             issue to all or substantially all holders of the Common Stock any rights, options or warrants (other than any issuance of any rights, options or warrants under a stockholder rights plan that are (x) transferable with shares of Common Stock, including shares of Common Stock delivered upon conversion, and (y) not exercisable until the occurrence of a triggering event; provided that such rights, options or warrants will be deemed issued under this subclause (A) upon the separation of such rights, options or warrants from the Common Stock, or upon the occurrence of such triggering event) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)              distribute to all or substantially all holders of the Common Stock the Issuer’s assets, securities (other than a distribution of the Common Stock as to which an adjustment was effected pursuant to Section 14.04(a)) or rights to purchase securities of the Issuer (other than (x) rights described in the immediately preceding subclause (A) or (y) any issuance of any rights, options or warrants issued under a stockholder rights plan that are (1) transferable with shares of Common Stock, including shares of Common Stock delivered upon conversion, and (2) not exercisable until the occurrence of a triggering event), which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, the Issuer shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Issuer has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Issuer’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time. Notwithstanding the two immediately preceding sentences, Holders of the Notes will not be permitted to so surrender their Notes for conversion if such Holders are entitled to participate (solely as a result of holding the Notes), at the same time and upon the same terms as holders of the Common Stock, in such issuance or distribution without having to convert their Notes as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(iii)                        If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding November 15, 2025, regardless of whether a Holder has the right to require the Issuer to repurchase the Notes pursuant to Section 15.02, or if the Issuer is a party to a Share Exchange Event (each such Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event, a “Corporate Event”), the Issuer shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) by mail or electronic delivery (such notice, a “Corporate Event Notice”) as promptly as practicable following the date the Issuer publicly announces such Corporate Event or, in the case that no public announcement is made, the occurrence of such Corporate Event. Upon receiving notice or otherwise becoming aware of a transaction or event that would, if consummated, constitute a Corporate Event, the Issuer shall use commercially reasonable efforts to announce or cause the announcement of such Corporate Event in time to deliver the related Corporate Event Notice at least 50 Scheduled Trading Days prior to the anticipated effective date for such Corporate Event; provided that in no event shall the Issuer be required to provide such Corporate Event Notice to the Holders before the earliest of such time as the Issuer or its Affiliates (a) have publicly disclosed or acknowledged the circumstances giving rise to such Corporate Event, (b) are required to publicly disclose under applicable law or the rules of any stock exchange on which the Common Stock is then listed the circumstances giving rise to such Corporate Event and (c) have a reasonable basis to determine the anticipated effective date of such Corporate Event. Upon the Issuer’s delivery of a Corporate Event Notice, a Holder may surrender all or a portion of its Notes for conversion at any time until the 35th Trading Day immediately following the effective date of such Corporate Event or, if such Corporate Event constitutes a Fundamental Change, the Business Day immediately preceding the related Fundamental Change Repurchase Date.

(iv)                        Prior to the close of business on the Business Day immediately preceding November 15, 2025, a Holder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on December 31, 2021, if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. The Issuer shall determine at the beginning of each calendar quarter commencing after December 31, 2021 whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) by mail or electronic delivery if the Notes become convertible in accordance with this clause (iv). The condition referred to in this clause (iv) shall be deemed to be a “Stock Price Condition,” such quarter with respect to which such Stock Price Condition has been satisfied shall be deemed to be a “Stock Price Condition Conversion Quarter” and any conversion during such Stock Price Condition Conversion Quarter shall be deemed a “Stock Price Condition Conversion”.

(v)                        If the Issuer calls any or all of the Notes for redemption pursuant to Article 16 prior to the Maturity Date, then a Holder may surrender all or any portion of its Notes called for redemption for conversion at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date, even if the Notes are not otherwise convertible at such time. After that time, the right to convert on account of the Issuer’s delivery of a Redemption Notice shall expire, unless the Issuer defaults in the payment of the Redemption Price, in which case a Holder of Notes may convert its Notes until the Redemption Price has been paid or duly provided for.

Section 14.02.              Conversion Procedure; Settlement Upon Conversion.

(a)               Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Issuer shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.

(i)                        All conversions for which the relevant Conversion Date occurs on or after November 15, 2025, and all conversions for which the relevant Conversion Date occurs after the Issuer’s issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date, shall be settled using the same Settlement Method.

(ii)                        Except for any conversions for which the relevant Conversion Date occurs after the Issuer’s issuance of a Redemption Notice with respect to the Notes but prior to the related Redemption Date and any conversions for which the relevant Conversion Date occurs on or after November 15, 2025, the Issuer shall use the same Settlement Method for all conversions with the same Conversion Date, but the Issuer shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii)                        If, in respect of any Conversion Date, the Issuer elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date, the Issuer shall deliver such Settlement Notice in writing to the Holders with a copy to the Trustee and the Conversion Agent (if other than the Trustee) no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs (x) after the date of issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date, in such Redemption Notice or (y) on or after November 15, 2025, no later than November 15, 2025). If the Issuer does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Issuer shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to such conversion and the Issuer shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Issuer delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.

(iv)                        The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)             if the Issuer elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Issuer shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (and cash in lieu of fractional shares as provided herein);

(B)              if the Issuer elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Issuer shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(C)              if the Issuer elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Issuer shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period.

(v)                        The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Issuer promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Issuer shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)               Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and any taxes payable as described in Section 14.02(d) or Section 14.02(e) (and therefore such Holder must allow for sufficient time to comply with the Depositary’s procedures if such Holder wishes to exercise its conversion rights) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent or by facsimile and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Issuer or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and any taxes payable as described in Section 14.02(d) or Section 14.02(e). The Trustee (and if different, the Conversion Agent) shall notify the Issuer of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Issuer in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)               A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.03(b) and Section 14.07(a), the Issuer shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date, if the Issuer elects Physical Settlement (provided that for any Notes converted after the close of business on the Regular Record Date immediately preceding the Maturity Date, the Issuer shall deliver the consideration due in respect of the Conversion Obligation on the Maturity Date), or on the second Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method. If any shares of Common Stock are due to converting Holders, the Issuer shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Issuer’s Conversion Obligation.

(d)               In case any Note shall be surrendered for partial conversion, the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)               If a Holder submits a Note for conversion, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests any such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)                Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(g)               Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Issuer shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)               Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below, and the Issuer shall not adjust the Conversion Rate for any accrued and unpaid interest on any converted Notes. The Issuer’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Issuer has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the date on which the corresponding interest payment is made; (3) if the Issuer has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the date on which the corresponding interest payment is made; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date or any Redemption Date shall receive the full interest payment due on the Maturity Date or such Redemption Date, as applicable, regardless of whether their Notes have been converted following such Regular Record Date.

(i)                 The Person in whose name any shares of Common Stock delivered upon conversion is registered shall be deemed to be the holder of record of such shares as of the close of business on the relevant Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion as of the time immediately prior to the close of business on the Conversion Date.

(j)                 The Issuer shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Issuer has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 14.03.              Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes, Optional Redemptions and Stock Price Condition. (a) If a Make-Whole Fundamental Change or Optional Redemption occurs or becomes effective prior to the Maturity Date, or the Stock Price Condition is satisfied with repect to any calendar quarter commencing after the calendar quarter ending on September 30, 2022, and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, Optional Redemption or Stock Price Condition, the Issuer shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in subclause (x) of clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change). A conversion of Notes shall be deemed for these purposes to be “in connection with” an Optional Redemption if the Notice of Conversion is received by the Conversion Agent during the period from, and including, the date of the Redemption Notice and prior to the Business Day immediately prior to the related Redemption Date. A conversion of Notes shall be deemed for these purposes to be “in connection with” a Stock Price Condition if the Notice of Conversion is received by the Conversion Agent during the Stock Price Condition Conversion Quarter. Notwithstanding anything to the contrary in this Indenture or the Notes, a Holder shall not be entitled to receive Additional Shares upon a conversion (regardless of whether on the Conversion Date Additional Shares would have otherwise been deliverable) in connection with the occurrence of more than one of a Make-Whole Fundamental Change, an Optional Redemption or the satisfaction of the Stock Price Condition, and in the event that a conversion may be deemed to be (i) “in connection with” a Make-Whole Fundamental Change, “in connection with” an Optional Redemption and “in connection with” a Stock Price Condition, such conversion will be deemed to be “in connection with” a Make-Whole Fundamental Change and not “in connection with” an Optional Redemption or “in connection with” a Stock Price Condition; (ii) “in connection with” a Make-Whole Fundamental Change and “in connection with” an Optional Redemption (but not “in connection with” a Stock Price Condition), such conversion will be deemed to be “in connection with” a Make-Whole Fundamental Change and not “in connection with” an Optional Redemption; (iii) “in connection with” a Make-Whole Fundamental Change and “in connection with” a Stock Price Condition (but not “in connection with” an Optional Redemption), such conversion will be deemed to be “in connection with” a Make-Whole Fundamental Change and not “in connection with” a Stock Price Condition; and (iv) “in connection with” an Optional Redemption and “in connection with” a Stock Price Condition (but not “in connection with” a Make-Whole Fundamental Change), such conversion will be deemed to be “in connection with” an Optional Redemption.

For the avoidance of doubt, (a) if a Holder converts its Notes and the Conversion Date is prior to the Effective Date of a Make-Whole Fundamental Change, or the date of the Redemption Notice then, whether or not such Make-Whole Fundamental Change or Optional Redemption occurs, such Holder shall not be entitled to an increased Conversion Rate in connection with such Make-Whole Fundamental Change or Optional Redemption, and (b) if a Holder converts its Notes and the Conversion Date is not during the Stock Price Condition Conversion Quarter, then such Holder shall not be entitled to an increased Conversion Rate in connection with the Stock Price Condition satisfied with respect to such quarter.

(b)               Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 14.01(b)(iii), in connection with an Optional Redemption pursuant to Section 14.01(b)(v), or in connection with the Stock Price Condition pursuant to Section 14.01(b)(iv), the Issuer shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment pursuant to this Section 14.03), multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the second Business Day following the Conversion Date. The Issuer shall notify the Trustee, the Conversion Agent (if other than the Trustee) and the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change.

(c)               The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the Effective Date and the Stock Price. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 14.04) or expiration date of the event occurs during such five consecutive Trading Day period.

(d)               The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares as set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e)               The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

Effective Date	$ 16.75	$ 18.00	$ 19.00	$ 20.94	$ 24.00	$ 27.22	$ 35.00	$ 45.00	$ 60.00	$ 75.00	$ 100.00	$ 175.00
August 17, 2021	11.9402	11.9402	11.8095	9.8300	7.5750	5.9409	3.6400	2.2149	1.2240	0.7375	0.3314	0.0000
August 15, 2022	11.9402	11.9402	11.1242	9.0883	6.8179	5.2186	3.0643	1.8120	0.9873	0.5940	0.2671	0.0000
August 15, 2023	11.9402	11.6233	10.2395	8.1184	5.8275	4.2847	2.3506	1.3380	0.7233	0.4384	0.1993	0.0000
August 15, 2024	11.9402	10.5717	9.0421	6.7636	4.4450	3.0151	1.4651	0.8033	0.4448	0.2764	0.1279	0.0000
August 15, 2025	11.9402	8.7994	6.8758	4.2249	2.0396	1.0838	0.4360	0.2564	0.1548	0.0992	0.0459	0.0000
February 15, 2026	11.9402	7.7944	4.8704	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)                        if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)                        if the Stock Price is greater than $175.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii)                        if the Stock Price is less than $16.75 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 59.7014 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)                Despite the occurrence of a Make-Whole Fundamental Change, an Optional Redemption or a Stock Price Condition, nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 to the extent applicable.

Section 14.04.              Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Issuer if any of the following events occurs, except that the Issuer shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)               If the Issuer exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Issuer effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CRO	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date; and

OS’	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)               If the Issuer issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent such rights, options or warrants expire without delivery of shares of Common Stock, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b) and for the purpose of Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Issuer for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)               If the Issuer distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Issuer or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a), Section 14.04(b) or Section 14.04(e), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d), and (iii) Spin-Offs as to which the specific provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CRO	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Issuer, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall instead be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion of Notes during the Valuation Period, references in the portion of this Section 14.04(c) related to Spin-Offs to a “10 consecutive Trading Day period” shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to and including the Conversion Date in determining the Conversion Rate. If the Ex-Dividend Date of the Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references in the preceding paragraph to a “10 consecutive Trading Day period” shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 14.04(c) (and subject in all respects to Section 14.11), rights, options or warrants distributed by the Issuer to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Issuer’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A)             a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B)              a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Issuer (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)               If any cash dividend or distribution is made to all or substantially all holders of the Common Stock (other than a distribution as to which an adjustment to the Conversion Rate was effected pursuant to Section 14.04(e)), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or dividend;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Issuer distributes to all or substantially all holders of the Common Stock.

Any increase to the Conversion Rate pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)               If the Issuer or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Notes within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires, references in this Section 14.04(e) with respect to “10” or “10th” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references in the preceding paragraph to “10” or “10th” shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period. If the Issuer or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but the Issuer, or such Subsidiary, is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f)                Notwithstanding this Section 14.04 or any other provision of the Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be deemed to be the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex- Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)               Except as stated herein, the Issuer shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h)               In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Issuer’s securities are then listed, the Issuer from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Issuer’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Issuer’s securities are then listed, the Issuer may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Issuer shall mail to the Holder of each Note at its last address appearing on the Security Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)                 Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

  (i)                      upon the sale by the Issuer of shares of Common Stock at a price below the Conversion Price or otherwise;

 (ii)                      upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(iii)                      upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Issuer or any of the Issuer’s Subsidiaries;

(iv)                      upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the date the Notes were first issued or, in the case of notes, bonds or debentures that are convertible into shares of Common Stock, issued after the date the Notes were first issued (other than any such issuance described in Section 14.04(c) or Section 14.04(e) above for which an adjustment shall be made pursuant to such provisions);

 (v)                      for a third-party tender offer by any party other than a tender offer by one or more of the Issuer’s Subsidiaries as described in Section 14.04(e) above;

(vi)                      upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program (including pursuant to structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives) or other buy-back transaction, in each case that does not constitute a tender offer as described in Section 14.04(e) above;

(vii)                    solely for a change in the par value of the Common Stock; or

(viii)                    for accrued and unpaid interest, if any.

(j)                 Notwithstanding anything to the contrary in the Indenture, the Issuer shall not be required to make an adjustment pursuant to clauses (a), (b), (c), (d) or (e) of this Section 14.04 unless such adjustment would result in a change of at least 1% in the then-effective Conversion Rate. However, the Issuer shall carry forward any adjustment that is less than 1% of the Conversion Rate and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made upon the earliest to occur of the following: (1) when all such carried-forward adjustments would result in an aggregate change of at least 1% to the Conversion Rate, (2) (x) the Conversion Date for any Notes (in the case of Physical Settlement) and (y) each Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement), (3) the effective date of any Fundamental Change or Make-Whole Fundamental Change and (4) November 15, 2025. All calculations and other determinations under this Article 14 shall be made by the Issuer and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k)               Whenever the Conversion Rate is adjusted as herein provided, the Issuer shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Issuer shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Security Register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)                 For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Issuer so long as the Issuer does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Issuer, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(m)             The Issuer or the Paying Agent may deduct withholding taxes due with respect to the Notes from payments of cash and Common Stock on the Notes. In the case of any such amounts withheld from Common Stock delivered upon conversion of the Notes, such Common Stock shall be valued based on the arithmetic average of the Daily VWAP for each Trading Day in the relevant Observation Period.

Section 14.05.              Adjustments of Prices. Whenever any provision of the Indenture requires the Issuer to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change, an Optional Redemption or a Stock Price Condition Conversion), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 14.04) or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 14.06.              Shares to Be Fully Paid. The Issuer shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 14.03 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable).

Section 14.07.              Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)               In the case of:

  (i)                      any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

 (ii)                      any consolidation, merger or combination involving the Issuer,

(iii)                      any sale, lease or other transfer to a third party of the consolidated assets of the Issuer and the Issuer’s Subsidiaries substantially as an entirety or

(iv)                     any statutory share exchange or any similar transaction,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Issuer or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.02(l) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Share Exchange Event (A) the Issuer (or, if applicable, any successor to the Issuer) shall have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Issuer would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (B) the Issuer shall satisfy the Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Issuer shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as reasonably practicable (as determined by the Issuer in good faith) to the adjustments provided for in this Article 14. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b)               When the Issuer executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Issuer shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Security Register provided for in the Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)               The Issuer shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Share Exchange Event.

(d)               The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 14.08.              Certain Covenants. (a) The Issuer covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Issuer and free from all taxes, liens, charges and preemptive rights with respect to the issue thereof.

(b)               The Issuer covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Issuer will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)               The Issuer further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Issuer will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 14.09.              Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article. Neither the Trustee nor any other Conversion Agent shall have any duty or responsibility whatsoever to determine compliance with the conversion procedures, or to make or confirm any calculations with respect to the settlement provisions, of Section 14.02. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.02 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Issuer has delivered to the Trustee and the Conversion Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Issuer agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b). The rights, benefits and privileges of the Trustee set forth in the Base Indenture shall be applicable to the Conversion Agent, and the provisions set forth in Section 6.01 of the Base Indenture relating to the Trustee shall apply to the Conversion Agent.

Section 14.10.              Notice to Holders Prior to Certain Actions. In case of any:

(a)               action by the Issuer or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b)               Share Exchange Event; or

(c)               voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture), the Issuer shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed (or delivered electronically in accordance with the procedures of the Depositary in the case of Global Notes) to each Holder at its address appearing on the Security Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Issuer or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Issuer or one of its Subsidiaries, or (ii) the date on which such Share Exchange Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Share Exchange Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Issuer or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 14.11.              Stockholder Rights Plans. If the Issuer has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case, as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Issuer distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12.              Exchange in Lieu of Conversion.

(a)               Notwithstanding any other provision of this Article 14, when a Holder surrenders a Note for conversion and the Conversion Date for such Note occurs prior to November 15, 2025, the Issuer may, at its election, direct the Conversion Agent to surrender, on or prior to the Scheduled Trading Day immediately preceding the first Trading Day of the applicable Observation Period (or if the Issuer has elected Physical Settlement, on or prior to the Business Day immediately following the relevant Conversion Date), such Note to a financial institution designated by the Issuer for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution must agree to pay and/or deliver, as the case may be, in exchange for such Notes, all of the cash, shares of Common Stock or a combination thereof due upon conversion, all in accordance with Section 14.02. By the close of business on the Scheduled Trading Day immediately preceding the first Trading Day of the applicable Observation Period (or, if the Issuer has elected Physical Settlement, by the close of business on the Business Day immediately following the relevant Conversion Date), the Issuer shall notify the Holder surrendering Notes for conversion that the Issuer has directed the designated financial institution to make an exchange in lieu of conversion.

(b)               If the designated financial institution accepts any such Notes, it will pay and/or deliver, as the case may be, the cash, shares of Common Stock or a combination thereof due upon conversion to the Conversion Agent, and the Conversion Agent shall pay and/or deliver such cash and/or shares of Common Stock to such Holder on the second Business Day immediately following the last Trading Day of the applicable Observation Period (or, if the Issuer has elected Physical Settlement, on the second Business Day immediately following the relevant Conversion Date). Any Notes exchanged by the designated financial institution will remain outstanding, subject to the applicable procedures of the Depositary. If the designated financial institution agrees to accept any Notes for exchange but does not timely pay and/or deliver the related cash, shares of Common Stock or a combination thereof, as the case may be, or if such designated financial institution does not accept the Notes for exchange, the Issuer shall convert the Notes and pay and/or deliver, as the case may be, the cash, shares of Common Stock or a combination thereof due upon conversion on the second Business Day immediately following the last Trading Day of the applicable Observation Period (or, if the Issuer has elected Physical Settlement, on the second Business Day immediately following the relevant Conversion Date) as set forth in Section 14.02. The Issuer’s designation of a financial institution to which the Notes may be submitted for exchange does not require the financial institution to accept any Notes (unless the financial institution has separately made an agreement with the Issuer to do so). The Issuer may, but will not be obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01.              Intentionally Omitted.

Section 15.02.              Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Issuer that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Issuer Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Issuer shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15. The Fundamental Change Repurchase Date shall be subject to postponement to the extent required by applicable tender offer rules under the Exchange Act.

(b)               Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)                        delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)                        delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the address set forth in the Fundamental Change Issuer Notice, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)                        in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)                        the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)                        that the Notes are to be repurchased by the Issuer pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)               On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Issuer shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Issuer Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Fundamental Change Issuer Notice shall specify:

(i)                        the events causing the Fundamental Change;

(ii)                        the date of the Fundamental Change;

(iii)                        the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)                        the Fundamental Change Repurchase Price;

(v)                        the Fundamental Change Repurchase Date (which may be subject to postponement by the Issuer to the extent required by applicable tender offer rules under the Exchange Act);

(vi)                        the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)                        if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii)                        that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and

(ix)                        the procedures that Holders must follow to require the Issuer to repurchase their Notes.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Issuer’s written request given at least two Business Days in advance, the Trustee shall give such notice in the Issuer’s name and at the Issuer’s expense; provided, however, that, in all cases, the text of such Fundamental Change Issuer Notice shall be prepared by the Issuer.

(d)               Notwithstanding the foregoing, no Notes may be repurchased by the Issuer on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e)               Notwithstanding the foregoing, the Issuer shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if (i) a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Issuer as set forth in this Article 15 and (ii) such third party purchases all of the Notes validly surrendered and not validly withdrawn under such offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Issuer as set forth in this Article 15.

Section 15.03.              Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent at the address set forth in the Fundamental Change Issuer Notice in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)                        the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000,

(ii)                        if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)                        the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 15.04.              Deposit of Fundamental Change Repurchase Price.(a) The Issuer shall deposit with the Paying Agent (or if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.04 of the Base Indenture) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Paying Agent, payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Issuer) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee, in accordance with the procedures of the Depositary. The Paying Agent shall, promptly after such payment and upon written demand by the Issuer, return to the Issuer any funds in excess of the Fundamental Change Repurchase Price.

(b)               If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Paying Agent holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes shall cease to be Outstanding, (ii) interest shall cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent) and (iii) all other rights of the Holders of such Notes shall terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c)               Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Issuer shall execute and the Trustee shall upon the receipt of an Officer’s Certificate, an Issuer Order and an Opinion of Counsel, authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05.              Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Issuer shall, if required:

(a)               comply in all material respects with the applicable provisions of Rule 13e-4, Rule 14e-1 and any other applicable tender offer rules under the Exchange Act;

(b)               file a Schedule TO or any other required schedule under the Exchange Act; and

(c)               otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Issuer to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

ARTICLE 16

OPTIONAL REDEMPTION

Section 16.01.              Applicability of Article 12 of the Base Indenture. Article 12 of the Base Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 16 shall, with respect to the Notes, supersede in its entirety Article 12 of the Base Indenture, and all references in the Base Indenture to Article 12 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 16 or the applicable provisions set forth in this Article 16, respectively.

Section 16.02.              Optional Redemption. No sinking fund is provided for the Notes. The Notes shall not be redeemable by the Issuer prior to February 20, 2024. On or after February 20, 2024, the Issuer may redeem (an “Optional Redemption”) for cash all or part of the Notes, at the Redemption Price, if the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Issuer provides the Redemption Notice in accordance with Section 16.03.

Section 16.03.              Notice of Optional Redemption; Selection of Notes. (a) In case the Issuer exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 16.02, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 65 calendar days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Issuer, shall provide notice of such Optional Redemption (a “Redemption Notice”) not less than 60 nor more than 90 calendar days prior to the Redemption Date by mail or electronic delivery to each Holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided, however, that, if the Issuer shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. The Redemption Date must be a Business Day.

(b)               The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)               Each Redemption Notice shall specify:

(i)                        the Redemption Date;

(ii)                        the Redemption Price;

(iii)                        that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)                        the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)                        that Holders may surrender their Notes for conversion at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date;

(vi)                        the procedures a converting Holder must follow to convert its Notes and the Settlement Method and Specified Cash Amount, if applicable;

(vii)                        the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 14.03;

(viii)                        the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix)                        in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Redemption Notice shall be irrevocable.

(d)               If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of a Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

(e)               In the event of any redemption in part, the Issuer shall not be required to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 16.04.              Payment of Notes Called for Redemption.(a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.03, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Issuer at the applicable Redemption Price.

(b)               Prior to the open of business on the Redemption Date, the Issuer shall deposit with the Paying Agent or, if the Issuer or a Subsidiary of the Issuer is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 6.05 of the Base Indenture an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Issuer, return to the Issuer any funds in excess of the Redemption Price.

Section 16.05.              Restrictions on Redemption. The Issuer may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Redemption Price with respect to such Notes).

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01.              Provisions Binding on Issuer’s Successors. All the covenants, stipulations, promises and agreements of the Issuer contained in the Indenture by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 17.02.              Official Acts by Successor Company. Any act or proceeding by any provision of the Indenture authorized or required to be done or performed by any board, committee or Officer of the Issuer shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful successor of the Issuer.

Section 17.03.              Governing Law; Jurisdiction. Section 11.08 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 17.03, and any reference in the Base Indenture to such Section 11.08 shall, with respect to the Notes, be deemed to refer instead to this Section 17.03. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Issuer irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes, the Trustee and the Collateral Agent, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Supplemental Indenture or the Notes or the Note Guarantees may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Issuer irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Supplemental Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.04.              Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay. Section 11.06 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 17.04, and any reference in the Base Indenture to such Section 11.06 shall, with respect to the Notes, be deemed to refer instead to this Section 17.04.

Section 17.05.              [RESERVED]

Section 17.06.              Benefits of Indenture. Nothing in the Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto, the Holders, any Paying Agent, any Conversion Agent, any authenticating agent, any Security Registrar and their successors hereunder, any legal or equitable right, remedy or claim under or in respect of the Indenture or under any covenant, condition or provision contained in the Indenture; all such covenants, conditions and provisions being for the sole benefit of the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Security Registrar and their successors and of the Holders of the Notes.

Section 17.07.              Table of Contents, Headings, Etc. The article and section headings and the table of contents in this Supplemental Indenture are for convenience only and shall not affect the construction hereof.

Section 17.08.              Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.05, Section 2.06, Section 2.09 and Section 2.11 of the Base Indenture and Section 10.05 and Section 15.04 of this Supplemental Indenture as fully to all intents and purposes as though the authenticating agent had been expressly authorized by the Indenture and those Sections to authenticate and deliver Notes. For all purposes of the Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 6.09 of the Base Indenture.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.08, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Issuer and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Issuer agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Issuer may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 6.03, Section 6.04, Section 6.06, Section 6.07 and Section 7.03 of the Base Indenture and this Section 17.08 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.08, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:	,
Authorized Officer

Section 17.09.              Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of an original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes. The words “delivery,” “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Supplemental Indenture and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Trustee and the Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Issuer agrees to assume all risks arising out of the use of digital signatures and electronic methods, including without limitation the risk of the Trustee or Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 17.10.              Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 17.11.              Waiver of Jury Trial. EACH OF THE ISSUER, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.12.              Force Majeure. In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, epidemics, pandemics or comparable health emergencies, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and the Collateral Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.13.              Calculations. Except as otherwise provided herein, the Issuer shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Stock Price, the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes, any Additional Interest payable on the Notes and the Conversion Rate of the Notes. The Issuer shall make all these calculations in good faith and, absent manifest error, the Issuer’s calculations shall be final and binding on Holders of Notes. The Issuer shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Issuer.

Section 17.14.              No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or a Guarantor, as such, will have any liability for any obligations of the Issuer under the Indenture or the Notes or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability, and such waiver and release are part of the consideration for the issuance of Notes.

Section 17.15.              USA PATRIOT Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA PATRIOT Act, the Trustee and the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Agent. The parties to the Indenture agree that they will provide the Trustee and the Collateral Agent with such information as each may request in order for the Trustee and the Collateral Agent to satisfy the requirements of the USA PATRIOT Act.

Section 17.16.              Ratification of Base Indenture. Except as amended hereby with respect to the Notes, the Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

INTERCEPT PHARMACEUTICALS, INC.

By:
	Name:	Rocco Venezia
	Title	Chief Accounting Officer & Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A PHYSICAL NOTE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

A-1

INTERCEPT PHARMACEUTICALS, INC.

3.50% Convertible Senior Secured Note due 2026

No.[_____]	[Initially][1] $[ ]

CUSIP No. [     ]

Intercept Pharmaceuticals, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Issuer,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [_______]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[_______]]5, which amount, taken together with the principal amounts of all other Outstanding Notes, shall not, unless permitted by the Indenture, exceed $500,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on February 15, 2026, and interest thereon as set forth below.

This Note shall bear interest at the rate of 3.50% per year from August 17, 2021, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until February 15, 2026. Interest is payable semi-annually in arrears on each February 15 and August 15, commencing on February 15, 2022, to Holders of record at the close of business on the preceding February 1 and August 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.10(d), Section 4.10(e) and Section 6.04 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 4.10(d), Section 4.10(e) or Section 6.04, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Issuer, at its election, in accordance with Section 2.04(c) of the Supplemental Indenture.

The Issuer shall pay, or cause the Paying Agent to pay, the principal of and interest on this Note, if and so long as such Note is a Global Note, by wire transfer in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note, in accordance with the procedures of the Depositary. As provided in and subject to the provisions of the Indenture, the Issuer shall pay, or cause the Paying Agent to pay, the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Issuer for that purpose. The Issuer has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes and its agency in the contiguous United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.

1 Include if a global note.

2 Include if a global note.

3 Include if a physical note.

4 Include if a global note.

5 Include if a physical note.

A-2

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note will be secured by the Collateral. Reference is made to the Indenture and the Collateral Documents for terms relating to such security, including the release, termination and discharge thereof. The Issuer shall not be required to make any notation on this Note to reflect any grant of such security or any such release, termination or discharge.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

A-3

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

INTERCEPT PHARMACEUTICALS, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes referred to in the within-named Indenture.

By:
Authorized Officer

A-4

[FORM OF REVERSE OF NOTE]

INTERCEPT PHARMACEUTICALS, INC.
3.50% Convertible Senior Secured Note due 2026

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 3.50% Convertible Senior Secured Notes due 2026 (the “Notes”), limited to the aggregate principal amount of $500,000,000, all issued or to be issued under and pursuant to an Indenture dated as of August 17, 2021 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of August 17, 2021 (herein called the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”), by and between the Issuer and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Issuer will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date or the Redemption Price on any Redemption Date (if applicable) and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Issuer shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Issuer and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

A-5

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and multiples of $1,000 in excess thereof. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Issuer’s option on or after February 20, 2024 in accordance with the terms and subject to the conditions specified in the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or multiples of $1,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or a multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

A-6

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

A-7

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

INTERCEPT PHARMACEUTICALS, INC.
3.50% Convertible Senior Secured Notes due 2026

The initial principal amount of this Global Note is _______ DOLLARS ($[   ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

6 Include if a global note.

A-8

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

INTERCEPT PHARMACEUTICALS, INC.
3.50% Convertible Senior Secured Notes due 2026

To:	U.S. Bank
West Side Flats St Paul
60 Livingston Ave, Saint Paul, MN 55107 | EP-MN-WS1P |
Attention: Michael Tate
Email: cts.conversions@usbank.com

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or a multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Supplemental Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed

by an eligible Guarantor Institution

(banks, stock brokers, savings and

loan associations and credit unions)

with membership in an approved

signature guarantee medallion program

pursuant to Securities and Exchange

Commission Rule 17Ad-15 if shares

of Common Stock are to be issued, or

Notes are to be delivered, other than

to and in the name of the registered holder.

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address
Principal amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

INTERCEPT PHARMACEUTICALS, INC.
3.50% Convertible Senior Secured Notes due 2026

To:	U.S. Bank National Association
CityPlace I, 185 Asylum Street, 27th Floor
Hartford, Connecticut 06103
Attention: J. Taylor (Intercept Pharmaceuticals, Inc.)

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Intercept Pharmaceuticals, Inc. (the “Issuer”) as to the occurrence of a Fundamental Change with respect to the Issuer and specifying the Fundamental Change Repurchase Date and requests and instructs the Issuer to pay to the registered holder hereof in accordance with Section 15.02 of the Supplemental Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or a multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

INTERCEPT PHARMACEUTICALS, INC.
3.50% Convertible Senior Secured Notes due 2026

For value received                                                       hereby sell(s), assign(s) and transfer(s) unto                                                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                         attorney to transfer the said Note on the books of the Issuer, with full power of substitution in the premises.

CHECK THE BOX BELOW

☐   This Note is being transferred inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

Unless the box is checked, the Trustee will not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.10 of the Supplemental Indenture, dated as of August 17, 2021 shall have been satisfied.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[TO BE COMPLETED BY PURCHASER IF THE BOX ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that each of it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
[NOTICE: To be executed by an executive officer.]

 2

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT
GUARANTORS

[            ] SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of [     ], 20[    ], by and among [            ] (the “Guaranteeing Subsidiary”), INTERCEPT PHARMACEUTICALS, INC. (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuer and the Trustee have heretofore executed and delivered the Indenture (the “Base Indenture”), dated as of August 17, 2021, and the First Supplemental Indenture thereto (the “First Supplemental Indenture”), among the Issuer, the Trustee and the Collateral Agent (The Base Indenture, as supplemented by the First Supplemental Indenture and as may be further supplemented, amended, restated, amended and restated, waived or otherwise modified, the “Indenture”), providing for the issuance of the 3.50% Convertible Senior Secured Notes due 2026 (the “Notes”) of the Issuer;

WHEREAS, the Indenture provides that the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”), each on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 10.02 of the First Supplemental Indenture, the Issuer, any Guarantor, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guaranteeing Subsidiary, the Trustee and the Collateral Agent mutually covenant and agree for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Agreement to be Bound. The Guaranteeing Subsidiary hereby agrees to become a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2. Guarantee. The Guaranteeing Subsidiary agrees, on a joint and several basis, to fully, unconditionally and irrevocably guarantee to each Holder of the Notes, the Trustee and the Collateral Agent the Guaranteed Obligations pursuant to Article 12 of the First Supplemental Indenture on a senior secured basis.

ARTICLE 3

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications to the Guaranteeing Subsidiary shall be given as provided in the Indenture, at the address for the Guarantors set forth below:

[                            ]

SECTION 3.2. Release of Guarantee. The Note Guarantees hereunder may be released in accordance with Section 12.02 of the Indenture.

SECTION 3.3. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders, the Trustee and the Collateral Agent, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.4. Governing Law. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

SECTION 3.5. Severability. In the event any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

SECTION 3.6. Benefits Acknowledged. The Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

2

SECTION 3.7. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.8. The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent make any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.9. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.10. Execution and Delivery. The Guaranteeing Subsidiary agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Note Guarantee.

SECTION 3.11. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[GUARANTORS]
as a Guarantor

By:
Name:
Title:

INTERCEPT PHARMACEUTICALS, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:
Name:
Title:

4

EXHIBIT C

Each Global Note and each definitive Note shall bear a legend in substantially the following form (the “Private Placement Legend”) on the face thereof until the Private Placement Legend is removed or not required in accordance with Section 2.10(b) of this Supplemental Indenture:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF INTERCEPT PHARMACEUTICALS, INC. THAT (A) PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH SECURITY), THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (IV) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S., AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE (A)(V) ABOVE OR REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER THE TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION. 7

7 This paragraph and the immediately preceding paragraph will be deemed to be removed from the face of this Note at such time when the Issue delivers written       notice to the Trustee of such deemed removal pursuant to Section 2.03 of the within-mentioned Indenture.

EXHIBIT D

Subject to Section 2.03(f) of this Supplemental Indenture, until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note bearing the Private Placement Legend shall bear a legend in substantively the following form (the “Restricted Common Stock Legend”) on the face thereof.

THE NOTE (OR ITS PREDECESSOR) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF INTERCEPT PHARMACEUTICALS, INC. THAT (A) PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (IV) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S., AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

Exhibit D TO THE subscription AGREEMENT

Form of Security Agreement

SECURITY AGREEMENT

among

INTERCEPT PHARMACEUTICALS, INC.,
as Issuer,

and

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,
as Guarantors

and

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

Dated as of August 17, 2021

i

TABLE OF CONTENTS (continued)

SCHEDULES

Schedule 1	Commercial Tort Claims
Schedule 2	Letters of Credit
Schedule 3	Filing Offices
Schedule 4	Pledged Securities
Schedule 5	Intellectual Property
Schedule 6	Deposit Accounts, Securities Accounts and Commodities Accounts
Schedule 7	Deliverable Intercompany Notes, Instruments and Tangible Chattel Paper

EXHIBITS

Exhibit 1	Form of Joinder Agreement
Exhibit 2	Form of Copyright Security Agreement
Exhibit 3	Form of Patent Security Agreement
Exhibit 4	Form of Trademark Security Agreement

ii

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of August 17, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, including by one or more Joinder Agreements, or otherwise, this “Agreement”), is made by and among Intercept Pharmaceuticals, Inc., a Delaware corporation (“Issuer”), and the Subsidiaries of Issuer that may from time to time be a party hereto as guarantors (collectively, the “Guarantors”), as pledgors and debtors (Issuer, together with the Guarantors, in such capacities, the “Pledgors,” and each, a “Pledgor”), and U.S. Bank National Association, a national banking association (“U.S. Bank”), solely in its capacity as collateral agent pursuant to the Indenture (in such capacity, together with any successors in such capacity, the “Collateral Agent”).

R E C I T A L S:

A.                In connection with the execution and delivery of this Agreement, Issuer, U.S. Bank, as trustee and the Collateral Agent, and the other parties party thereto have entered into that certain Base Indenture, dated as of August 17, 2021 (the “Base Indenture”), as supplemented by that certain First Supplemental Indenture, dated as of August 17, 2021 (the “Supplemental Indenture”; the Base Indenture, as supplemented by the Supplemented Indenture and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”).

B.                 The Pledgors will receive substantial direct and/or indirect benefits from the execution and delivery of the Indenture and the other Notes Documents (this and each other capitalized term used but not defined herein shall have the respective meaning given to it in the Indenture) and is, therefore, willing to enter into this Agreement.

C.                 This Agreement is made by and among the Pledgors and the Collateral Agent to grant a Lien on the Pledged Collateral to the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Obligations.

D.                It is a condition to the issuance of the Notes that Issuer executes and delivers the applicable Notes Documents, including this Agreement.

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

Article I

DEFINITIONS AND INTERPRETATION

SECTION 1.1              Definitions.        (a) Unless otherwise defined herein or in the Indenture, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC (as defined below).

(b)               The following terms shall have the following meanings:

“Agreement” shall have the meaning assigned to such term in the preamble hereof.

“Base Indenture” shall have the meaning assigned to such term in the recitals hereof.

“Blocked Account” shall mean, collectively, the Existing Blocked Accounts and the New Blocked Accounts.

“CFC” shall mean a “controlled foreign corporation” within the meaning of section 957(a) of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereof.

“Control” means with respect to any asset, right or property with respect to which a security interest therein is perfected by a Secured Party’s having “control” thereof (whether pursuant to the terms of an agreement or through the existence of certain facts and circumstances), that the intended Secured Party has “control” of such asset, right, or property as contemplated in the UCC.

“Copyright Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 2.

“Copyrights” shall mean, collectively all works of authorship (whether protected by statutory or common law copyright, whether established or registered in the United States or any other country, multi-national registry, or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications therefor, including the copyright registrations and applications listed in Schedule 5, together with any and all restorations, renewals and extensions thereof and amendments thereto.

“Deliverable Intercompany Notes” shall mean, with respect to each Pledgor, all Pledged Intercompany Notes owed to such Pledgor, other than (i) any Pledged Intercompany Note that is in an aggregate principal amount of less than $5,000,000 or (ii) any Pledged Intercompany Note owed by another Pledgor.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Pledged Intercompany Notes.

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“Excluded Account” shall mean, collectively, (i) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Note Parties’ employees, (ii) tax accounts, including, without limitation, sales tax accounts, (iii) escrow accounts and customs accounts, (iv) fiduciary or trust accounts, (v) zero balance accounts that sweep on a daily basis to a Blocked Account, (vi) Federal A/R Accounts, (vii) collateral accounts pledged to secure performance (including to secure letters of credit and bank guarantees) to the extent constituting Permitted Liens and (viii) other Deposit Accounts and Securities Accounts so long as the amount held therein does not exceed an average daily balance of $2,000,000 in the aggregate for any period of 30 consecutive days.

“Excluded Assets” shall mean (A) any fee-owned Real Property located outside the United States and any leasehold interest in Real Property located outside the United States, (B) all Vehicles and other assets covered by a certificate of title (except to the extent a security interest therein can be perfected by the filing of a UCC financing statement or the equivalent under other applicable law), (C) any lease, license or agreement or any Property subject to a purchase money security interest or Capital Lease Obligation, in each case, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money agreements or arrangement or capital lease agreements or arrangement or create a right of termination in favor of any other party thereto (other than any Pledgor) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition, (D) any Excluded Capital Stock, (E) any Property where the cost of obtaining a security interest in, or perfection of, such assets exceeds the practical benefit to the Lenders afforded thereby as reasonably determined by Issuer and notified to the Collateral Agent in writing, (F) any application for registration of a Trademark on the basis of the applicant’s intent-to-use such Trademark, unless and until evidence of use of the Trademark has been filed with, and accepted by, the USPTO pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. §1051, et seq.), to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such Trademark application or any registration issuing therefrom under applicable federal law, (G) Excluded Accounts, other than Excluded Accounts described in clauses (v) and (viii) of the definition thereof and (H) any assets the grant of a security interest in which would be prohibited by applicable law but only, in each case, to the extent, and only for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC, any other laws (including the Debtor Relief Laws), or principles of equity, and, to the extent severable, shall attach immediately to any portion of such assets that do not result in such prohibition; provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibition, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, such assets as if such provision had never been in effect unless such asset or Property otherwise constitutes Excluded Assets.

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“Excluded Capital Stock” means all Capital Stock of Immaterial Foreign Subsidiaries (except to the extent perfected by a UCC financing statement.

“Exclusive Copyright Licenses” means Licenses granting to a Pledgor an exclusive license right with respect to any United States registered Copyright owned by a third party that is material to the business of Issuer and its Subsidiaries, taken as a whole.

“Existing Blocked Account” shall have the meaning assigned to such term in Section 2.3(a).

“Federal A/R Account” shall mean any Deposit Account into which the only deposits made are payments on Medicare or Medicaid accounts receivable or other accounts receivable under which the United States federal government is the account debtor and so long as such Deposit Account is subject to a daily sweep, pursuant to an agreement between the Collateral Agent, the Pledgor and the applicable depository bank into a Blocked Account.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“FSHCO” shall mean any Subsidiary substantially all of the assets of which (directly or through one or more disregarded entities for U.S. federal income tax purposes) consist of shares of Capital Stock (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs.

“Guarantors” shall have the meaning assigned to such term in the preamble hereof.

“Immaterial Foreign Subsidiary” shall mean any Foreign Subsidiary or FSHCO that did not, as of the last day of the fiscal quarter of Issuer and its Subsidiaries most recently ended for which financial statements (or pro forma financial statements, as applicable) have been (or were required to be) delivered pursuant to Section 4.04 of the Supplemental Indenture, have assets with a value equal to or in excess of 2.5% of consolidated total assets of Issuer and its Subsidiaries. Notwithstanding the foregoing, if at any time all Immaterial Foreign Subsidiaries, taken as a whole, have total assets at such time exceeding 10.0% of the consolidated total assets of Issuer and its Subsidiaries on such date then the Issuer shall designate which of such Subsidiaries shall no longer constitute Immaterial Foreign Subsidiaries for purposes of this Agreement to the extent necessary to cause such excess to be eliminated; provided that, if no such designation is made by the Issuer, then one or more of such Immaterial Foreign Subsidiaries shall be deemed not to be Immaterial Foreign Subsidiaries in descending order based on the amounts of their consolidated total assets until such excess shall have been eliminated; provided, further, that no Foreign Subsidiary or FSHCO that has an exclusive license (including, without limitation, the licenses and rights in Material Intellectual Property granted pursuant to that certain License Agreement, dated and effective as of May 22, 2015, by and between the Issuer and Intercept Pharma Europe Ltd., or similar intercompany arrangements between or among the Issuer and its Subsidiaries entered into subsequent to the date of the Indenture, but excluding licenses that are exclusive only in respect of immaterial rights, fields or territories) for any Material Intellectual Property shall constitute an Immaterial Foreign Subsidiary.

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“Indenture” shall have the meaning assigned to such term in the recitals hereof.

“Instrument” shall have the meaning specified in Article 9 of the UCC.

“Intellectual Property” shall mean, collectively, all domestic, foreign and multi-national intellectual property rights of any kind, whether now or hereafter existing, including, without limitation, all Patents, Trademarks, Copyrights and Trade Secrets, together with any and all (i) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (ii) rights to proceeds, income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, misappropriations, dilutions or other violations thereof, (iii) rights to sue or otherwise recover for past, present and future infringements, misappropriations, dilutions or other violations thereof and (iv) rights corresponding thereto throughout the world.

“Intellectual Property Collateral” shall mean, with respect to each Pledgor, all Intellectual Property of such Pledgor (including rights under Licenses), whether now owned or held, or hereafter acquired or created by or assigned to such Pledgor; provided that, notwithstanding anything to the contrary in this Agreement, Intellectual Property Collateral shall not include any Excluded Assets.

“Issuer” shall have the meaning assigned to such term in the preamble hereof.

“Joinder Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 1.

“Licenses” shall mean all licenses, covenants not to sue and any other agreement granting any right with respect to any Intellectual Property (whether a Pledgor is the grantor or grantee thereunder).

“Material Adverse Effect” shall mean a material adverse effect on (a) the business affairs, operations or results of operations, or condition (financial or otherwise) of Issuer and its Subsidiaries, taken as a whole, (b) the ability of the Issuer to perform its payment obligations under the Notes Documents or (c) the rights and remedies of the Collateral Agent and the other Secured Parties (as defined in the Indenture) under the Indenture or the other Notes Documents, taken as a whole.

“Material IP Collateral” shall mean any Intellectual Property Collateral that is material to the operation of the business of Issuer and its Subsidiaries, taken as a whole; provided that the Secured Parties and the Pledgors acknowledge that, as of the date hereof, no Intellectual Property Collateral other than the issued patents that are listed in the FDA’s Orange Book List of Approved Drug Products With Therapeutic Equivalence Evaluations for OCALIVA (NDA 207999) and the trademarks for Ocaliva® and the design mark associated therewith, shall be considered to be material to the business of Issuer and its Subsidiaries, taken as a whole.

“New Blocked Account” shall have the meaning assigned to such term in Section 2.3(b).

“Order” shall mean any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

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“Organization Documents” mean, collectively, with respect to any Person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar constitutive documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar constitutive documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constitutive documents) of such Person, (d) in the case of any general partnership, the partnership agreement (or similar constitutive document) of such Person and (e) in any other case, the functional equivalent of the foregoing.

“Patent Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 3.

“Patents” shall mean, collectively, patents and patent applications issued or applied for in the United States or any other country, multi-national registry, or any political subdivision thereof, including those listed in Schedule 5, together with any and all (i) inventions and improvements described and claimed therein and (ii) reissues, substitutions, reexaminations, divisions, renewals, extensions, continuations and continuations-in-part thereof and amendments thereto.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1.

“Pledged Debt” shall have the meaning assigned to such term in Section 3.4(a).

“Pledged Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany promissory notes by such Pledgor evidencing Indebtedness for borrowed money and all Instruments evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent not prohibited pursuant to the terms hereof and under the Indenture; provided that notwithstanding anything to the contrary in this Agreement, Pledged Intercompany Notes shall not include any Excluded Assets.

“Pledged Interests” shall mean, collectively, with respect to each Pledgor, (i) all membership, partnership or other Capital Stock (other than in a corporation), as applicable, now or hereafter owned by such Pledgor at any time including without limitation, those of each issuer described in Schedule 4 hereto, together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under any Organization Document of each such issuer and (ii) the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any securities intermediary pertaining to such membership, partnership or other Capital Stock; provided that notwithstanding anything to the contrary in this Agreement, Pledged Interests shall not include any Excluded Assets.

“Pledged Securities” shall mean, collectively, the Pledged Interests and the Pledged Shares; provided that, notwithstanding anything to the contrary in this Agreement, Pledged Securities shall not include any Excluded Assets.

“Pledged Shares” shall mean, collectively, with respect to each Pledgor, (i) the issued and outstanding shares of Capital Stock, whether certificated or uncertificated, now or hereafter owned by such Pledgor at any time, together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under any Organization Document of each such issuer and (ii) the certificates, instruments and agreements representing such shares of Capital Stock and any and all interest of such Pledgor in the entries on the books of the issuer of such shares or of any financial intermediary pertaining to the Pledged Shares; provided that notwithstanding anything to the contrary in this Agreement, Pledged Shares shall not include any Excluded Assets.

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“Pledgor” shall have the meaning assigned to such term in the preamble hereof.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Secured Parties” shall mean the Collateral Agent, the Trustee and the holders of Notes.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Pledged Intercompany Notes and the Distributions; provided that notwithstanding anything to the contrary in this Agreement, Securities Collateral shall not include any Excluded Assets.

“Supplemental Indenture” shall have the meaning assigned to such term in the recitals hereof.

“Trademark Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 4.

“Trademarks” shall mean, collectively, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URLs), domain names, trade names, or other indicia of source, whether registered or unregistered, and all registrations and applications for the foregoing (whether statutory or common law and whether registered or applied for in the United States or any other country, multi-national registry, or any political subdivision thereof), including those trademark and service mark registrations and applications listed in Schedule 5 together with any and all (i) goodwill of the business connected with the use thereof and symbolized thereby and (ii) extensions and renewals thereof and amendments thereto.

“Trade Secrets” shall mean, collectively, all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form.

“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of applicable law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

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“Uncertificated Security” shall have the meaning assigned to such term in Section 3.2.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

SECTION 1.2              Interpretation. The interpretive provisions specified in the Indenture shall be applicable to this Agreement. No failure on the part of the Collateral Agent to provide any Pledgor with any notice expressly required hereunder in connection with the exercise of any right, power or remedy hereunder shall impair the validity of exercise of such right, power or remedy.

SECTION 1.3              Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.

Article II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1              Grant of Security Interest. As collateral security for the payment and performance in full of all the Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Secured Parties, a Lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under the following Property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, after giving effect to clause (a) of the proviso in this Section 2.1, the “Pledged Collateral”):

(i)         all Accounts;

(ii)        all Equipment, Goods, Inventory and Fixtures;

(iii)       all Documents, Instruments and Chattel Paper;

(iv)       all Letter-of-Credit Rights;

(v)        all Securities Collateral;

(vi)       all Investment Property and Deposit Accounts;

(vii)      all Intellectual Property Collateral;

(viii)     the Commercial Tort Claims described on Schedule 1 hereto (as such Schedule may be supplemented from time to time pursuant to Section 3.4(f));

(ix)        all General Intangibles;

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(x)         all Money;

(xi)        all Supporting Obligations;

(xii)       all books and records pertaining to any and/or all of the foregoing;

(xiii)      to the extent not covered by clauses (i) through (xii) of this sentence, choses in action of such Pledgor, whether tangible or intangible; and

(xiv)      all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing;

provided, however, that, notwithstanding anything to the contrary contained in clauses (i) through (xiv) above or any other provision of this Agreement or any other Notes Document:

(a)       the security interest created by this Agreement is not granted in and shall not extend to, and the term “Pledged Collateral” and “Intellectual Property Collateral” shall not include, any Excluded Assets;

(b)       no Pledgor shall be required to take any action with respect to perfection by “control” (within the meaning of the UCC), other than in respect of (A) certificated Pledged Securities (to the extent such Pledged Securities can be perfected by control and are required to be delivered to the Collateral Agent hereunder), (B) Pledged Debt evidenced by an Instrument to the extent required to be delivered to the Collateral Agent hereunder and (C) any Deposit Accounts or Securities Accounts pursuant to Section 2.3;

(c)       except as provided in Section 4.08 of the Supplemental Indenture, no security agreements or pledge agreements governed under the laws of any jurisdiction, other than the United States or any of its States, shall be required;

(d)       no Pledgor shall be required to facilitate the perfection of the security interests granted by this Agreement by any means other than by (A) filings pursuant to the UCC in the office of the secretary of state (or similar central filing office) or local filing office, as applicable, of the relevant state(s), (B) the filing and recording of fully executed agreements substantially in the forms set forth in Exhibits 2, 3, and 4 hereto in the USPTO or in the USCO, as applicable (C) the obtaining of “control” (within the meaning of the UCC) of certificated Pledged Securities, Pledged Debt evidenced by an Instrument and any Deposit Accounts or Securities Accounts pursuant to Section 2.3 to the extent expressly required elsewhere herein, or (D) other methods expressly provided herein; and

(e)       no Pledgor shall be required to seek to obtain or deliver any leasehold mortgage, landlord consent or estoppel, collateral access agreement or bailee letters.

Notwithstanding anything to the contrary contained herein, immediately upon any Property of a Pledgor ceasing to constitute Excluded Assets, the Pledged Collateral shall include, and the Issuer and the other Pledgors, as applicable, shall be deemed to have granted a security interest in, such Property.

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SECTION 2.2              Filings.

(a)               Each Pledgor hereby irrevocably authorizes the Collateral Agent (or its designee) at any time and from time to time prior to the termination of this Agreement pursuant to Section 10.3 to file (but the Collateral Agent shall have no duty to file) in any relevant jurisdiction any financing statements (including fixture filings), continuation statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement, continuation statement or amendment thereto relating to the Pledged Collateral, including whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor. Each Pledgor agrees to use commercially reasonable efforts to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon reasonable request and, upon reasonable request by a Pledgor, the Collateral Agent agrees to use commercially reasonable efforts to make available to such Pledgor copies of any such filings. Such financing statements may describe the collateral in the same manner as described herein or may contain a description of collateral that describes such Property in any other manner as the Collateral Agent may determine, in its reasonable discretion, is necessary or advisable to ensure the perfection of the security interest in the collateral granted to the Collateral Agent in connection herewith, including, describing such Property as “all assets whether now owned or hereafter acquired” or “all personal property whether now owned or hereafter acquired” or words of similar meaning (regardless of whether any particular asset comprised in the Pledged Collateral falls within the scope of Article 9 of the UCC).

(b)               Each Pledgor hereby further authorizes the Collateral Agent (or its designee) to file (but the Collateral Agent shall have no duty to file) instruments with the USPTO or the USCO (or any successor office), including Copyright Security Agreements, Patent Security Agreements and Trademark Security Agreements, or other documents that are necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the pledge and security interest granted by such Pledgor hereunder in (i) any Intellectual Property Collateral owned by Pledgor and applied for, registered or issued in the United States and (ii) any Exclusive Copyright Licenses, in each case naming such Pledgor, as debtor, and the Collateral Agent, as secured party.

(c)               Subject to the other terms, limitations and conditions set forth in this Agreement and the other Notes Documents, notwithstanding the grant of authority to the Collateral Agent under this section, the Pledgors shall file or cause to be filed any and all financing statements, continuation statements, amendments or other documents and agreements as may be reasonably necessary (as determined by the Issuer in good faith) to perfect and maintain the perfection of the Collateral Agent’s security interest over the Pledged Collateral.

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SECTION 2.3              Control Agreements.

(a)               As of the date hereof, no Pledgor has any Deposit Accounts, Securities Accounts or Commodities Accounts other than the accounts listed on Schedule 6. For all Deposit Accounts and Securities Accounts maintained by the Issuer as of the date hereof (other than Excluded Accounts, collectively, the “Existing Blocked Accounts”), the Issuer shall ensure that the Collateral Agent has control (within the meaning of the UCC), within 90 days after the date of this Agreement, by causing the institution maintaining each such Existing Blocked Account to enter into a Control agreement with the Collateral Agent, pursuant to which the applicable institution shall agree to comply with the Collateral Agent’s instructions with respect to disposition of funds in such Existing Blocked Account without further consent by Issuer or agree to comply with the Collateral Agent’s Entitlement Orders with respect to such Securities Account without further consent by the Issuer, as applicable, or agree to comply with the Collateral Agent’s Entitlement Orders with respect to such Securities Account without further consent by the Issuer, as applicable. If any institution with which an Existing Blocked Account is maintained refuses to, or does not, enter into a Control agreement in response to reasonable comments from the Collateral Agent, then the Issuer shall promptly (and in any event within 90 days after notice from the Collateral Agent) close the applicable Existing Blocked Account, transfer all balances therein to another Blocked Account meeting the requirements of this Section 2.3, and, if practicable, prior to such transfer, cause the institution maintaining such account to enter into a Control agreement in compliance with this Section 2.3(a); provided that, to the extent it is not practicable for the Issuer to cause the institution maintaining such account to enter into a Control agreement prior to such transfer, Section 2.3(b)(i) shall not apply to the new Blocked Account being opened and within 90 days of opening such account, the Issuer shall ensure that the Collateral Agent has control (within the meaning of the UCC) with respect to such account. Notwithstanding anything else contained herein, no institution shall be required to subordinate its security interest in a Deposit Account, Securities Account, or Commodities Account.

(b)               Within 90 days of (1) any Person becoming a Pledgor or (ii) any Pledgor acquiring or opening any Deposit Account or Securities Account (other than the Excluded Accounts, collectively, the “New Blocked Accounts”), the applicable Pledgor shall ensure that the Collateral Agent has Control with respect to any New Blocked Account of such Pledgor by causing the institution maintaining such account, within 90 days after the date of such Person becoming a Pledgor or the opening of such New Blocked Account, as applicable, to enter into a control agreement with the Collateral Agent, pursuant to which the applicable institution shall agree to comply with the Collateral Agent’s instructions with respect to disposition of funds in such Blocked Account without further consent by such Pledgor, or agree to comply with the Collateral Agent’s Entitlement Orders with respect to such Securities Account without further consent by such Pledgor, as applicable. If any institution with which a New Blocked Account is maintained refuses to, or does not, enter into a Control agreement in response to reasonable comments from the Collateral Agent, then the respective Pledgor shall promptly (and in any event within 90 days after notice from the Collateral Agent) close the applicable New Blocked Account, transfer all balances therein to another Blocked Account meeting the requirements of this Section 2.3, and, if practicable, prior to such transfer, cause the institution maintaining such account to enter into a Control agreement in compliance with this Section 2.3(b)(ii); provided that, to the extent it is not practicable for to cause the institution maintaining such account to enter into a Control agreement prior to such transfer, Section 2.3(b)(i) shall not apply to the new Blocked Account being opened and within 90 days of opening such account, such Pledgor shall ensure that the Collateral Agent has control (within the meaning of the UCC) with respect to such account.

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Article III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF PLEDGED COLLATERAL

SECTION 3.1              Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that as of the date hereof, Schedule 3 hereto sets forth the office of the secretary of state (or similar central filing office) of the relevant state(s) in which a filing pursuant to the UCC would perfect the security interests granted by this Agreement with respect to the Pledged Collateral (solely to the extent such security interests in the Pledged Collateral can be perfected by such filing). Each Pledgor represents and warrants that as of the date hereof, Schedule 4 hereto sets forth all Pledged Securities of such Pledgor. Each Pledgor represents and warrants that (i) all certificates or instruments representing or evidencing any Pledged Securities and (ii) the Deliverable Intercompany Notes, in each case, in existence on the date hereof, will be delivered to the Collateral Agent (or its designee) in suitable form for transfer by delivery and accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a valid and perfected first priority security interest therein (subject, as to priority, to Permitted Liens) within 60 days of the date hereof ; provided that, during any period in which delivery is not practicable, impossible or otherwise restricted as a result of a force majeure (including, without limitation, a pandemic, outbreak or similar health issue), no certificates or Instruments representing any Pledged Securities or Deliverable Intercompany Notes shall be required to be delivered to the Collateral Agent but shall be required to be delivered promptly after the expiration of any such period. Each Pledgor hereby agrees that (i) all certificates or instruments representing or evidencing any Pledged Securities and (ii) the Deliverable Intercompany Notes, in each case, acquired by such Pledgor after the date hereof shall, within 60 days after receipt thereof by such Pledgor, be delivered to the Collateral Agent (or its designee) pursuant hereto and shall be in suitable form for transfer by delivery and shall be accompanied by duly executed instruments of transfer or assignment in blank; provided that, during any period in which delivery is not practicable, impossible or otherwise restricted as a result of a force majeure (including, without limitation, a pandemic, outbreak or similar health issue), no Pledged Securities or Deliverable Intercompany Notes shall be required to be delivered to the Collateral Agent but shall be required to be delivered promptly after the expiration of any such period. Each delivery of Pledged Securities and Deliverable Intercompany Notes shall be accompanied by a schedule describing such Pledged Securities and Deliverable Intercompany Notes, which schedule shall be deemed to supplement Schedule 4 and Schedule 7 and made a part thereof; provided that failure to supplement Schedule 4 and Schedule 7 shall not affect the validity of such pledge of such Pledged Securities or Deliverable Intercompany Notes. Each schedule so delivered shall supplement or amend and restate, as applicable, any prior schedules so delivered.

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The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, upon prior written notice to Issuer, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of such Pledged Securities or Deliverable Intercompany Notes, without any indication that such Pledged Securities or Deliverable Intercompany Notes are subject to the security interest hereunder; provided, however, notwithstanding anything contained herein to the contrary, immediately upon the cure or waiver of any applicable Events of Default, the Collateral Agent shall promptly endorse, assign or otherwise transfer to or register in the name of the applicable Pledgor any such Pledged Securities or Deliverable Intercompany Notes (subject to revesting in the event of a subsequent Event of Default that is continuing and upon prior written notice from the Collateral Agent to Issuer, provided, that such Pledged Securities or Deliverable Intercompany Notes remain in the possession of the Collateral Agent at such time). In addition, the Collateral Agent shall have the right (but not the obligation) at any time upon the occurrence and during the continuance of any Event of Default to exchange certificates or Instruments representing or evidencing any Pledged Securities or Deliverable Intercompany Notes for certificates or Instruments of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.2              Perfection of Other Securities Collateral. Each Pledgor represents and warrants that, subject to the provisions of Section 4.2, upon the filing of UCC financing statements in the jurisdictions indicated on Schedule 3, the Collateral Agent has a valid and perfected first priority security interest (subject, as to priority, to Permitted Liens) under applicable U.S. federal or state law in all Pledged Securities not represented by a certificated interest (“Uncertificated Security”) pledged by it hereunder that are in existence on the date hereof to the extent such security interest can be perfected by the filing of an appropriate UCC financing statement. Pledged Interests shall either (i) be represented by a certificate, and in the organizational documents of such entity, the applicable Pledgor shall cause the issuer of such interests (or use commercially reasonable efforts to cause the issuer if such issuer is not an Affiliate of such Pledgor), to elect to treat such interests as a “security” within the meaning of Article 8 of the UCC of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language that such interests shall be a “security” (within the meaning of Article 8 of the UCC) governed by Article 8 of the UCC, or (ii) not be represented by a certificate and the applicable Pledgor shall cause the issuer of such interests not to have elected to treat such interests as a “security” within the meaning of Article 8 of the UCC.

SECTION 3.3              Maintenance of Perfected Security Interest. Each Pledgor agrees that at the sole reasonable cost and expense of the Pledgors (i) such Pledgor shall take all commercially reasonable actions necessary to defend the security interest created by this Agreement in the Pledged Collateral against the material claims and demands of all Persons, except with respect to Pledged Collateral as reasonably determined by such Pledgor is no longer necessary or materially beneficial to the conduct of such Pledgor’s business, (ii) such Pledgor shall furnish to the Collateral Agent from time to time information further identifying and describing the Pledged Securities and Pledged Debt as the Collateral Agent may reasonably request, all in reasonable detail, and (iii) at any time and from time to time, such Pledgor shall promptly and duly execute and deliver, to the extent applicable, and/or cause to be filed and recorded, as applicable, such further instruments and documents and take such further action as is reasonably necessary or as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including (x) the filing of any financing statements and amendments thereto, continuation statements and other documents (including this Agreement) under the UCC (or other similar laws) in effect in the United States or any of its States with respect to the security interest created hereby and (y) the execution and delivery of Patent Security Agreements, Copyright Security Agreements, and Trademark Security Agreements.

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SECTION 3.4              Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Pledgor (i) represents and warrants and/or (ii) covenants, at such Pledgor’s own expense, to take the following actions, in each case with respect to the following Pledged Collateral:

(a)               Instruments and Tangible Chattel Paper. As of the date hereof, each Pledgor hereby represents and warrants that (i) no amounts individually in excess of $5,000,000 payable to such Pledgor under or in connection with any of the Pledged Collateral (other than amounts owed by another Pledgor) are evidenced by any Instrument (other than checks to be deposited in the ordinary course of business) or Tangible Chattel Paper (other than documents or records evidencing amounts owed by customers in the ordinary course of business pursuant to deferred payment procedures) other than the Deliverable Intercompany Notes and the Instruments and Tangible Chattel Paper listed in Schedule 7 and (ii) each such Deliverable Intercompany Note, Instrument and each such item of Tangible Chattel Paper individually in excess of $5,000,000 (other than checks to be deposited in the ordinary course of business) has been or will be properly endorsed and delivered to the Collateral Agent (or its designee) within 60 days after the date hereof, accompanied by instruments of transfer or assignment duly executed in blank; provided that, during any period in which delivery is not practicable, impossible or otherwise restricted as a result of a force majeure (including, without limitation, a pandemic, outbreak or similar health issue), no Pledged Securities or Deliverable Intercompany Notes shall be required to be delivered to the Collateral Agent, but shall be required to be delivered promptly after the expiration of any such period. If any amount, individually, in excess of $5,000,000 then payable under or in connection with any of the Pledged Collateral (other than any amount owed by any Pledgor) shall be evidenced by any Instrument (other than checks to be deposited in the ordinary course of business) or Tangible Chattel Paper (other than documents or records evidencing amounts owed by customers in the ordinary course of business pursuant to deferred payment procedures) (such Instruments and Tangible Chattel Paper, collectively, together with the Deliverable Intercompany Notes, the “Pledged Debt”) and has not previously been delivered to the Collateral Agent, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (and in any event within 60 days after acquisition by such Pledgor) endorse, assign and deliver the same to the Collateral Agent (or its designee), accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify; provided that, during any period in which delivery is not practicable, impossible or otherwise restricted as a result of a force majeure (including, without limitation, a pandemic, outbreak or similar health issue), no Pledged Securities or Deliverable Intercompany Notes shall be required to be delivered to the Collateral Agent, but shall be required to be delivered promptly after the expiration of any such period; provided, however, that so long as no Event of Default has occurred and is continuing, upon written request by such Pledgor, the Collateral Agent (or its designee) shall promptly (and in any event within 10 Business Days) return such Instrument or Tangible Chattel Paper to such Pledgor from time to time, to the extent necessary for collection or cancellation thereof in the ordinary course of such Pledgor’s business.

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(b)               [Reserved].

(c)               [Reserved].

(d)               [Reserved].

(e)               Letter-of-Credit Rights. As of the date hereof, no Pledgor is the beneficiary or assignee under any letter of credit, other than those listed on Schedule 2 hereto. The parties hereto acknowledge and agree that under no circumstances shall any Pledgor hereunder be under any obligation to take any perfection steps (other than the filing of appropriate financing statements under the UCC) with respect to any security interest granted in any letter of credit under which any Pledgor is a beneficiary having a value reasonably believed by the Pledgors to be, individually, less than $5,000,000. If any Pledgor shall become the beneficiary or assignee under any letter of credit with a value, individually, in excess of $5,000,000 that is not a Supporting Obligation with respect to any of the Pledged Collateral, such Pledgor shall either (i) use commercially reasonable efforts to arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) use commercially reasonable efforts to arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be paid to the applicable Pledgor unless an Event of Default has occurred and is continuing.

(f)                Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims having a value reasonably believed by the Pledgors to be, individually, in excess of $5,000,000 for which such Pledgor has filed a complaint in a court of competent jurisdiction, other than those listed on Schedule 1 hereto. If any Pledgor shall at any time file a Commercial Tort Claim having a value reasonably believed by the Pledgors to be, individually, in excess of $5,000,000, such Pledgor shall promptly (and in any event within 30 days of filing such Commercial Tort Claim) notify the Collateral Agent in a writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement. Unless otherwise agreed, the grant of a security interest in any such Commercial Tort Claim shall not prejudice the right of such Pledgor to prosecute, enforce or exercise any of its rights in connection with such Commercial Tort Claim, which it will continue to enjoy until an Event of Default has occurred and is continuing.

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ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1              Title; Consent.

(a)               Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns (or, in the case of the Intellectual Property Collateral, either owns or has a License to or other right to use) and, as to Pledged Collateral acquired by it from time to time after the date hereof, will either own or hold a License to the rights in (or other right to use) each item of Pledged Collateral pledged by it hereunder free and clear of any and all Liens of others, except (i) for those failures to own or have a License which could not reasonably be expected to result in a Material Adverse Effect and (ii) as otherwise permitted by the Notes Documents. As of the date hereof, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or Property that is convertible into, or that requires the issuance or sale of, any Pledged Securities that constitute Capital Stock (in each case, other than to any Pledgor). No person other than the Collateral Agent (or (i) its bailee for such purpose or (ii) the Pledgor that owns such Pledged Securities, Pledged Debt or Deposit Account, as applicable) has, or will have, control or possession of all or any part of the Pledged Securities, Pledged Debt or Deposit Account, except as expressly permitted by the Notes Documents.

(b)               Other than as required by (i) foreign laws with respect to the Capital Stock in any Foreign Subsidiary and (ii) laws affecting the offering and sale of securities generally, no consent of any Person, including any general or limited partner, any other member or manager of a limited liability company, any shareholder or any other trust beneficiary, is necessary (from the perspective of a secured party) in connection with the creation, perfection or first priority status (or the maintenance thereof) of the security interest of the Collateral Agent in any Capital Stock pledged to the Collateral Agent under this Agreement and the other Collateral Documents or the exercise by the Collateral Agent of any remedies in respect of any Pledged Securities, except in each case as have already been obtained.

SECTION 4.2              Validity of Security Interest.

(a)               The security interest in, and Lien on, the Pledged Collateral granted to the Collateral Agent for the ratable benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Obligations, and (b) a valid and perfected first priority security interest (subject, as to priority, to Permitted Liens) in all the Pledged Collateral with respect to which a lien may be perfected by (i) filing a financing statement pursuant to the UCC in the office of the secretary of state (or similar central filing office) or local filing office, as applicable, of the relevant State(s), (ii) possession or Control by the Collateral Agent (or its bailee for such purpose and subject to the time periods provided in Sections 2.3 and Article 3 of this Agreement) or (iii) filing Patent Security Agreements, Copyright Security Agreements and Trademark Security Agreements with the USPTO or USCO, as applicable (other than in respect of Intellectual Property Collateral acquired or arising after the date hereof, for which additional filings with the USPTO or USCO, as applicable, may be required).

(b)               Notwithstanding anything to the contrary in any of the Notes Documents, no Note Party shall be required to take any actions nor shall be deemed to make any representation, in each case under any Collateral Document with respect to any requirements of foreign laws that may affect the validity or perfection of any security interest purported to be granted under any Collateral Document.

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SECTION 4.3              Defense of Claims. Each Pledgor shall, at its own cost and expense, upon the reasonable request of the Collateral Agent (at the direction of the Trustee or Holders of a majority of the aggregate principal amount of the Notes given in accordance with the Indenture), take any and all commercially reasonable actions necessary to defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all material claims and demands of all persons at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Liens. Each Pledgor shall promptly notify the Collateral Agent of any claims or demands of the type described in the foregoing sentence.

SECTION 4.4              Other Financing Statements. No Pledgor has filed, nor authorized any third party to file, any effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction of the United States or any of its States) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or in favor of any holder of a Permitted Lien with respect to such Permitted Lien. Until the satisfaction and discharge of the Indenture in accordance with Section 3.02 of the Supplemental Indenture or Covenant Termination under the Indenture in accordance with Section 3.03 of the Supplemental Indenture, no Pledgor shall execute, authorize or consent to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction of the United States or any of its States or territories) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder(s) of Permitted Liens.

SECTION 4.5              Chief Executive Office; Change of Name; Jurisdiction of Organization, etc. Such Pledgor shall give the Collateral Agent written notice at least 10 days prior to the occurrence of any change to its legal name, legal structure (whether by merger, consolidation, change in corporate form or otherwise), type of organization, jurisdiction of organization, organizational identification number if it has one (but solely to the extent such organizational identification number is required to be set forth on financing statements under the applicable UCC) or, in the case of any Pledgor that is not a Registered Organization, its sole place of business (or, if it has more than one place of business, its chief executive office). In such event, such Pledgor shall take all steps reasonably necessary (as determined by the Issuer in good faith) to maintain the Collateral Agent’s valid and perfected security interest with the priority required hereunder in such Pledgor’s property constituting Pledged Collateral. The Collateral Agent shall not be liable nor responsible to any party for any failure to maintain a valid and perfected security interest with the priority required hereunder in such Pledgor’s property constituting Pledged Collateral. The Collateral Agent shall have no duty to inquire about such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.

SECTION 4.6              Due Authorization and Issuance. All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable. All of the Pledged Interests have been fully paid for.

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SECTION 4.7              Pledged Collateral. As of the date hereof, all information set forth in the schedules annexed hereto, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. As of the date of delivery of any updated information to the schedules expressly required under this Agreement, such information shall be accurate and complete in all material respects.

Article V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1              Voting Rights; Distributions; etc.

(i)                 So long as no Event of Default shall have occurred and be continuing and subject to the provisions of Section 5.1(ii):

(A)             each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes of this Agreement and the other Notes Documents; provided, however, that no Pledgor shall in any event exercise such rights in any manner that would be adverse in any material respect to the ability of the Collateral Agent to exercise rights and remedies hereunder in accordance with this Agreement if an Event of Default shall have occurred and be continuing; and

(B)              each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien granted hereunder, any and all Distributions.

(ii)              If an Event of Default has occurred and is continuing, upon prior written notice from the Collateral Agent to Issuer:

(A)             all rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.1(i) (A) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right (but not the obligation) to exercise such voting and other consensual rights (but if directed by the Trustee in accordance with the Indenture, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights) until the applicable Event of Default is no longer continuing, at which time all such rights automatically shall revert to such Pledgor, and in which case the Collateral Agent’s rights under this Section 5.1(ii)(A) shall cease to be effective, subject to revesting in the event of a subsequent Event of Default that is continuing and upon prior written notice from the Collateral Agent as set forth above; provided that the foregoing clause (A) shall not apply with respect to (and this clause (A) shall not be construed as a restriction of) any voting and or consensual rights such Pledgor is entitled to exercise in connection with the approval, payment and/or accrual of Distributions then permitted under Section 4.14 of the Supplemental Indenture; and

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(B)              all rights of each Pledgor to receive Distributions that it would otherwise be authorized to receive and retain pursuant to Section 5.1(i)(B) without further action shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions until all Event of Defaults are no longer continuing, in which case the Collateral Agent’s rights under this Section 5.1(ii)(B) shall cease to be effective, subject to revesting in the event of a subsequent Event of Default that is continuing and upon prior written notice from the Collateral Agent as set forth above.

(iii)            At any time and from time to time, upon the written request of the Collateral Agent, each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as may be reasonably necessary (as determined by the Issuer in good faith) or as the Collateral Agent may reasonably request in writing to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.1(ii)(A) and to receive all Distributions which it may be entitled to receive under Section 5.1(ii)(B).

(iv)             All Distributions that are received by any Pledgor contrary to the provisions of Section 5.1(ii)(B) shall be received in trust for the benefit of the Collateral Agent, shall be promptly (and in any event within three (3) Business Days) paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary or reasonably requested endorsement).

Article VI CERTAIN PROVISIONS CONCERNING INTELLECTUAL PROPERTY COLLATERAL

SECTION 6.1              Grant of License.

(a)               Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement, each Pledgor grants to the Collateral Agent (to the extent such Pledgor has the rights to do so) an irrevocable (subject to termination under Section 10.3), nonexclusive license (exercisable without payment of royalty or other compensation to the Pledgors) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Pledgor, and wherever the same may be located, and including in such license reasonable access (to the extent such Pledgor has the rights to grant such access) to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Pledgor and a third party governing the applicable Pledgor’s use of such Intellectual Property, or gives such third party any right of acceleration, modification, termination or cancellation therein and (b) is not prohibited by any applicable law; provided, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Collateral Agent may only be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default at such time as the Collateral Agent is lawfully entitled to exercise its rights and remedies under this Agreement.

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SECTION 6.2              Scheduled Intellectual Property. Schedule 5 correctly sets forth all United States issued Patents, Patent applications, registered Trademarks and applications for registration thereto, and registered Copyrights, in each case, issued, applied-for or registered with the USPTO or USCO and owned by each Pledgor in its own name as of the date hereof and all Exclusive Copyright Licenses granted to such Grantor as of the Closing Date. On and as of the date hereof, except as set forth in Schedule 5, collectively, the Pledgors own (a) all issued Patents and pending Patent applications issued by or filed at the USPTO listed in Schedule 5, (b) all registered Trademarks and Trademark applications registered by or filed at the USPTO listed in Schedule 5 and (c) all registered Copyrights and Copyright applications pending at the USCO listed in Schedule 5, except, in each case, where the failure to own or possess the right to use, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except as set forth in Schedule 5, as of the date hereof, all such scheduled Intellectual Property Collateral has not been abandoned and, to the knowledge of each Pledgor, is valid, subsisting and in full force and effect, in each case, except as could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.3              No Violations or Proceedings. To the knowledge of each Pledgor, other than as publicly disclosed in materials filed or furnished to the Securities Exchange Commission, as of the date hereof, there is no violation, misappropriation, dilution or infringement by others of any right of such Pledgor with respect to any Material IP Collateral, except where such violation, misappropriation, dilution or infringement, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of each Pledgor, other than as publicly disclosed in materials filed or furnished to the Securities Exchange Commission, such Pledgor is not infringing upon, diluting, misappropriating or otherwise violating any Intellectual Property right of any other person, except where such infringement, misappropriation, dilution or violation, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.4              Protection of Collateral Agent’s Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) maintain and protect the Material IP Collateral owned by such Pledgor, (ii) not permit to lapse or become abandoned any Material IP Collateral owned by such Pledgor, and (iii) during the continuance of an Event of Default, upon prior notice from the Collateral Agent to Issuer, (x) not enter into any settlement, covenant not to sue, or other agreement, in each case that would materially impair the validity or enforceability of any Material IP Collateral owned by such Pledgor, or materially impair such Pledgor’s ownership of any Material IP Collateral owned by such Pledgor and (y) not permit to lapse or become abandoned any Material IP Collateral owned by such Pledgor; provided, that, except with respect to clause (iii) above, nothing in this Agreement shall prevent any Pledgor from disposing of, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain, any of its Intellectual Property, to the extent Issuer determines in good faith that such Intellectual Property is not material to the business of Issuer and its Subsidiaries, taken as a whole. Upon the Collateral Agent’s reasonable request, each Pledgor shall furnish to the Collateral Agent from time to time information further identifying and describing the Intellectual Property Collateral as the Collateral Agent may reasonably request, all in reasonable detail (it being understood that the Collateral Agent shall have no duty to make such request (other than pursuant to any direction given by the Trustee or the Holders of a majority of the aggregate principal amount of the Notes in accordance with the Indenture)).

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SECTION 6.5              After-Acquired Property. If any Pledgor, at any time before the satisfaction and discharge of the Indenture in accordance with Section 3.02 of the Supplemental Indenture or a Covenant Termination of the Indenture in accordance with Section 3.03 of the Supplemental Indenture, (i) obtains any rights to any additional Intellectual Property Collateral or (ii) becomes entitled to the benefit of any additional Intellectual Property Collateral or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this sentence with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall, (i) at the time of filing of the quarterly and annual financial statements required by Section 4.04 of the Supplemental Indenture, with respect to any item of Intellectual Property Collateral owned by a Pledgor and applied for, registered or issued in the United States, and any Exclusive Copyright Licenses entered into by a Pledgor, that is not listed on the Schedules hereto or for which a notice hereunder has not previously been provided to the Collateral Agent provide to the Collateral Agent written notice of each such item and (ii) promptly thereafter, file the instruments and documents provided for in Section 2.2(b) with respect to such item.

SECTION 6.6              Litigation. Upon the occurrence and during the continuance of any Event of Default, to the extent permissible by law, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any License thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents reasonably requested by the Collateral Agent in aid of such enforcement, and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all reasonable and documented costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.6 in accordance with Section 6.06 and Section 6.02(a) of the Base Indenture. In the event that, upon the occurrence of and during the continuance of any Event of Default, the Collateral Agent elects not to bring such suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Collateral Agent, to take all reasonable actions, whether by suit, proceeding or other action, as such Pledgor, in its reasonable business judgment, deems necessary and appropriate to prevent the infringement, counterfeiting, unfair competition, dilution, misappropriation, diminution in value of or other damage to any Material IP Collateral by others and for that purpose agrees, subject to the foregoing qualifications, to diligently maintain any such suit, proceeding or other action to prevent such infringement, counterfeiting, unfair competition, dilution, misappropriation, diminution in value of or other damage to the Material IP Collateral owned by any Pledgor.

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Article VII

Maintenance of RECORDS

Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may (but shall not be obligated to (other than pursuant to any direction given by the Trustee or the Holders of a majority of the aggregate principal amount of the Notes in accordance with the Indenture)) transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Accounts or the Collateral Agent’s security interest therein without the consent of any Pledgor; provided, that the Collateral Agent agrees to use reasonable efforts to provide prior written notice of any such transfer to such Pledgor.

Article VIII

REMEDIES

SECTION 8.1              Remedies. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time (but shall not be obligated to (other than pursuant to any direction given by the Trustee or the Holders of a majority of the aggregate principal amount of the Notes in accordance with the Indenture)) exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies, in each case, to the fullest extent permitted by applicable law:

(i)                 personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii)              demand, sue for, collect or receive any money or Property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, such Pledgor shall promptly (but in no event later than three (3) Business Days after receipt thereof or such later date as may be agreed to in writing by the Collateral Agent) pay such amounts to the Collateral Agent;

(iii)            sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation, with respect to licenses to Trademarks, subject to reasonable quality control provisions in connection with the goods and services offered under any Trademarks sufficient to avoid the risk of cancellation, voiding or invalidation of such Trademarks;

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(iv)             take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent; (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent; and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 8.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v)               retain and apply the Distributions to the Obligations as provided in Article 6 of the Supplemental Indenture;

(vi)             exercise any and all rights as beneficial and legal owner of the Pledged Collateral subject to Section 5.1(ii); and

(vii)          exercise all the rights and remedies of a secured party upon default under the UCC or other applicable law or in equity, and the Collateral Agent may also, at the direction of the Trustee or Holders of a majority of the aggregate principal amount of the Notes given in accordance with the Indenture, without notice except as specified in Section 8.2, sell, assign, transfer or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations owed to such person as a credit on account of the purchase price of any Pledged Collateral payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the Property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by applicable law, all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any applicable law now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

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SECTION 8.2              Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of Pledged Collateral shall be required by any applicable law, 10 days’ prior written notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. To the extent permitted by applicable law, no notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 8.3              Waiver of Claims; Other Waivers; Marshalling.

(i)                 Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice of judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of any of the Pledged Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under any applicable law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VIII except to the extent resulting solely from the Collateral Agent’s (or its authorized representative’s) gross negligence or willful misconduct, as determined in a final, non-appealable judgment by a court of competent jurisdiction. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity or otherwise against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

(ii)              To the maximum extent permitted by applicable law, each Pledgor hereby waives demand, notice (except for any notices required hereunder), protest, notice of acceptance of this Agreement, notice of Pledged Collateral received or delivered or any other action taken in reliance hereon.

(iii)            The Collateral Agent shall not be required to marshal any present or future collateral security (including the Pledged Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the maximum extent permitted by applicable law, each Pledgor hereby agrees that it will not invoke any applicable law relating to the marshalling of collateral and hereby irrevocably waives the benefits of all such applicable laws.

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SECTION 8.4              Standards for Exercising Rights and Remedies. To the extent that applicable laws impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Pledgor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent, if an Event of Default has occurred and is continuing and the Collateral Agent is exercising remedies in accordance with this Agreement, (i) not to incur expenses reasonably deemed significant by the Collateral Agent to prepare Pledged Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to exercise collection remedies against account debtors or other persons obligated on Pledged Collateral or to fail to remove liens or encumbrances on or any adverse claims against Pledged Collateral, (iii) to exercise collection remedies against account debtors and other persons obligated on Pledged Collateral directly or through the use of collection agencies and other collection specialists, (iv) to advertise dispositions of Pledged Collateral through publications or media of general circulation, whether or not the Pledged Collateral is of a specialized nature, (v) to contact other persons, whether or not in the same business as any Pledgor, for expressions of interest in acquiring all or any portion of the Pledged Collateral, (vi) to hire one or more professional auctioneers to assist in the disposition of Pledged Collateral, whether or not the collateral is of a specialized nature, (vii) to dispose of Pledged Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (viii) to dispose of assets in wholesale rather than retail markets, (ix) to disclaim or modify disposition warranties, (x) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Pledged Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Pledged Collateral, or (xi) to the extent reasonably deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Pledged Collateral. The Pledgors acknowledge that the purpose of this Section 8.4 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would fulfill the Collateral Agent’s duties under the UCC or other applicable laws of the State or any other relevant jurisdiction in the Collateral Agent’s exercise of remedies against the Pledged Collateral and that other actions or omissions by the Collateral Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 8.4. Without limiting the foregoing, nothing contained in this Section 8.4 shall be construed to grant any rights to any Pledgor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.4.

SECTION 8.5              Certain Sales of Pledged Collateral.

(i)                 Each Pledgor recognizes that, by reason of certain prohibitions contained in applicable law, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of a Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

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(ii)              Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state or foreign securities’ laws, the Collateral Agent may be compelled, with respect to any sale or disposition of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof.

(iii)            If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property if an Event of Default has occurred and is continuing, upon written request, the applicable Pledgor shall, and shall use commercially reasonable efforts to cause each issuer of Securities Collateral and Investment Property to be sold hereunder to, from time to time furnish to the Collateral Agent all such information as the Collateral Agent may reasonably request to determine the number and nature or interest of securities or other instruments included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 8.5(iii) will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8.5(iii) shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default has occurred that is continuing or that the Obligations (other than contingent obligations and expense reimbursement not then due and payable) have been paid in full.

SECTION 8.6              No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by applicable law, in equity or otherwise.

SECTION 8.7              Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the reasonable written demand of the Collateral Agent (pursuant to any direction given by the Trustee or the Holders of a majority of the aggregate principal amount of the Notes in accordance with the Indenture), each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of the registered Intellectual Property Collateral (and any applications therefor) or such other documents as are reasonably necessary (as determined by the Issuer in good faith) or reasonably requested by the Collateral Agent to carry out the intent and purposes hereof.

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Article IX

APPLICATION OF PROCEEDS

The proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies shall, together with any other sums then held by the Collateral Agent, be applied in accordance with Section 6.06 of the Supplemental Indenture.

Article X

MISCELLANEOUS

SECTION 10.1          Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent as its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, at the direction of the Trustee or Holders of a majority of the aggregate principal amount of the Notes given in accordance with the Indenture, to take any action and to execute any instrument consistent with the terms of the Indenture, this Agreement and the other Notes Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable. Each Pledgor hereby ratifies all that such attorney shall lawfully do in accordance with the terms of this Agreement and the other Notes Documents and only to the extent permitted hereunder or thereunder. Notwithstanding anything in this Section 10.1 to the contrary, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 10.1 unless an Event of Default has occurred and is continuing.

SECTION 10.2          Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and permitted assigns; provided that no Secured Party, other than the Collateral Agent, shall have the right to exercise any rights or remedies hereunder against the Pledgor or the Collateral except pursuant to Section 6.07 of the Supplemental Indenture. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto.

SECTION 10.3          Termination; Release. (a) This Agreement shall automatically terminate upon the satisfaction and discharge of the Indenture in accordance with Section 3.02 of the Supplemental Indenture or a Covenant Termination of the Indenture in accordance with Section 3.03 of the Supplemental Indenture. Upon termination hereof, the Lien granted hereby shall automatically terminate and all rights to the Pledged Collateral shall automatically revert to the applicable Pledgor or to such other person as may be entitled thereto pursuant to any Order or other applicable law. The Lien granted hereby shall be automatically released and shall automatically terminate with respect to all or any portion of the Pledged Collateral in accordance with Section 8.03 of the Supplemental Indenture. A Pledgor shall automatically be released from its obligations hereunder if it ceases to be a Note Party in accordance with the Indenture.

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(b)               In accordance with, and subject to the provisions of, Section 8.02(b) of the Supplemental Indenture, any of the Liens granted hereby may be subordinated pursuant to an Accepted Form of non-disturbance agreement or other agreement necessary or advisable to consummate a Permitted Commercialization Arrangement.

(c)               In connection with any termination or release pursuant to paragraph (a) of this Section 10.3, so long as Issuer shall have provided the Collateral Agent with such certifications or documents as provided in Section 8.03(b) and (c) of the Supplemental Indenture, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Pledgor to effect such release, including delivery of certificates, securities and instruments.

SECTION 10.4          Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture and unless in writing (including by electronic mail) and signed by the Collateral Agent and the applicable Pledgor. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 10.5          Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, as to any Pledgor, addressed to it at the address of Issuer set forth in the Indenture and as to the Collateral Agent, addressed to it at the address set forth in the Indenture, or in each case at such other address as shall be designated by such party in a written notice (which, in the case of notice to the Collateral Agent, may be electronic mail) to the other party complying as to delivery with the terms of this Section 10.5.

SECTION 10.6          Governing Law and Consent to Jurisdiction; Waiver of Jury Trial. The terms of Sections 17.03 and 17.11 of the Supplemental Indenture with respect to governing law, consent of jurisdiction, service of process, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

SECTION 10.7          Severability of Provisions. In the event any provision of this Agreement shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

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SECTION 10.8          Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “delivery,” “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Trustee and the Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Pledgors agree to assume all risks arising out of the use of digital signatures and electronic methods, including without limitation the risk of the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 10.9          Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 10.10      No Claims Against Collateral Agent. Nothing contained in this Agreement or any other Notes Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other Property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other Property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other Property is prior to the Lien hereof.

SECTION 10.11      Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i)                 any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;

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(ii)              any lack of validity or enforceability of any Notes Document or any other agreement or instrument relating thereto against any Pledgor;

(iii)            any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Notes Document or any other agreement or instrument relating thereto (except, and only to the extent provided by, any amendment, waiver or consent executed in accordance with Article 10 of the Supplemental Indenture which alters any such obligation hereunder);

(iv)             any pledge, exchange, release or non-perfection or loss of priority of any other collateral, or any release thereto (except, and only to the extent provided by, any release executed in accordance with Section 10.3 hereof which alters any such obligation hereunder) or amendment or waiver of or consent to any departure from any guarantee thereto (except, and only to the extent provided by, any amendment, waiver or consent executed in accordance with Article 10 of the Supplemental Indenture which alters any such obligation hereunder), for all or any of the Obligations;

(v)               any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof of any Notes Document; or

(vi)             any other circumstances which might otherwise constitute a defense (other than the indefeasible payment in full of the Obligations (other than contingent obligations and expense reimbursement not yet due and payable)) available to, or a discharge of, the Pledgors.

SECTION 10.12      Concerning the Collateral Agent.

(a)               The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Pledged Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers (other than as directed by the Trustee or the Holders of a majority of the aggregate principal amount of the Notes in accordance with the Indenture). Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral (other than as directed by the Trustee or the Holders of a majority of the aggregate principal amount of the Notes in accordance with the Indenture), as to ascertaining or taking action with respect to any Pledged Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which it accords its own property.

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(b)               U.S. Bank National Association, is entering this Agreement not in its individual capacity, but solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges and immunities of the Collateral Agent set forth in the Indenture, including without limitation in Article 8 of the Supplemental Indenture, as if such rights, privileges and immunities were expressly set forth herein.

(c)               The Collateral Agent shall have no duty or obligation to make any filings, recordings, re-filings or re-recordings to perfect or maintain the perfection of the Collateral Agent’s security interest in the Pledged Collateral.

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IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

INTERCEPT PHARMACEUTICALS, INC., as Pledgor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
solely in its capacity as Collateral Agent

By:
Name:
Title:

Schedule 1

COMMERCIAL TORT CLAIMS

Schedule 1

Schedule 2

LETTERS OF CREDIT

Schedule 2

Schedule 3

FILING OFFICES

Schedule 3

Schedule 4

PLEDGED SECURITIES

Schedule 4

Owner	Issuer	Class of Capital Stock	No. of Shares Owned	Certificated or Uncertificated	Percent Pledged

Schedule 5

INTELLECTUAL PROPERTY

Schedule 5

(a)       Patents and Patent Applications

United States Patents:
OWNER	TITLE	PATENT NUMBER
United States Patent Applications:
OWNER	TITLE	APPLICATION NUMBER

(b)       Trademarks and Trademark Applications

United States Trademark Registrations:

OWNER	TITLE	REGISTRATION NUMBER

United States Trademark Applications:

OWNER	MARK	SERIAL NUMBER

(c)       Copyrights, Copyright Applications and Copyright Licenses

United States Copyright Registrations:
OWNER	TITLE	REGISTRATION NUMBER

Schedule 5

United States Copyright Applications:

OWNER	TITLE
Exclusive Copyright Licenses:

Schedule 6

DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITIES ACCOUNTS

Schedule 6

Deposit Accounts:

Pledgor	Account Number	Type of Account	Name and Address of Financial Institution

Securities Accounts:

Pledgor	Account Number	Type of Account	Name and Address of Financial Institution

Commodities Accounts:

Pledgor	Account Number	Type of Account	Name and Address of Financial Institution

Schedule 7

DELIVERABLE INTERCOMPANY NOTES, INSTRUMENTS AND TANGIBLE CHATTEL PAPER

Schedule 7

Exhibit 1

[Form of]

JOINDER AGREEMENT

[Name of New Pledgor]

[Address of New Pledgor]

[Date]

U.S. Bank National Association
as Collateral Agent for
the Secured Parties referred to below

CityPlace I

185 Asylum Street, 27th Floor

Hartford, CT 06103

Attn: Juliet Taylor (Intercept Pharmaceuticals)
Facsimile: (860) 241-6897

Re:	Intercept Pharmaceuticals, Inc.

Ladies and Gentlemen:

Reference is made to that certain Security Agreement, dated as of August 17, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), entered into by Intercept Pharmaceuticals, Inc., a Delaware corporation (“Issuer”), the other Pledgors (as defined therein) party thereto and U.S. Bank National Association, as collateral agent for the Secured Parties (in such capacity, together with any successor thereof in such capacity, the “Collateral Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.;

Exhibit 1 – Form of Joinder Agreement

1

This joinder agreement (this “Joinder Agreement”) supplements the Security Agreement and is delivered by the undersigned, [             ] (the “New Pledgor”), pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Pledgor by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the execution date of the Security Agreement. Without limiting the generality of the foregoing, as collateral security for the payment and performance in full of all the Obligations, the New Pledgor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Secured Parties, a Lien on and security interest in and to all of the right, title and interest of such New Pledgor in, to and under the Pledged Collateral, wherever located, whether now existing or hereafter arising or acquired from time to time and expressly assumes all obligations and liabilities of a Pledgor under the Security Agreement and the other Notes Documents. The New Pledgor hereby agrees to each of the covenants applicable to such Pledgor contained in the Security Agreement. The New Pledgor hereby irrevocably authorizes the Collateral Agent (or its designee) at any time and from time to time prior to the termination of the Security Agreement to file (but the Collateral Agent shall have no duty to file) in any relevant jurisdiction any financing statements (including fixture filings), continuation statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement, continuation statement or amendment thereto relating to the Pledged Collateral, including whether such New Pledgor is an organization, the type of organization and any organizational identification number issued to such New Pledgor. The New Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon reasonable request and, upon reasonable request by the New Pledgor, the Collateral Agent agrees to use commercially reasonable efforts to make available to such New Pledgor copies of any such filings. Such financing statements may describe the collateral in the same manner as described herein or may contain a description of collateral that describes such Property in any other manner as the Collateral Agent may determine, in its reasonable discretion, is necessary or advisable to ensure the perfection of the security interest in the collateral granted to the Collateral Agent in connection herewith, including, describing such Property as “all assets whether now owned or hereafter acquired” or “all personal property whether now owned or hereafter acquired” or words of similar meaning (regardless of whether any particular asset comprised in the Pledged Collateral falls within the scope of Article 9 of the UCC).

The New Pledgor hereby represents and warrants that (a) set forth under its signature hereto is the true and correct legal name of the New Pledgor, its jurisdiction of formation and the location of its chief executive office, and (b) set forth on Schedule I attached hereto is a true and correct schedule of the information required by the Schedules to the Security Agreement applicable to it.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of this Joinder Agreement by facsimile or PDF transmission or other electronic signature shall be effective as delivery of a manually executed counterpart of this Joinder Agreement. This Joinder Agreement is a Notes Document.

THIS JOINDER AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Remainder of this page intentionally left blank]

Exhibit 1 – Form of Joinder Agreement

2

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]

By:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

AGREED TO AND ACCEPTED:

U.S. BANK NATIONAL ASSOCIATION,

solely in its capacity as Collateral Agent

By:
Name:
Title:

Exhibit 1 – Form of Joinder Agreement

3

Exhibit 2

[Form of]

COPYRIGHT SECURITY AGREEMENT

This Copyright Security Agreement dated as of [         ], 20[   ] (this “Copyright Security Agreement”), by and among the signatory hereto indicated as a “Pledgor” (the “Pledgor”) in favor of U.S. Bank National Association solely in its capacity as collateral agent for the Secured Parties (in such capacity, together with any successor thereof in such capacity, the “Collateral Agent”) pursuant to that certain Base Indenture, dated as of August 17, 2021 (the “Base Indenture”), as supplemented by that certain First Supplemental Indenture dated as of August 17, 2021 (the “Supplemental Indenture”; the Base Indenture, as supplemented by the Supplemented Indenture and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among Intercept Pharmaceuticals, Inc., a Delaware corporation (“Issuer”), the Pledgor and each of the other guarantors listed on the signature pages thereto, and U.S. Bank National Association, as collateral agent.

W I T N E S E T H:

WHEREAS, the Pledgor is party to that certain Security Agreement dated as of August 17, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor pledged and granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Copyright Collateral (as defined below); and

WHEREAS, pursuant to the Security Agreement, the Pledgor is required to execute and deliver this Copyright Security Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the ratable benefit of the Secured Parties, to enter into the Indenture, the Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1.     Defined Terms. Capitalized terms used but not defined herein shall have the meanings given or given by reference to them in the Security Agreement.

SECTION 2.     Grant of Security Interest in Copyright Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Secured Parties a Lien on and security interest in and to all of the right, title and interest of the Pledgor in, to and under all the following Pledged Collateral of the Pledgor, in each case excluding Excluded Assets, whether now existing or hereafter arising or acquired from time to time (collectively, the “Copyright Collateral”):

(a)       whether now owned or held, or hereafter acquired or created by or assigned to such Pledgor, all works of authorship (whether protected by statutory or common law copyright, whether registered or unregistered, and whether published or unpublished) and all copyright registrations and applications therefor, including the United States registered copyrights, listed on Schedule 1 attached hereto, together with any and all (i) rights and privileges arising under applicable law with respect to the use of the foregoing, (ii) restorations, renewals and extensions thereof and amendments thereto, (iii) rights to proceeds, income, fees, royalties, damages and payments now or hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements or other violations thereof, (iv) rights to sue or otherwise recover for past, present or future infringements or other violations and (v) rights corresponding thereto throughout the world; and

Exhibit 2 – Form of Copyright Security Agreement

1

(b)       all Exclusive Copyright Licenses listed on Schedule 1 attached hereto.

SECTION 3.     Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement, and the Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.     Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Copyright Security Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Copyright Security Agreement as to the parties hereto and may be used in lieu of the original Copyright Security Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “delivery,” “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Copyright Security Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Trustee and the Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 5.    Governing Law. The terms of SECTIONS 17.03 and 17.11 of the Supplemental Indenture with respect to governing law, consent of jurisdiction, service of process, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

SECTION 6.      Concerning the Collateral Agent. U.S. Bank National Association is entering this Agreement not in its individual capacity, but solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges and immunities of the Collateral Agent set forth in the Indenture, including without limitation in Article 8 of the Supplemental Indenture, as if such rights, privileges and immunities were expressly set forth herein.

[Signature Page Follows]

Exhibit 2 – Form of Copyright Security Agreement

2

IN WITNESS WHEREOF, the Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[PLEDGOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,

solely in its capacity as Collateral Agent

By:
Name:
Title:

Exhibit 2 – Form of Copyright Security Agreement

3

SCHEDULE 1

to

COPYRIGHT SECURITY AGREEMENT

UNITED STATES COPYRIGHT REGISTRATIONS, COPYRIGHT APPLICATIONS AND
EXCLUSIVE COPYRIGHT LICENSES

United States Copyright Registrations:

OWNER	TITLE	REGISTRATION NUMBER

United States Copyright Applications:

OWNER	TITLE

Exclusive Copyright Licenses:

Exhibit 2 – Form of Copyright Security Agreement

4

Exhibit 3

[Form of]

PATENT SECURITY AGREEMENT

This Patent Security Agreement, dated as of [         ], 20[   ] (this “Patent Security Agreement”), by and among the signatory hereto indicated as a “Pledgor” (the “Pledgor”) in favor of U.S. Bank National Association solely in its capacity as collateral agent for the Secured Parties (in such capacity, together with any successor thereof in such capacity, the “Collateral Agent”) pursuant to that certain Base Indenture, dated as of August 17, 2021 (the “Base Indenture”), as supplemented by that certain First Supplemental Indenture dated as of August 17, 2021 (the “Supplemental Indenture”; the Base Indenture, as supplemented by the Supplemented Indenture and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among Intercept Pharmaceuticals, Inc., a Delaware corporation (“Issuer”), the Pledgor and each of the other guarantors listed on the signature pages thereto, and U.S. Bank National Association, as collateral agent.

W I T N E S E T H:

WHEREAS, the Pledgor is party to that certain Security Agreement dated as of August 17, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor pledged and granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Patent Collateral (as defined below); and

WHEREAS, pursuant to the Security Agreement, the Pledgor is required to execute and deliver this Patent Security Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the ratable benefit of the Secured Parties, to enter into the Indenture, the Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1.      Defined Terms. Capitalized terms used but not defined herein shall have the meanings given or given by reference to them in the Security Agreement.

Exhibit 3 – Form of Patent Security Agreement

1

SECTION 2.     Grant of Security Interest in Patent Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Secured Parties a Lien on and security interest in and to all of the right, title and interest of the Pledgor in, to and under all following Pledged Collateral of the Pledgor, in each case excluding Excluded Assets, whether now existing or hereafter arising or acquired from time to time (collectively, the “Patent Collateral”): whether now owned or held, or hereafter acquired or created by or assigned to such Pledgor, all patents and patent applications issued or applied for in the United States listed on Schedule 1 attached hereto, together with any and all (i) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (ii) inventions and improvements described and claimed therein, (iii) reissues, substitutions, reexaminations, divisions, renewals, extensions, continuations and continuations-in-part thereof and amendments thereto, (iv) rights to proceeds, income, fees, royalties, damages and payments now or hereafter due and/or payable thereunder and with respect thereto including damages, claims and payments for past, present or future infringements or other violations thereof, (v) rights to sue or otherwise recover for past, present or future infringements or other violations thereof and (vi) rights corresponding thereto throughout the world.

SECTION 3.     Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement, and the Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.      Counterparts. This Patent Security Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Patent Security Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Patent Security Agreement as to the parties hereto and may be used in lieu of the original Patent Security Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “delivery,” “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Patent Security Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Trustee and the Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 5.    Governing Law. The terms of SECTIONS 17.03 and 17.11 of the Supplemental Indenture with respect to governing law, consent of jurisdiction, service of process, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

SECTION 6.     Concerning the Collateral Agent. U.S. Bank National Association is entering this Agreement not in its individual capacity, but solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges and immunities of the Collateral Agent set forth in the Indenture, including without limitation in Article 8 of the Supplemental Indenture, as if such rights, privileges and immunities were expressly set forth herein.

[Signature Page Follows]

Exhibit 3 – Form of Patent Security Agreement
2

IN WITNESS WHEREOF, the Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[PLEDGOR]

By:
Name:
Title:

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION,

solely in its capacity as Collateral Agent

By:
Name:
Title:

Exhibit 3 – Form of Patent Security Agreement
3

SCHEDULE 1
to
PATENT SECURITY AGREEMENT

UNITED STATES PATENTS AND PATENT APPLICATIONS

United States Patents:

OWNER	TITLE	PATENT NUMBER

United States Patent Applications:

OWNER	TITLE	APPLICATION NUMBER

Exhibit 3 – Form of Patent Security Agreement
4

EXHIBIT 4

[Form of]

TRADEMARK SECURITY AGREEMENT

This Trademark Security Agreement, dated as of [         ], 20[   ] (this “Trademark Security Agreement”), by and among the signatory hereto indicated as a “Pledgor” (the “Pledgor”) in favor of U.S. Bank National Association solely in its capacity as collateral agent for the Secured Parties (in such capacity, together with any successor thereof in such capacity, the “Collateral Agent”) pursuant to that certain Base Indenture, dated as of August 17, 2021 (the “Base Indenture”), as supplemented by that certain First Supplemental Indenture dated as of August 17, 2021 (the “Supplemental Indenture”; the Base Indenture, as supplemented by the Supplemented Indenture and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among Intercept Pharmaceuticals, Inc., a Delaware corporation (“Issuer”), the Pledgor and each of the other guarantors listed on the signature pages thereto, and U.S. Bank National Association, as collateral agent.

W I T N E S E T H:

WHEREAS, the Pledgor is party to that certain Security Agreement dated as of August 17, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor pledged and granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Trademark Collateral (as defined below); and

WHEREAS, pursuant to the Security Agreement, the Pledgor is required to execute and deliver this Trademark Security Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the ratable benefit of the Secured Parties, to enter into the Indenture, the Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1.     Defined Terms. Capitalized terms used but not defined herein shall have the meanings given or given by reference to them in the Security Agreement.

Exhibit 4 – Form of Trademark Security Agreement
1

SECTION 2.     Grant of Security Interest in Trademark Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Secured Parties a Lien on and security interest in and to all of the right, title and interest of the Pledgor in, to and under all the following Pledged Collateral of the Pledgor, in each case excluding Excluded Assets (including any application for registration of a Trademark on the basis of the applicant’s intent-to-use such Trademark, unless and until evidence of use of the Trademark has been filed with, and accepted by, the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. §1051, et seq.), to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein prior to such filing would impair the validity or enforceability of such Trademark application or any registration issuing therefrom under applicable federal law), whether now existing or hereafter arising or acquired from time to time (collectively, the “Trademark Collateral”): whether now owned or held, or hereafter acquired or created by or assigned to such Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URLs), domain names, trade names, or other indicia of source, whether registered or unregistered, all registrations and applications for the foregoing (whether statutory or common law and whether registered or applied for in the United States or any other country, multi-national registry or any political subdivision thereof), including the United States trademark and service mark registrations and applications for registration listed on Schedule 1 attached hereto, together with any and all (i) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (ii) all goodwill of the business connected with the use thereof and symbolized thereby, (iii) extensions and renewals thereof and amendments thereto, (iv) rights to proceeds, income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or other violations thereof, (v) rights to sue or otherwise recover for past, present and future infringements, dilutions or other violations thereof and (vi) rights corresponding thereto throughout the world.

SECTION 3.     Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement, and the Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4.     Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Trademark Security Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Trademark Security Agreement as to the parties hereto and may be used in lieu of the original Trademark Security Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “delivery,” “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Trademark Security Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Trustee and the Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Exhibit 4 – Form of Trademark Security Agreement
2

SECTION 5.    Governing Law. The terms of SECTIONS 17.03 and 17.11 of the Supplemental Indenture with respect to governing law, consent of jurisdiction, service of process, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

SECTION 6.     Concerning the Collateral Agent. U.S. Bank National Association is entering this Agreement not in its individual capacity, but solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges and immunities of the Collateral Agent set forth in the Indenture, including without limitation in Article 8 of the Supplemental Indenture, as if such rights, privileges and immunities were expressly set forth herein.

[Signature Page Follows]

Exhibit 4 – Form of Trademark Security Agreement
3

IN WITNESS WHEREOF, the Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[PLEDGOR]

By:	______________________________
Name:
Title:

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION,

solely in its capacity as Collateral Agent

By:
Name:
Title:

Exhibit 4 – Form of Trademark Security Agreement
4

SCHEDULE 1
to
TRADEMARK SECURITY AGREEMENT

UNITED STATES TRADEMARK REGISTRATIONS AND APPLICATIONS

United States Trademark Registrations:

OWNER	TITLE	REGISTRATION NUMBER

United States Trademark Applications:

OWNER	MARK	SERIAL NUMBER

Exhibit 4 – Form of Trademark Security Agreement
5